As filed with the Securities and Exchange Commission on June 10, 2011

Registration Statement No. 333-173238

United States

Securities and Exchange Commission

Washington, D.C. 20549

Amendment No. 2 to Form S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

American Capital Mortgage Investment Corp.

(Exact Name of Registrant as Specified in Its Governing Instruments)

American Capital Mortgage Investment Corp.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(301) 968-9220

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Samuel A. Flax, Esq.

American Capital Mortgage Investment Corp.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(301) 968-9220

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	David C. Wright, Esq. Edward W. Elmore, Jr., Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219 (804) 788-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus may not be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2011

PROSPECTUS

Shares

Common Stock

$            per share

American Capital Mortgage Investment Corp. is a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. We will be externally managed and advised by American Capital MTGE Management, LLC, an indirect subsidiary of American Capital, LLC, which is a wholly-owned portfolio company of American Capital, Ltd. (NASDAQ:ACAS), a publicly traded private equity firm and global asset manager with $37 billion in assets under management as of March 31, 2011.

This is our initial public offering. We are offering a total of              shares of our common stock in this offering. We expect the initial public offering price of our common stock to be $        per share. Prior to this offering, there has been no public market for our common stock. We have applied to have our common stock listed for trading on The NASDAQ Global Market under the symbol “MTGE.”

Simultaneously with the completion of this offering, American Capital, Ltd. and certain officers of our Manager and us will purchase an aggregate of $         million of our common stock at the initial public offering price per share (or              shares) in a private placement, resulting in their ownership of an aggregate of     % of our outstanding common stock upon completion of this offering (or     % if the underwriters exercise the over-allotment option described below in full).

We will elect to be taxed, and intend to qualify, as a real estate investment trust for federal income tax purposes. Shares of our common stock are subject to ownership limitations that are intended, among other things, to assist us in qualifying and maintaining our qualification as a real estate investment trust. Our charter contains certain restrictions relating to the ownership and transfer of our common or capital stock, including a 9.8% ownership limit. Our Board of Directors intends to grant American Capital, Ltd. an exemption from this ownership limitation.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of these risks. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Initial price to public	$	$
Underwriting discount	$	$
Proceeds, before expenses, to American Capital Mortgage Investment Corp.	$	$

We have granted the underwriters the right to purchase up to an additional              shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus solely to cover over-allotments, if any.

The underwriters expect to deliver shares to purchasers on or about                     , 2011.

Citi

The date of this prospectus is                     , 2011.

You may rely only on the information contained in this prospectus and any free writing prospectus prepared by us. We and the underwriters have not authorized anyone to provide you with information that is different from or additional to that contained in this prospectus. If anyone provides you with different or additional information, you should not rely on it.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus to that jurisdiction. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Glossary

This glossary highlights some of the terms that we use elsewhere in this prospectus and is not a complete list of all the defined terms used herein.

“agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae.

“agency mortgage investments” means mortgage-backed securities whose principal and interest payments are guaranteed by a U.S. Government agency or GSE. These securities are collateralized by residential mortgage loans and may be either “pass through” securities, where cash flows from the underlying mortgage loan pool are paid to holders of the securities on a pro rata basis, or securities structured from “pass through” securities, as to which cash flows are redirected in various priorities, which we refer to as CMOs.

“ARMs” means adjustable-rate residential mortgage loans.

“CFPB” means the Consumer Financial Protection Bureau.

“CMBS” means commercial mortgage-backed securities.

“CMO” means a collateralized mortgage obligation.

“Fannie Mae” means the Federal National Mortgage Association.

“FHA” means the Federal Housing Administration.

“FHFA” means the U.S. Federal Housing Finance Agency.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association, a wholly-owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development. Ginnie Mae is a U.S. Government agency.

“GSE” means a U.S. Government-sponsored entity such as Freddie Mac or Fannie Mae.

“HERA” means the Housing and Economic Recovery Act of 2008.

“highly-rated” tranches of MBS means those tranches that are the more senior tranches of a given securitization.

“hybrid ARMs” means residential mortgage loans that have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index.

“jumbo mortgage loans” means residential mortgage loans with an original principal balance in excess of the maximum amount permitted by the agency underwriting guidelines.

“MBS” means mortgage-backed securities.

“mortgage loans” means loans secured by real estate with a right to receive the payment of principal and interest on the loan (including servicing fees).

“non-agency RMBS” means non-agency residential mortgage-backed securities that are collateralized by residential mortgages.

“non-prime mortgage loans” means mortgage loans that may range from higher credit quality with documentation exceptions to lower credit quality where the borrower has significantly blemished credit or there are other underwriting exceptions. Generally these loans do not conform to agency underwriting guidelines.

“prime mortgage loans” means residential mortgage loans that generally conform to Ginnie Mae or GSE underwriting guidelines.

“REMIC” means a real estate mortgage investment conduit.

“RMBS” means residential mortgage-backed securities.

“single family residential” means residential single family one to four unit homes, that can be owner-occupied primary residences, second homes or investment properties, and that can be detached homes, condominiums or planned-unit-development properties.

“TBAs” means to-be-announced forward contracts. In a TBA, a buyer will agree to purchase, for future delivery, agency mortgage investments with certain principal and interest terms and certain types of underlying collateral, but the particular agency mortgage investments to be delivered is not identified until shortly before the TBA settlement date.

“TRS” means a taxable REIT subsidiary.

“whole loans” means original residential or commercial mortgage loans that are sold in their entirety and are not securitized.

“whole pool” means agency mortgage investments issued with respect to an underlying pool of mortgage loans in which a buyer holds all of the certificates issued by a pool.

Prospectus Summary

This summary highlights key information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. Before making a decision to invest in our common stock, you should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, in this prospectus “we,” “us”, “our” and “the Company” refer to American Capital Mortgage Investment Corp., a newly-organized Maryland corporation and its subsidiaries, “our Manager” refers to American Capital MTGE Management, LLC, a newly-formed Delaware limited liability company, and “American Capital” refers to American Capital, Ltd. Unless indicated otherwise, the information in this prospectus assumes (i) that              shares of our common stock will be sold in this offering at $         per share, (ii)             million shares will be issued and sold to American Capital and certain officers of our Manager and us at the initial public offering price per share in a private placement concurrent with the completion of this offering, and (iii) no exercise by the underwriters of their option to purchase up to an additional              shares of our common stock solely to cover over-allotments, if any.

Our Company

We are a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments, which we refer to as our target assets.

Our investment objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation. We intend to achieve this objective by selectively constructing and actively managing a diversified mortgage investment portfolio comprised of asset classes that, when properly financed and hedged, are designed to produce attractive risk adjusted returns across a variety of market conditions and economic cycles. We intend to focus on asset selection and the relative value of various sectors within the mortgage market. We believe that the residential mortgage market will undergo dramatic changes in the coming years as the role of GSEs, such as Fannie Mae and Freddie Mac, is diminished, which we expect will create attractive investment opportunities for us.

We will commence operations upon completion of this offering. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2011. We generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act of 1940, or the Investment Company Act.

Our Manager

We will be externally managed and advised by American Capital MTGE Management, LLC, or our Manager, pursuant to the terms of a management agreement. Our Manager is an indirect subsidiary of American Capital, LLC, which is a wholly-owned portfolio company of American Capital, Ltd. (NASDAQ: ACAS), or American Capital, our sponsor. American Capital is a publicly-traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital had $37 billion in assets under management and eight offices in the U.S., Europe and Asia as of March 31, 2011.

Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors (“Board of Directors”). All of our officers and the members of our mortgage investment team and other support personnel are employees of either the parent company of our Manager or American Capital. Because neither we nor our Manager have any employees, our Manager will also enter into an administrative services agreement with American Capital and the parent company of our Manager, pursuant to which our Manager will have access to their employees, infrastructure, business relationships, management expertise, information technologies, capital raising capabilities, legal and compliance functions, accounting, treasury and investor relations capabilities, to enable our Manager to fulfill all of its responsibilities under the management agreement. We are not a party to the administrative services agreement. Therefore, we do not have any recourse against American Capital or the parent company of our Manager if they do not fulfill their obligations under the administrative services agreement or elect to assign the agreement to an affiliate. In addition, under the management agreement between us and our Manager, neither our Manager nor any of its affiliates will be liable for any of their acts or omissions under the agreement except for those constituting bad faith, gross negligence or reckless disregard of their duties.

Gary Kain is the President of our Manager and also serves as our President and Co-Chief Investment Officer, with primary oversight for all of our investments. He is also the President and Chief Investment Officer of American Capital Agency Corp. (NASDAQ: AGNC), a publicly traded REIT that invests exclusively in agency mortgage investments (other than for limited investments entered into for hedging purposes) and the President of its manager. He was previously a Senior Vice President and Managing Director of American Capital. Prior to joining American Capital, Mr. Kain served as Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. Mr. Kain served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for its $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac.

Jeff Winkler is a Senior Vice President of our Manager and also serves as our Senior Vice President and Co-Chief Investment Officer. He will be primarily responsible for managing our non-agency mortgage investment portfolio. Mr. Winkler joined our Manager in May 2011. Prior to that, Mr. Winkler served as a Managing Director and co-head of the Securitized Products Fund at both PointState Capital and Duquesne Capital Management from February 2009 to May 2011, where he co-managed a private investment fund that principally invested in non-agency RMBS and agency derivatives. Prior to joining Duquesne, Mr. Winkler was a senior trader in the non-agency business at Deutsche Bank from November 2008 to February 2009. He also worked at Lehman Brothers for six years prior to that in securitized products trading, where he held roles in their agency, non-agency, and mortgage origination businesses.

Our Investment Strategy

Our objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation. We intend to achieve this objective by leveraging our Manager’s expertise to construct selectively and manage actively a diversified mortgage investment portfolio by identifying assets classes that, when properly financed and hedged, are designed to produce attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that the residential mortgage market will undergo dramatic change in the coming years as the role of GSEs is diminished, which we expect will create attractive investment opportunities for us.

Our Targeted Assets

We intend to invest in, finance and manage mortgage-related investments, which we define as agency mortgage investments, non-agency mortgage investments and other mortgage-related investments, including the principal assets set forth in each of the following asset classes:

Agency Mortgage Investments

•

Residential mortgage pass-through certificates. Residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the security, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. In general, mortgage pass-through certificates distribute cash flows from underlying collateral on a pro rata basis among certificate holders. The payment of principal and interest on these securities is guaranteed by Ginnie Mae or a GSE.

•

CMOs. CMOs are securities that are structured from residential mortgage pass-through certificates. In general, CMOs receive monthly payments of principal and interest from underlying mortgage pass-through certificates. CMOs can divide these cash flows into different classes of securities. For example, CMOs may direct all interest payments to one class of security (an interest only security, or IO) and all principal payments, including pre-paid principal, to another class of security. CMOs may also redirect cash flows between classes, effectively giving priority to some classes while subordinating other classes. These structural characteristics allow CMOs to redistribute the risk/return characteristics of mortgage pass-through certificates on which they are based to suit investor demand. Agency CMOs are based on residential mortgage pass-through certificates where the “pool” of mortgage loans secured by the mortgage pass-through certificate on which the CMOs are based consist of loans for which the principal and interest payments are guaranteed by Ginnie Mae or a GSE.

Non-Agency Mortgage Investments

•

Non-agency RMBS. Non-agency RMBS are securities backed by residential mortgages. The payment of principal and interest is not guaranteed. Instead, non-agency RMBS may benefit from credit enhancement derived from structural elements, such as subordination, overcollateralization or insurance. As such, non-agency RMBS can carry a significantly higher level of credit exposure relative to the credit exposure of agency RMBS securities. We may purchase highly-rated instruments that benefit from credit enhancement or non investment grade instruments that absorb credit risk. We expect to focus primarily on non-agency RMBS where the underlying mortgages are secured by residential properties within the United States.

•

Prime mortgage loans. Prime mortgage loans are residential mortgage loans that conform to the underwriting guidelines of a U.S. Government agency or a GSE but that do not carry any credit guarantee from either a U.S. Government agency or a GSE. Jumbo prime mortgage loans are prime mortgage loans that conform to such underwriting guidelines except as to loan size.

•

Non-prime mortgage loans. Non-prime mortgage loans are residential mortgage loans that do not meet all of the underwriting guidelines of the GSEs. Consequently, these loans may carry higher credit risk than prime mortgage loans. Non-prime mortgage loans may allow borrowers to qualify for a mortgage loan with reduced or alternative forms of documentation. This category includes loans commonly referred to as Alt-A or as subprime.

Other Mortgage-Related Investments

•

Commercial mortgage-backed securities, or CMBS. Commercial mortgage-backed securities are securities that are structured utilizing collateral pools comprised of commercial mortgage loans. CMBS can be structured as pass-through securities, where the cash flows generated by the collateral pool are passed on pro rata to investors after netting for servicer or other fees, or where cash flows are distributed to numerous classes of securities following a predetermined waterfall, which may give priority to selected classes while subordinating other classes. We may invest across the capital structure of these securities, from debt investments with investment grade ratings from one or more nationally recognized rating agencies to unrated equity tranches. We intend to focus on CMBS where underlying collateral is secured by commercial properties located within the United States.

•

Commercial mortgage loans. Commercial mortgage loans are mortgage loans secured by commercial real property with either fixed or floating interest rates and various other terms. These investments may include first or second lien loans or subordinated interests in such loans. In addition, such mortgage loans may also have short terms and serve as bridge financing for the acquisition, construction, or redevelopment of a property. We intend to focus on mortgage loans secured by commercial properties located within the United States.

•

Mortgage-related derivatives. As part of our investment and risk management strategy, we may enter into derivative transactions as a method of enhancing our risk/return profile and/or hedging existing or emerging risks within our investment portfolio. These transactions may include, but are not limited to, buying or selling forward positions and credit default swaps. Our Manager intends to implement this strategy based upon overall market conditions, the level of volatility in the mortgage market, size of our investment portfolio and our intention to qualify as a REIT.

•

Other mortgage-related investments. Other mortgage-related investments include mortgage servicing rights, excess interest-only instruments and other investments that may arise as the mortgage market evolves.

Investment Guidelines

We expect the investment committee of our Manager (the “Investment Committee”) to propose, and our Board of Directors to approve, the following investment guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	prior to entering into any proposed investment transaction with American Capital or any of its affiliates, a majority of our independent directors must approve the terms of the transaction; and

•	our investment portfolio shall not consist of predominantly whole-pool agency securities for so long as we are managed by an affiliate of American Capital.

The Investment Committee may change these investment guidelines at any time with the approval of our Board of Directors, but without any approval from our stockholders.

Investment Committee

The Investment Committee established by our Manager consists of Malon Wilkus, John Erickson, Samuel Flax, Gary Kain, Jeff Winkler and Thomas McHale, each of whom is an officer of our Manager. For biographies of the Investment Committee, please see the section entitled “Our Manager, American Capital and the Management Agreement—Officers of Our Manager.” The role of the Investment Committee is to monitor the performance of our Manager with respect to our investment guidelines and investment strategy, to monitor our investment portfolio and to monitor our compliance requirements related to our intention to qualify as a REIT and to not become regulated as an investment company under the Investment Company Act. The Investment Committee intends to meet on a regular basis, as frequently as it believes is required to maintain prudent oversight of our investment activities. The Investment Committee expects to set and monitor operating policies and guidelines and to receive notification in the event that we may operate outside of our operating policies or investment guidelines.

Our Financing Strategy

We intend to leverage prudently our investment portfolio so as to increase potential returns to our stockholders. We intend to finance our assets, subject to market conditions, through a combination of financing arrangements, including, but not limited to, repurchase agreements, warehouse facilities, securitizations and term financing facilities. We also intend to finance our assets through additional issuance of equity securities. Our leverage may vary periodically depending on market conditions, our portfolio composition and our Manager’s assessment of risks and returns. We intend to finance different asset classes through the most efficient means available for a particular asset class at any given time in the judgment of our Manager. Therefore, our overall leverage will be highly dependent on the composition of our investment portfolio at any particular time. Our Manager’s selection of funding alternatives will be restricted in that it may not enter into funding transactions that would cause us to fail to qualify as a REIT for federal income tax purposes.

We do not expect to operate with any explicit leverage restrictions; rather, our Manager intends to establish certain operating guidelines within which it will seek to operate, including guidelines for leverage. Such guidelines and compliance therewith will be reviewed by the Investment Committee and our Board of Directors. Based on the current financing market for mortgage-backed securities, which is predominantly short-term repurchase financing, we would expect to operate our agency mortgage investment portfolio within a leverage range of 6x to 12x and our non-agency mortgage investment portfolio within a leverage range of 1x to 6x. Within each of these asset classes, the level and availability of financing will be influenced by the specific security or loan being financed. Our other mortgage-related investments include certain derivative products, which in many instances may be implicitly leveraged by their structure and, as such, the appropriate financing for such investments will be evaluated on a case-by-case basis. As the financing market evolves, we would expect our leverage ranges to change, and they may well increase. Such changes will be discussed with the Investment Committee and our Board of Directors but do not require stockholder approval.

Our Hedging Strategy

We may use a variety of strategies to hedge a portion of our exposure to interest rate, prepayment and credit risk to the extent that our Manager believes is prudent, taking into account our investment strategy, the cost of the hedging transactions and our intention to qualify as a REIT. As a result, we may not hedge certain interest rate, prepayment or credit risks if our Manager believes that bearing such risks enhances our return relative to our risk/return profile.

Interest Rate Risk. We intend to hedge some of our exposure to potential interest rate mismatches between the interest we earn on our longer term investments and the borrowing costs on our shorter term borrowings. Because a majority of our leverage will be in the form of repurchase agreements with a maturity of generally less than one year, our financing costs will fluctuate based on short-term interest rate indices, such as the London Interbank Offered Rate, or LIBOR. Because some of our investments will be in assets that have fixed rates of interest and mature in periods of up to 30 years, interest we will earn on those assets will generally not move in tandem with the interest rates that we pay on our repurchase agreements, which generally have a maturity of less than one year. We may experience reduced income or losses based on these interest rate movements. In order to seek to manage such risk, we may utilize certain hedging techniques effectively to lock in the spread between the interest we earn on our assets and the interest we pay on our borrowing costs. These hedging techniques may include interest rate swap agreements, interest rate swaptions, interest rate caps or floor contracts, futures or forward contracts and other derivative securities.

Prepayment Risk. Because residential borrowers are able to prepay their mortgage loans at par at any time, we face the risk that we will experience a return of principal on our investments earlier than anticipated, and we may have to re-invest that principal at lower yields. In order to manage our prepayment and interest rate risks, we monitor, among other things, our “duration gap” and our convexity exposure. Because prepayments on residential mortgages generally accelerate when interest rates decrease and slow when interest rates increase, mortgage securities typically have “negative convexity.” In other words, certain mortgage securities in which we invest may increase in price more slowly than similar duration bonds, or even fall in value, as interest rates decline. Conversely, certain mortgage securities in which we invest may decrease in value more quickly than similar duration bonds as interest rates increase. Duration is the relative expected percentage change in market value of our assets that would be caused by a parallel change in short and long-term interest rates. Convexity exposure relates to the way the duration of a mortgage security changes when the interest rate and prepayment environment changes. Interest-only securities, or IO securities, are particularly sensitive to prepayment speeds and therefore to interest rates. As interest rates decrease and prepayments accelerate, the amount of interest received on IO securities decreases, leading to a decline in the value of such securities. Conversely, as interest rates increase, the amount of interest received on IO securities increases, leading to an increase in the value of such securities. As such, IO securities typically have “negative duration.”

Credit Risk. We intend to accept mortgage credit exposure at levels our Manager deems prudent as an integral part of our diversified investment strategy. Therefore, we may retain all or a portion of the credit risk on our residential and commercial mortgages as well as on the loans underlying our non-agency RMBS and CMBS. We will seek to manage this risk through prudent asset selection, pre-acquisition due diligence, post-acquisition performance monitoring, sale of assets where we identify negative credit trends, the use of various types of credit enhancements by using non-recourse financing, which limits our exposure to credit losses to the specific pool of mortgages subject to the non-recourse financing. Our overall management of credit exposure may also include the use of credit default swaps or other financial derivatives that our Manager believes are appropriate. Additionally, we intend to vary the percentage mix of our non-agency mortgage investments and agency mortgage investments in an effort to actively adjust our credit exposure and to improve the risk/return profile of our investment portfolio.

Competitive Strengths

When making an investment in our common stock you should consider the following:

•

Experienced mortgage investment team. Our Manager has access to a mortgage portfolio investment team whose experience spans multiple sectors of the mortgage market. The members of our Manager’s investment team each have significant experience in mortgage asset management. We expect our experienced investment team to be a differentiating competitive advantage relative to our competitors because of their significant experience investing in agency mortgage investments financed on a leveraged basis and operating a publicly traded investment vehicle, as well as investing in non-agency mortgage investments. An affiliate of our Manager advises American Capital Agency Corp., a publicly traded REIT that invests exclusively in agency mortgage investments (other than limited investments entered into for hedging purposes), which had $29.2 billion of assets under management as of March 31, 2011. We believe that our Manager will be able to leverage the existing internal resources and capabilities of our Manager’s parent and its affiliates, which we believe will be beneficial to our investors.

•

Recent and future changes in the mortgage market. The U.S. Treasury White Paper entitled “Reforming America’s Housing Finance Market,” or the White Paper, which was issued on February 11, 2011, presents alternatives for the structuring of the domestic mortgage market in the wake of the GSEs being placed into federal government conservatorship. We believe that changes contemplated by the White Paper present a unique opportunity for private capital to increase its market share profitably in the residential mortgage market in coming years. Although approximately 90% of all residential mortgages are currently being securitized by the GSEs or by Ginnie Mae, all three options described in the White Paper call for the private sector to absorb a growing percentage of the credit risk related to the U.S. housing market. In addition, we believe the changing regulatory landscape and declining roles of the GSE portfolios could present attractive investment opportunities for private sector investors such as us to invest in mortgage investments. As a diversified and flexible investment vehicle, we expect to be well positioned to extract value from the mortgage market irrespective of the future extent of government involvement in the market or changes to the mortgage market based on the range of possible outcomes contemplated in the White Paper.

•

Active, flexible investment management. We believe that proactively monitoring and anticipating changes in market conditions and adjusting the composition of our investment portfolio accordingly will be critical to our success. As such, we believe the history of our Manager’s parent and its affiliates of actively managing mortgage investment portfolios will be a strong competitive advantage. In addition, an active management philosophy is even more critical when employed across a wide spectrum of potential investments. The ability to adjust positions between agency mortgage investments and non-agency mortgage investments, and within each of those asset classes, will be a key competitive advantage versus companies that invest in only one or the other asset type.

•

Relationship with American Capital. We will have access to the infrastructure of American Capital and certain subsidiaries of American Capital, LLC. American Capital and American Capital, LLC had 303 employees as of March 31, 2011. Since its initial public offering on August 29, 1997 through March 31, 2011, American Capital and its funds under management have completed 42 public common stock offerings, which raised net proceeds in excess of $10 billion, successfully raised almost $2 billion of public and private term debt, completed 13 securitization transactions totaling approximately $5 billion, and successfully raised $2 billion of private equity capital. We believe that having access to American Capital’s platform provides a competitive advantage relative to our competitors and will assist us in our efforts to grow our franchise over time.

•

Alignment of interests. American Capital and certain officers of our Manager and us will purchase an aggregate of $         million of our common stock at the initial public offering price in a private placement, resulting in their ownership of an aggregate of     % of our outstanding common stock upon completion of this offering (or     % if the underwriters exercise the over-allotment option in full). We believe that American Capital’s and our Manager’s officers’ significant ownership of our common stock upon completion of this offering will align American Capital’s interests with the interests of our stockholders.

Summary Risk Factors

An investment in shares of our common stock involves a high degree of risk. You should consider carefully the risks highlighted below and under the section entitled “Risk Factors” beginning on page 18 before investing in our common stock.

•	There are conflicts of interest in our relationship with our Manager and with American Capital.

•

We have no employees and are completely dependent upon our Manager. Our Manager also has no employees and only nominal assets and will rely on certain personnel of our Manager’s parent company or American Capital to provide services to us through the management agreement and the administrative services agreement. We may not find suitable replacements for our Manager and these personnel if the management agreement and the administrative services agreement are terminated or such personnel are no longer available to us. We are not a party to the administrative services agreement. Therefore, we do not have any recourse against American Capital or the parent company of our Manager if they do not fulfill their obligations under the administrative services agreement or elect to assign the agreement to an affiliate.

•	Our Manager and American Capital do not have extensive institutional history in acquiring or financing non-agency mortgage investments and other mortgage-related investments.

•

We have no operating history and no investment portfolio and may not be able to successfully operate our business or generate sufficient net interest income to make or sustain distributions to our stockholders.

•	Our strategy involves significant leverage, which increases the risk that we may incur substantial losses.

•

The non-agency mortgage loans in which we intend to invest and that underlie the non-agency mortgage-backed securities in which we intend to invest may be subject to delinquency, foreclosure and loss, which could result in significant losses to us.

•	Investments in non-investment grade RMBS or CMBS may be illiquid, may have a higher risk of default, and may not produce current returns.

•

Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets may not achieve the intended effect and may adversely affect our business.

•

To the extent that we invest in agency securities that are guaranteed by Fannie Mae or Freddie Mac, we are subject to the risk that these GSEs may not be able to satisfy fully their guarantee obligations or that these guarantee obligations may be repudiated, which may adversely affect the value of our investment portfolio and our ability to sell or finance these securities.

•

Failure to procure adequate repurchase agreement financing or to renew or replace existing repurchase agreement financing as it matures (to which risk we are specifically exposed due to the short-term nature of the repurchase agreement financing we intend to employ) would adversely affect our results of operations.

•

Pursuant to the terms of borrowings under master repurchase agreements into which we plan to enter, we will be subject to margin calls that could result in defaults or force us to sell assets under adverse market conditions or through foreclosure.

•	An increase in our borrowing costs would adversely affect our financial condition and results of operations.

•

Differences in timing of interest rate adjustments on adjustable rate assets or in the tenor of fixed rate assets we may acquire as compared to the timing of interest rate adjustments or the tenor of our borrowings may adversely affect our profitability.

•	Because we may invest in fixed-rate securities, an increase in interest rates on our borrowings may adversely affect our book value or our net interest income.

•	Our hedging strategies may not be successful in mitigating the risks associated with changes in interest rates.

•	Loss of our exemption from regulation pursuant to the Investment Company Act would adversely affect us.

•

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

Our Management Agreement

We will enter into a management agreement with our Manager that will govern the relationship between us and our Manager and will describe the services to be provided by our Manager and the compensation we will pay our Manager for those services. Under the management agreement, our Manager, subject to the supervision of our Board of Directors, will be required to oversee our business affairs in conformity with the operating policies and the investment guidelines that are proposed by the Investment Committee and approved by our Board of Directors. Under the terms of our management agreement, our Manager will be responsible for, among other things, performing all of our day-to-day functions, determining investment criteria, sourcing, analyzing and executing investments, asset sales and financings and performing asset management duties.

The management agreement will have an initial term expiring on             , 2014, and will automatically be renewed for one-year terms thereafter unless terminated by us for cause or by us or our Manager upon at least 180-days notice prior to the end of the initial term or any automatic renewal term.

Our Manager will also enter into an administrative services agreement with American Capital and the parent company of our Manager, pursuant to which our Manager will have access to the infrastructure and employees of American Capital and the parent company of our Manager, enabling us to access their extensive infrastructure, their dedicated capital markets teams, as well as their business development and legal teams. Certain members of American Capital’s senior management team will serve as our Manager’s officers.

The table below summarizes the fees or payments that will be payable by us to our Manager pursuant to the management agreement.

Fee or Payment	Summary Description	Timing of Payment
Management Fee	The management fee will be payable monthly in arrears in an amount equal to 1/12 of 1.5 % of our Equity (as defined below). We expect the management fee to be paid to our Manager in the first full fiscal year to be approximately $ million.	Monthly in cash.

“Equity” equals our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with generally accepted accounting principals, or GAAP.

There is no incentive compensation payable to our Manager pursuant to the management agreement.

Fee or Payment	Summary Description	Timing of Payment

Expense Reimbursement	Reimbursement of expenses directly related to our operations incurred by our Manager, but excluding employment-related expenses of employees of our Manager or American Capital or its other affiliates who provide services to us pursuant to the management agreement and fees payable pursuant to the administrative services agreement with American Capital. There are no limits on the reimbursement of such expenses directly related to our operations incurred by our Manager.	Monthly in cash.

Termination Fee	The termination fee, payable for non-renewal of the management agreement without cause, will be equal to three times the average annual management fee earned by our Manager during the prior 24-month period (or such shorter period if the management agreement has been in effect for less than 24 months) immediately preceding the most recently completed month prior to the effective date of termination.	Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Our Structure

The following chart shows the anticipated structure of our organization following the completion of this offering and the concurrent private placement:

Summary Organization Chart

1.	Includes shares (or %) of our common stock to be purchased by certain officers of our Manager and us in the concurrent private placement.
2.	Taxable REIT subsidiary.
3.	Majority-owned by American Capital, LLC.

Conflicts of Interest in Our Relationship with Our Manager, Our Management Team and American Capital

Management Agreement. We, our officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were incorporated by American Capital, the indirect majority owner of the parent company of our Manager, and the terms of our management agreement, including the fees payable under it were not negotiated on an arm’s-length basis, and its terms may not be as favorable to us as if it was negotiated with an unaffiliated party. The compensation we will pay to our Manager consists of a management fee, which is not tied to our performance. The management fee is paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our investment portfolio. This could result in reduced returns to our investors.

Time Commitments of Our Management Team. Our Manager will be responsible for making all of our investment decisions. All of our and our Manager’s officers are employees of either the parent company of our Manager or American Capital, and none of them will devote his or her time to us exclusively. We expect that our executive officers and other appropriate personnel of the parent company of our Manager and American Capital will devote such portion of their time as is necessary to enable us to effectively operate our business.

Restrictions on Investments and Allocation of Investment Opportunities. In connection with the initial public offering of American Capital Agency Corp., American Capital committed not to sponsor an investment vehicle that invests predominantly in whole pool agency securities, for so long as the current manager of American Capital Agency Corp. or another affiliate of American Capital serves as the manager of American Capital Agency Corp. Thus, our investment portfolio will not consist of assets that are predominantly whole pool agency securities for so long as we are managed by an affiliate of American Capital.

American Capital Agency Corp. is currently the sole investment vehicle managed by our sponsor that has overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. American Capital Agency Corp. had total assets of $29.2 billion as of March 31, 2011. American Capital also manages, through its ownership of its portfolio company, American Capital, LLC, a number of other private investment vehicles whose investment objectives are dissimilar from ours. In the future, American Capital may form other entities that have overlapping investment objectives with ours. As a result, our Manager and its affiliates may face conflicts in allocating investment opportunities between us and such other entities.

When a particular investment would be appropriate for us as well as for American Capital Agency Corp. or another entity that our Manager or an affiliate may manage, our Manager and its affiliates may, in good faith, allocate the investment to one entity and allocate a different investment to the other entity, which other investment our Manager and its affiliates determine, in their sole discretion, to be similar. Alternatively, our Manager and its affiliates may allocate an investment by apportioning it in good faith in a manner they determine to be fair and equitable. Such apportionment may not be strictly pro rata depending on the good faith determination of our Manager and its affiliates in light of all relevant factors, including differing investment objectives, account liquidity and leverage, investment diversification and regulatory compliance. For example, apportionment of whole pool assets would generally be counterproductive because of regulatory compliance considerations. Additionally, our Manager will refrain from apportionment of assets if the division of the asset into smaller lots would reduce the market value or liquidity of the asset. Similar good faith allocation and apportionment principles will apply, as necessary, in dispositions of investments held by us and one or more other accounts managed by our Manager and its affiliates.

The foregoing procedures could, in certain circumstances, adversely affect the price we pay or receive or the size of the position we purchase or sell (including prohibiting us from purchasing a position) or may limit the rights that we may exercise with respect to an investment. In addition, we may invest in the securities of issuers in which American Capital Agency Corp., or any other entity that our Manager or an affiliate may manage, invests, either concurrently with our investment or subsequent or prior to our investment. Our Manager and its affiliates may from time to time incur expenses in connection with investments to be made on behalf of us and other entities that they may manage. Our Manager and its affiliates will attempt to allocate such expenses between us and such entities on a basis our Manager and its affiliates consider to be equitable.

Other policies that our Manager will apply to the management of our company include controls for cross transactions (transactions between accounts managed by our Manager or its affiliates (including American Capital Agency Corp.)), principal transactions (transactions between our Manager or its affiliates and a managed account), and investments in other managed accounts. Such policies, including the investment allocation policy, may be amended by our Manager and its affiliates at any time without our consent.

These policies may not eliminate the conflicts of interest that our Manager, its affiliates and their employees who provide services to us will face in making independent investment decisions on our behalf as well as on behalf of American Capital, its affiliates or any other American Capital-sponsored investment vehicle.

Our Management Team. Each of our and our Manager’s officers is an employee of either the parent company of our Manager or American Capital and none of them are required to devote their time to us exclusively. Each of our and our Manager’s officers has significant responsibilities to American Capital and certain of its various portfolio companies, affiliated entities or managed funds, including American Capital Agency Corp. Mr. Kain and the other employees of the parent company of our Manager will provide services to us, American Capital Agency Corp. and may provide services to American Capital or other investment vehicles that have been or may be sponsored by American Capital in the future and may have similar investment strategies. As such, conflicts may arise as members of our Manager and American Capital may have conflicts between their duties to us and their duties to, and interest in, other funds or entities to which they provide services.

Operating and Regulatory Structure

We intend to elect to be taxed, and intend to qualify, as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2011. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels to our stockholders and the concentration of ownership of our capital stock. We believe that, commencing with our taxable year ending December 31, 2011, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT. In connection with this offering of our common stock, prior to the effectiveness of the registration statement of which this prospectus forms a part, we will receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

Our Distribution Policy

To satisfy the requirements for REIT qualification, we are required to distribute annually to our stockholders at least 90% of our taxable income, which does not necessarily equal net income as calculated in accordance with GAAP. Distributions are authorized by our Board of Directors and declared by us based upon a variety of factors deemed relevant by our Board of Directors, and our distribution policy may change in the future. Our ability to make distributions to our stockholders depends, in part, upon the performance of our investment portfolio and, in turn, upon our Manager’s management of our business. Distributions to our stockholders will be generally taxable to our stockholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or may constitute a return of capital. See the section entitled “Federal Income Tax Considerations.”

Exemption From Regulation Under the Investment Company Act

We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act in reliance on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and a least 80% of our assets in qualifying real estate interests plus “real estate-related assets.” In satisfying this 55% requirement, based on pronouncements of the SEC staff, we may treat agency securities issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate interests. The SEC staff has not issued guidance with respect to whole pool non-agency securities. Accordingly, based on our own judgment and analysis of the SEC’s pronouncements with respect to agency whole pool certificates, we may also treat non-agency securities issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate interests. We may also treat whole mortgage loans that we acquire directly as qualifying real estate interests provided that 100% of the loan is secured by real estate when we acquire it and we have the unilateral right to foreclose on the mortgage. We will also treat certain investments in the controlling classes of CMBS and RMBS pools as qualifying real estate interests.

Our Corporate Information

Our principal place of business is located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, and our telephone number is (301) 968-9220. Our Internet address is                    . The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option).

Common stock outstanding after this offering	shares[1]

Use of proceeds	We expect initially to deploy the net proceeds from this offering and the concurrent private placement on a leveraged basis within 90 days following the closing of this offering, primarily in agency mortgage investments. We expect that more than 80% of our initial leveraged investment portfolio will be comprised of fixed rate pass-through certificates, with the remainder being a combination of (i) additional fixed-rate pass-through certificates, (ii) ARM or hybrid ARM pass-through certificates, and (iii) CMOs, including interest-only strips. We expect to maintain our initial leveraged investment portfolio for three to six months, subject to market conditions. Depending on the economic environment and our outlook for the mortgage market thereafter, we ultimately intend to deploy the net proceeds of this offering and the concurrent private placement to construct an investment portfolio that may differ from the initial leveraged investment portfolio described above. We expect to adjust our investment portfolio as investment opportunities in our other targeted asset classes arise.

Depending on the availability of our targeted investments, we may also temporarily invest the net proceeds in readily marketable, short-term, interest-bearing investments, including money market accounts that are consistent with our intention to qualify as a REIT. These temporary investments are expected to provide a lower net return than we hope to achieve from our targeted investments.

Ownership and transfer restrictions	In order to assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock. Our Board of Directors has granted American Capital

1.	Assumes no exercise of the underwriters’ option to purchase up to an additional shares of our common stock solely to cover over-allotments, if any. Includes (i) 100 shares of common stock issued to American Capital at the time of our initial capitalization, (ii) an aggregate of shares of our common stock to be purchased by American Capital and certain officers of our Manager and us at the initial public offering price in a concurrent private placement, and (iii) an aggregate of shares of restricted common stock that we will grant to our independent directors concurrently with the completion of this offering under the equity incentive plan that we will establish. Does not include shares of our common stock that will be available for future grant under our equity incentive plan.

an exemption from this ownership limitation. Please see the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer of Our Capital Stock.”

Proposed NASDAQ trading symbol	“MTGE”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 18 of this prospectus and all other information in this prospectus before investing in our common stock.

Risk Factors

An investment in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition, liquidity and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements in the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Relationship with Our Manager and American Capital

There are conflicts of interest in our relationship with our Manager and American Capital.

Because we have no employees, our Manager is responsible for making all of our investment decisions. Certain of our and our Manager’s officers are employees of American Capital or its affiliates and these persons do not devote their time exclusively to us. Our Manager’s Investment Committee consists of Messrs. Wilkus, Erickson, Flax, Kain, Winkler and McHale, each of whom is an officer of American Capital or the parent company of our Manager and has significant responsibilities to American Capital and certain of its portfolio companies, affiliated entities or managed funds. Mr. Kain is our President and Co-Chief Investment Officer and also serves as the President of our Manager and as the President and a member of its parent company. Mr. Kain is also the President and Chief Investment Officer of American Capital Agency Corp. and the President of its manager. Thus, he has, and may in the future have, significant responsibilities for other funds that are managed by the parent company of our Manager or entities affiliated therewith. In addition, because certain of our and our Manager’s officers are also responsible for providing services to American Capital and/or certain of its portfolio companies, affiliated entities or managed funds, they may not devote sufficient time to the management of our business operations.

Finally, our Manager is a wholly-owned subsidiary of American Capital Mortgage Management, LLC (f/k/a American Capital Agency Management, LLC), which is also the parent company of the external manager of American Capital Agency Corp., a publicly traded REIT that invests in agency mortgage investments. As a result, American Capital Agency Corp. may compete with us for acquisitions of agency mortgage-related investments.

Although our Manager and its affiliates have policies in place to mitigate the effects of conflicts of interest, these policies will not eliminate the conflicts of interest that our officers and the officers and employees of our Manager and its affiliates, will face in making investment decisions on behalf of American Capital, any other American Capital-sponsored investment vehicles and us. Further, we do not have any agreement or understanding with American Capital that would give us any priority over American Capital, any of its affiliates, or any such American Capital-sponsored investment vehicle in opportunities to invest in mortgage-related investments. Accordingly, we may compete for access to the benefits that we expect our relationship with our Manager and American Capital to provide.

Our management agreement will not be negotiated on an arm’s-length basis and the terms, including fees payable, may not be as favorable to us as if they were negotiated with an unaffiliated third party.

The management agreement that we expect to enter into with our Manager upon completion of this offering will be negotiated between related parties, and we will not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party. The terms of the management agreement, including fees payable, may not reflect the terms that we may have received if it were negotiated with an unrelated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

We are completely dependent upon our Manager and certain personnel of American Capital or the parent company of our Manager who provide services to us through the management agreement and the administrative services agreement and we may not find suitable replacements for our Manager and these personnel if the management agreement and the administrative services agreement are terminated or such personnel are no longer available to us.

Because we have no employees or separate facilities, we are completely dependent on our Manager and its affiliates to conduct our operations pursuant to the management agreement. Our Manager is not expected to have any employees and will rely upon certain employees of its parent company and American Capital to conduct our day-to-day operations pursuant to an administrative services agreement. Under the agreement, our Manager is also provided with those services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement in exchange for certain fees payable by our Manager. Neither the administrative services agreement nor the management agreement will require our Manager or its parent company or American Capital to dedicate specific personnel to our operations. It also does not require any specific personnel of our Manager or its parent company or American Capital to dedicate a specific amount of time to our business. Additionally, because our Manager is relying upon American Capital, we may be negatively impacted by events or factors that negatively impact American Capital’s business, financial condition or results of operations.

If we terminate the management agreement without cause, we may not, without the consent of our Manager, employ any employee of the Manager or any of its affiliates, including American Capital, or any person who has been employed by our Manager or any of its affiliates at any time within the two-year period immediately preceding the date on which the person commences employment with us for two years after such termination of the management agreement. We believe that the successful implementation of our investment, financing and hedging strategies depends upon the experience of certain of American Capital and our Manager’s officers. American Capital or the parent company of our Manager has entered into retention agreements with certain of these officers. However, none of these individuals’ continued service is guaranteed. Furthermore, if the management agreement is terminated or these individuals leave our Manager or American Capital, we may be unable to execute our business plan.

We have no recourse to American Capital if it does not fulfill its obligations under the administrative services agreement.

Neither we nor our Manager have any employees or separate facilities. Our day-to-day operations will be conducted by employees of American Capital or the parent company of our Manager pursuant to an administrative services agreement among our Manager, its parent company and American Capital. Under the administrative services agreement, our Manager will also be provided with the services and other resources necessary for our Manager to perform its obligations and responsibilities under the management agreement in exchange for certain fees payable by our Manager. Although the administrative services agreement may not be terminated unless the management agreement has been terminated pursuant to its terms, American Capital and the parent company of our Manager may assign their rights and obligations thereunder to any of their affiliates, including American Capital, LLC, the majority member of the parent company of our Manager. In addition, because we will not be a party to the administrative services agreement, we do not have any recourse to American Capital or the parent company of our Manager if they do not fulfill their obligations under the administrative services agreement or if they elect to assign the agreement to one of their affiliates. Also, our Manager only has nominal assets and we will have limited recourse against our Manager under the Management Agreement to remedy any liability to us from a breach of contract or fiduciary duties.

If we elect not to renew the management agreement without cause, we would be required to pay our Manager a substantial termination fee. These and other provisions in our management agreement make non-renewal of our management agreement difficult and costly.

Electing not to renew the management agreement without cause would be difficult and costly for us. With the consent of the majority of our independent Board of Directors, we may elect not to renew our management agreement upon the expiration of any automatic annual renewal term, upon 180-days prior written notice. If we elect not to renew the management agreement because of a decision by our Board of Directors that the management fee is unfair, our Manager has the right to renegotiate a mutually agreeable management fee. If we elect to not renew the management agreement without cause, we are required to pay our Manager a termination fee equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. These provisions may increase the effective cost to us of electing to not renew the management agreement.

Our Manager’s management fee is based on the amount of our Equity and is payable regardless of our performance.

Our Manager is entitled to receive a monthly management fee from us that is based on the amount of our Equity (as defined in our management agreement), regardless of the performance of our investment portfolio. For example, we would pay our Manager a management fee for a specific period even if we experienced a net loss during the same period. The amount of the monthly management fee is equal to one twelfth of 1.50% of our Equity and therefore is only increased by increases in our Equity. Increases to our Equity would be primarily from equity issuances, which could result in a conflict of interest between our Manager and our stockholders with respect to the timing and terms of our equity issuances. While our stockholders will bear the risk of our future equity issuances reducing the price of our common stock and diluting the value of their stock holdings in us, the compensation payable to our Manager will increase as a result of future issuances of our equity securities. Our Manager’s entitlement to substantial nonperformance-based compensation may reduce its incentive to devote sufficient time and effort to seeking investments that provide attractive risk-adjusted returns for our investment portfolio. This in turn could harm our ability to make distributions to our stockholders and the market price of our common stock.

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

The management agreement provides that our Manager will not assume any responsibility other than to provide the services specified in the management agreement. The agreement further provides that our Manager will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. In addition, our Manager and its respective affiliates, managers, officers, directors, employees and members will be held harmless from, and indemnified by us against, certain liabilities on customary terms.

Our results are dependent upon the efforts of our Manager.

Our Manager’s success, which will be largely determinative of our own success, will depend on many factors, including the availability of attractive risk-adjusted investment opportunities that satisfy our targeted investment strategies and then identifying and consummating them on favorable terms, the level and volatility of interest rates, its ability to access on our behalf short-term and long-term financing on favorable terms and conditions in the financial markets, real estate market and the economy, as to which no assurances can be given. In addition, our Manager may face substantial competition for attractive investment opportunities. Our Manager may not be able to successfully cause us to make investments with attractive risk-adjusted returns.

American Capital will own a significant percentage of our common stock, which could result in significant influence over the outcome of matters submitted to the vote of our stockholders.

Upon completion of this offering, American Capital will own approximately    % of our outstanding common stock (or    % assuming the underwriters’ over-allotment is exercised in full). As a result, American Capital may have significant influence over the outcome of matters submitted to a vote of our stockholders, including the election of our directors or transactions involving a change in control. The interests of American Capital may conflict with, or differ from, the interests of other holders of our common stock. So long as American Capital continues to own a significant percentage of shares of our common stock, it will significantly influence all our corporate decisions submitted to our stockholders for approval, regardless of whether we terminate the management agreement with our Manager.

Our Manager and American Capital do not have extensive experience in acquiring or financing non-agency mortgage investments and other mortgage-related investments.

The parent company of our Manager employs an investment team focused on agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. Prior to the recent hiring of certain non-agency mortgage investment professionals, the parent Company of our Manager and its affiliates only managed investment vehicles that pursued an agency mortgage investment strategy, which may limit our ability to achieve our investment objectives.

Risks Related to Our Investing, Portfolio Management and Financing Activities

We have no operating history and no investment portfolio and our Manager may not be able to successfully operate our business or generate sufficient net interest income to make or sustain distributions to our stockholders.

We were incorporated on March 15, 2011, and we will not build an investment portfolio until after the completion of this offering and the concurrent private placement. Our Manager may not be able to execute successfully our investment, financing and hedging strategies as described in this prospectus, which could result in a loss of some or all of your investment. The results of our operations will depend on many factors, including, without limitation, the availability of attractively priced mortgage-related investments, the level and volatility of interest rates, readily accessible financing for our proposed investment portfolio, conditions in the financial markets and the economy in general. Our net interest income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. If we are unable to acquire assets that generate favorable spreads, our results of operations will be adversely affected, which will affect our ability to make or sustain distributions to our stockholders.

We operate in a highly competitive market for investment opportunities and more established competitors may be able to compete more effectively for investment opportunities than we can. This competition may limit our ability to acquire desirable investments in our target assets and could affect the pricing of these investments.

A number of entities will compete with us to make the types of investments that we plan to make. We will compete with other REITs and public and private funds, including those that may be managed by affiliates of American Capital, such as American Capital Agency Corp., commercial and investment banks, commercial finance and insurance companies and other financial institutions. Our competitors may be larger and may have greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds than we do or access to funding sources that may not be available to us. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance and maintenance of an exemption from the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which may allow them to consider a wider variety of investments and establish more relationships than we can. Furthermore, competition for investments in mortgage-related investments may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. The competitive pressures we face could have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objectives.

Our Board of Directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our Board of Directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments on individual basis. In conducting periodic reviews, our Board of Directors will rely primarily on information provided to it by our Manager. Furthermore, our Manager may use complex strategies and transactions entered into by our Manager may be costly, difficult or impossible to unwind if our Board of Directors determines that they are not consistent with our investment guidelines. In addition, because our Manager will have a certain amount of discretion in its investment, financing and hedging decisions, our Manager’s decisions could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business, financial conditions and results of operations.

We may experience significant short-term gains or losses and, consequently, greater earnings volatility as a result of our active portfolio management strategy.

Our Manager intends to employ an active management strategy on our behalf to achieve our principal objective of generating attractive risk-adjusted returns. We expect that our active management strategy will involve buying and selling financial instruments in all sectors of the mortgage market, including fixed-rate and adjustable-rate agency mortgage investments, CMOs, non-agency mortgage investments, CMBS, whole loans and mortgage-related derivatives based on our Manager’s continual assessment of the relative risk/return of those investments. Therefore, the composition of our investment portfolio will vary as our Manager believes changes to market conditions, risks and valuations warrant. Consequently, we may experience significant investment gains or losses when we sell investments that our Manager no longer believes provide attractive risk-adjusted returns or when our Manager believes more attractive alternatives are available. With an active management strategy, our Manager may be incorrect in its assessment of our investment portfolio and select an investment portfolio that could generate lower returns than a more static management strategy. Also, investors are less able to assess the changes in our valuation and performance by observing changes in the mortgage market since we may have changed our strategy and portfolio from the last publicly available data. We may also experience fluctuations in leverage as we pursue our active management strategy.

Our strategy involves significant leverage, which increases the risk that we may incur substantial losses.

We generally expect our leverage to vary with market conditions and our assessment of risk/return on investments. We will incur this leverage by borrowing against a substantial portion of the market value of our assets. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

Because of our significant leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the following reasons:

•	short-term interest rates increase;

•	the market value of our investments decreases;

•	the “haircut” applied to our assets under the repurchase agreements we intend to enter into increases;

•	interest rate volatility increases; or

•	the availability of financing in the market decreases.

The non-agency mortgage loans in which we intend to invest and that underlie the non-agency mortgage-backed securities in which we intend to invest may be subject to delinquency, foreclosure and loss, which could result in significant losses to us.

Residential mortgage loans are secured by residential property and those that are not guaranteed by a U.S. Government agency or GSE are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors may impair borrowers’ abilities to repay their loans, including: acts of God; acts of war or terrorism; adverse changes in national and local economic and market conditions; changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of complying with such laws and regulations, fiscal policies and ordinances; costs of remediation and liabilities associated with environmental conditions such as mold; and the potential for uninsured or under-insured property losses.

Commercial mortgage loans are generally secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix; success of tenant businesses; property management decisions; property location and condition; competition from comparable types of properties; changes in laws that increase operating expense or limit rents that may be charged; any need to address environmental contamination at the property; the occurrence of any uninsured casualty at the property; changes in national, regional or local economic conditions or specific industry segments; declines in regional or local real estate values; declines in regional or local rental or occupancy rates; increases in interest rates; real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God, acts of war or terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

RMBS evidence interests in, or are secured by, pools of residential mortgage loans. CMBS evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest may be subject to all of the risks of the respective underlying mortgage loans.

The failure of servicers to service effectively the mortgage loans underlying the RMBS in our investment portfolio or any mortgage loans we own would materially and adversely affect us.

Most securitizations of residential mortgage loans require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. If servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If servicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. The failure of servicers to effectively service the mortgage loans underlying the RMBS in our investment portfolio or any mortgage loans we own could negatively impact the value of our investments and our performance. Servicer quality is of prime importance in the default performance of RMBS. Many servicers have gone out of business in recent years, requiring a transfer of servicing to another servicer. This transfer takes time and loans may become delinquent because of confusion or lack of attention. When servicing is transferred, servicing fees may increase, which may have an adverse effect on the credit support of RMBS held by us. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance funds, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan (greater than 100% loss severity).

We may not control the special servicing of the mortgage loans included in the CMBS in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series. Depending on the class of CMBS we may acquire, we may not have the right to appoint the directing certificateholder. In connection with the servicing of the specially-serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially-serviced mortgage loans that could adversely affect our interests.

Our investments may benefit from private mortgage insurance, but this insurance may not be sufficient to cover losses.

In certain instances, non-agency mortgage loans may have private insurance. This insurance is often structured to absorb only a portion of the loss if a loan defaults and, as such, we may be exposed to losses on these loans in excess of the insured portion of the loans. The private mortgage insurance industry has been adversely affected by the housing market decline and this may limit an insurer’s ability to perform on its insurance. Lastly, rescission and denial of mortgage insurance has increased significantly and this may affect our ability to collect on our insurance. If private mortgage insurers fail to remit insurance payments to us for insured portions of loans when losses are incurred and where applicable, whether due to breach of contract or to an insurer’s insolvency, we may experience a loss for the amount that was insured by such insurers, though we may maintain claims against the insurers.

Our investments may include subordinated tranches of RMBS or CMBS, which are subordinate in right of payment to more senior securities.

Our investments may include subordinated tranches of RMBS or CMBS, which are subordinated classes of securities in a structure of securities collateralized by a pool of mortgage loans and, accordingly, are the first or among the first to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Additionally, estimated fair values of these subordinated interests tend to be more sensitive to changes in economic conditions than more senior securities. As a result, such subordinated interests generally are not actively traded and may not provide holders thereof with liquid investments.

Investments in non-investment grade RMBS or CMBS may be illiquid, may have a higher risk of default and may not produce current returns.

We may invest in RMBS or CMBS that are non-investment grade, which means that major rating agencies rate them below the top four investment-grade rating categories (i.e., “AAA” through “BBB”). Non-investment grade RMBS and CMBS bonds and preferred shares tend to be less liquid, may have a higher risk of default and may be more difficult to value than investment grade bonds. Recessions or poor economic or pricing conditions in the markets associated with RMBS or CMBS may cause defaults or losses on loans underlying such securities. Non-investment grade securities are considered speculative, and their capacity to pay principal and interest in accordance with the terms of their issue is not certain.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Our Manager’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager will assess the strengths and weaknesses of the originators, borrowers and the underlying property values, as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager will rely on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

We do not anticipate that our assets will be subject to any geographic, diversification or concentration limitations, except that we expect our assets to be concentrated in mortgage-related investments. Accordingly, our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing the risk of loss to us if the particular concentration in our investment portfolio is subject to greater risks or undergoing adverse developments. In addition, adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our investments. A material decline in the demand for real estate in these areas may materially and adversely affect us. Lack of diversification can increase the correlation of non-performance and foreclosure risks among our investments.

We may invest in non-prime mortgage loans or investments collateralized by non-prime mortgage loans, which are subject to increased risks.

We may invest in non-prime mortgage loans or investments collateralized by pools of non-prime mortgage loans. In general, non-prime mortgage loans are loans that have been originated using underwriting standards that do not conform to agency underwriting guidelines. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, non-prime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with non-prime mortgage loans, the performance of non-prime mortgage loans or investments backed by non-prime mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between these agencies and the U.S. Government, may adversely affect our business to the extent that we own agency mortgage investments.

The payments of principal and interest we receive on the agency mortgage investments in which we may invest are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Fannie Mae and Freddie Mac are GSEs, but their guarantees are not backed by the full faith and credit of the United States. Ginnie Mae is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.

In response to general market instability and, more specifically, the financial conditions of Fannie Mae and Freddie Mac, in July 2008, the Housing and Economic Recovery Act of 2008, or HERA, established FHFA as the new regulator for Fannie Mae and Freddie Mac. In September 2008, the U.S. Treasury, the FHFA and the U.S. Federal Reserve announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage financing and protect taxpayers. Under this plan, among other things, the FHFA was appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to control the actions of the two GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan was to increase the availability of mortgage financing by allowing these GSEs to continue to grow their guarantee business without limit, while limiting the size of their retained mortgage and agency security portfolios and requiring that these portfolios be reduced over time.

In an effort to stabilize further the U.S. mortgage market, the U.S. Treasury pursued three additional initiatives beginning in 2008. First, it entered into preferred stock purchase agreements, which have been subsequently amended, with each of the GSEs to ensure that they maintain a positive net worth. Second, it established a new secured short-term credit facility, which was available to Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) when other funding sources were unavailable. Third, it established an agency security purchase program under which the U.S. Treasury purchased agency securities in the open market. The U.S. Federal Reserve also established a program of purchasing agency securities.

Those efforts resulted in significant U.S. Government financial support and increased control of the GSEs. In December 2010, the FHFA reported that, from the time of execution of the preferred stock purchase agreements through September 30, 2010, funding provided to Fannie Mae and Freddie Mac under the preferred stock purchase agreements amounted to approximately $88 billion and $63 billion, respectively. The U.S. Treasury has committed to support the positive net worth of Fannie Mae and Freddie Mac, through preferred stock purchases as necessary, through 2012. Those agreements, as amended, also require the reduction of Fannie Mae’s and Freddie Mac’s mortgage and agency security portfolios (they were limited to $900 billion as of December 31, 2009, and to $810 billion as of December 31, 2010, and must be reduced each year until their respective mortgage assets reach $250 billion).

Both the secured short-term credit facility and the agency security program initiated by the U.S. Treasury expired on December 31, 2009. However, through that securities purchase program (from September 2008 through December 2009), the U.S. Treasury acquired approximately $220 billion of agency securities. In addition, while the U.S. Federal Reserve’s program of agency security purchases terminated in 2010, the FHFA reported that through January 2010, the U.S. Federal Reserve had purchased $1.03 trillion of agency securities. The U.S. Treasury Department announced on March 21, 2011 that it intends to sell its portfolio of mortgage-backed securities, which it values at $142 billion, over the course of the next twelve months. The Federal Reserve Board also holds $1.25 trillion of agency mortgage-backed securities, and it is possible that the Federal Reserve could follow the lead of the Treasury Department and begin to sell all or a portion of the mortgage-backed securities that it owns. This sale of agency securities by the U.S. Treasury or Federal Reserve may adversely affect the pricing of such securities during the remaining term of these portfolios.

Although the U.S. Government has committed to support the positive net worth of Fannie Mae and Freddie Mac through 2012, these actions may not be adequate for their needs. These uncertainties lead to questions about the availability of, and trading market for, agency securities. Despite the steps taken by the U.S. Government, Fannie Mae and Freddie Mac could default on their guarantee obligations, which would materially and adversely affect the value of our agency securities. Accordingly, if these government actions are inadequate and the GSEs continue to suffer losses or cease to exist, our business, operations and financial condition could be materially and adversely affected to the extent that we own agency mortgage investments.

In addition, the problems faced by Fannie Mae and Freddie Mac resulting in their being placed into federal conservatorship and receiving significant U.S. Government support have sparked serious debate among federal policy makers regarding the continued role of the U.S. Government in providing liquidity for mortgage loans. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantee obligations could be considerably limited relative to historical measurements. Any such changes to the nature of their guarantee obligations could re-define what constitutes an agency security and could have broad adverse implications for the market and our business, operations and financial condition.

Alternatively, Fannie Mae and Freddie Mac could be dissolved or privatized, and the U.S. Government could determine to stop providing liquidity support of any kind to the mortgage market. In February 2011, the U.S. Department of the Treasury and the Department of Housing and Urban Development released a report to Congress entitled “Reforming America’s Housing Finance Market” in which they proposed to reduce or eliminate the role of GSEs in mortgage financing. The report calls for phasing in increased pricing of Fannie Mae and Freddie Mac guarantees to help level the playing field for the private sector to take back market share, reducing conforming loan limits by allowing the temporary increase in Fannie Mae’s and Freddie Mac’s conforming loan limits to reset as scheduled on October 1, 2011 to the lower levels set in the HERA and continuing to wind down Fannie Mae’s and Freddie Mac’s investment portfolio at an annual rate of no less than 10% per year.

If Fannie Mae or Freddie Mac were eliminated, or their structures were to change radically (i.e., limitation or removal of the guarantee obligation), or their market share reduced because of required price increases or lower limits on the loans they can guarantee, we could be unable to acquire additional agency mortgage investments and our existing agency mortgage investments could be materially and adversely impacted.

We could be negatively affected in a number of ways depending on the manner in which related events unfold for Fannie Mae and Freddie Mac. We will rely on our mortgage-related investments, including agency mortgage investments, as collateral for our financings. Any decline in the value of agency mortgage investments, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on favorable terms or at all, or to maintain our compliance with the terms of any financing transactions for such investments. Further, the current support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from agency mortgage investments, thereby tightening the spread between the interest we earn on our agency mortgage investments and the cost of financing those assets. A reduction in the supply of agency mortgage investments could also negatively affect the pricing of agency mortgage investments by reducing the spread between the interest we earn on our investment portfolio of agency mortgage investments and our cost of financing that portfolio.

As indicated above, recent legislation has changed the relationship between Fannie Mae and Freddie Mac and the U.S. Government. Future legislation could further change the relationship between Fannie Mae and Freddie Mac and the U.S. Government, and could also nationalize, privatize, or eliminate such entities entirely. Any law affecting these GSEs may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such laws could increase the risk of loss on our investments in agency mortgage investments guaranteed by Fannie Mae and/or Freddie Mac. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially and adversely affect our financial condition and results of operations.

Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, residential mortgage-backed securities.

The U.S. Government, through the U.S. Federal Reserve, the FHA, and the Federal Deposit Insurance Corporation, has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding residential mortgage loan foreclosures, the Hope for Homeowners Program, or H4H Program, which allows certain distressed borrowers to refinance their mortgages into FHA-insured loans in order to avoid residential mortgage loan foreclosures, and the Home Affordable Refinance Program, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments at loan-to-value ratios up to 125% without new mortgage insurance. HAMP, the H4H Program and other loss mitigation programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans, or the extension of payment terms of the loans. Especially with non-agency securities, a significant number of loan modifications with respect to a given security, including, but not limited to, those related to principal forgiveness and coupon reduction, resulting in increased prepayment rates, could negatively impact the realized yields and cash flows on such security. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, residential mortgage-backed securities that we may purchase.

Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets may not achieve the intended effect and may adversely affect our business.

In response to the financial issues affecting the banking system and financial markets and going concern threats to commercial banks, investment banks and other financial institutions, the Emergency Economic Stabilization Act, or EESA, was enacted by the U.S. Congress in 2008. There can be no assurance that the EESA or any other U.S. Government actions will have a beneficial impact on the financial markets. To the extent the markets do not respond favorably to any such actions by the U.S. Government or such actions do not function as intended, our business may not receive the anticipated positive impact from the legislation and such result may have broad adverse market implications.

In July 2010, the U.S. Congress enacted the Dodd Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act will impose significant restrictions on the proprietary trading activities of certain banking entities and subject other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities. The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. Certain of the new requirements and restrictions exempt agency securities, other government issued or guaranteed securities, or other securities. Nonetheless, the Dodd-Frank Act also imposes significant regulatory restrictions on the origination of residential mortgage loans and will impact the formation of new issuances of non-agency securities. The Dodd-Frank Act also creates a new regulator, the Consumer Financial Protection Bureau, or the CFPB, which will now oversee many of the core laws which regulate the mortgage industry, including among others the Real Estate Settlement Procedures Act and the Truth in Lending Act. While the full impact of the Dodd-Frank Act and the role of the CFPB cannot be assessed until all implementing regulations are released, the Dodd-Frank Act’s extensive requirements may have a significant effect on the financial markets, and may affect the availability or terms of financing from our lender counterparties and the availability or terms of mortgage-backed securities, both of which may have an adverse effect on our financial condition and results of operations.

In addition, the U.S. Government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what effect, if any, such actions could have on our business, results of operations and financial condition.

To the extent that we invest in agency mortgage investments that are guaranteed by Fannie Mae and Freddie Mac, we will be subject to the risk that these GSEs may not be able to satisfy fully their guarantee obligations or that these guarantee obligations may be repudiated, which may adversely affect the value of our investment portfolio and our ability to sell or finance these securities.

The interest and principal payments we receive on the agency mortgage investments in which we may invest are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Unlike the Ginnie Mae certificates in which we may invest, the principal and interest on securities issued by Fannie Mae and Freddie Mac are not explicitly guaranteed by the U.S. Government. All the agency securities in which we invest depend on a steady stream of payments on the mortgages underlying the securities.

As conservator of Fannie Mae and Freddie Mac, the FHFA may disaffirm or repudiate contracts (subject to certain limitations for qualified financial contracts) that Freddie Mac or Fannie Mae entered into prior to the FHFA’s appointment as conservator if it determines, in its sole discretion, that performance of the contract is burdensome and that disaffirmation or repudiation of the contract promotes the orderly administration of its affairs. The HERA requires the FHFA to exercise its right to disaffirm or repudiate most contracts within a reasonable period of time after its appointment as conservator. Fannie Mae and Freddie Mac have disclosed that the FHFA has disaffirmed certain consulting and other contracts that these entities entered into prior to the FHFA’s appointment as conservator. Freddie Mac and Fannie Mae have also disclosed that the FHFA has advised that it does not intend to repudiate any guarantee obligation relating to Fannie Mae and Freddie Mac’s mortgage-related securities, because the FHFA views repudiation as incompatible with the goals of the conservatorship. In addition, the HERA provides that mortgage loans and mortgage-related assets that have been transferred to a Freddie Mac or Fannie Mae securitization trust must be held for the beneficial owners of the related mortgage-related securities, and cannot be used to satisfy the general creditors of Freddie Mac or Fannie Mae.

If the guarantee obligations of Freddie Mac or Fannie Mae were repudiated by FHFA, payments of principal and/or interest to holders of agency securities issued by Freddie Mac or Fannie Mae would be reduced in the event of any borrowers’ late payments or failure to pay or a servicer’s failure to remit borrower payments to the trust. In that case, trust administration and servicing fees could be paid from mortgage payments prior to distributions to holders of agency securities. Any actual direct compensatory damages owed due to the repudiation of Freddie Mac or Fannie Mae’s guarantee obligations may not be sufficient to offset any shortfalls experienced by holders of agency securities. FHFA also has the right to transfer or sell any asset or liability of Freddie Mac or Fannie Mae, including its guarantee obligation, without any approval, assignment or consent. If FHFA were to transfer Freddie Mac or Fannie Mae’s guarantee obligations to another party, holders of agency mortgage investments would have to rely on that party for satisfaction of the guarantee obligation and would be exposed to the credit risk of that party.

Changes in the underwriting standards by Freddie Mac or Fannie Mae could have an adverse impact on agency mortgage investments in which we may invest or make it more difficult to acquire attractive non-agency mortgage investments.

In April 2010, Freddie Mac and Fannie Mae announced tighter underwriting guidelines for ARMs and hybrid interest-only ARMs in particular. Specifically, Freddie Mac announced that it would no longer purchase interest-only mortgages and Fannie Mae changed its eligibility criteria for purchasing and securitizing ARMs to protect consumers from potentially dramatic payment increases. Our targeted investments include adjustable-rate mortgages and hybrid ARMs. Tighter underwriting standards by Freddie Mac or Fannie Mae could reduce the supply of ARMs, resulting in a reduction in the availability of the asset class. More lenient underwriting standards could also substantially reduce the supply and attractiveness of non-agency opportunities.

We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

Recent announcements of deficiencies in foreclosure documentation by, among others, several large mortgage servicers have raised various concerns relating to foreclosure practices. A number of mortgage servicers have temporarily suspended foreclosure proceedings in some or all states in which they do business while they review and correct their foreclosure practices. In addition, a group consisting of state attorneys general and state bank and mortgage regulators in all 50 states and the District of Columbia has announced it is reviewing foreclosure practices in their various jurisdictions. The extension of foreclosure timelines increases the inventory backlog of distressed homes on the market and creates greater uncertainty about housing prices. Prior to making investments in RMBS or residential whole loans, we expect our Manager to carefully consider many factors, including housing prices and foreclosure timelines, and estimate loss assumptions. The concerns about deficiencies in foreclosure practices of servicers and related delays in the foreclosure process may impact our loss assumptions and affect the values of, and our returns on, our investments in RMBS and residential whole loans.

Market conditions have disrupted the historical relationship between interest rate changes and prepayment trends, which make it more difficult for our Manager to analyze our investment portfolio.

Our success depends, in part, on our Manager’s ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that we may own or that underlie securities we may own. Changes in interest rates and prepayments affect the market price of the assets that we intend to purchase and any assets that we may hold at a given time. As part of our overall portfolio risk management, our Manager intends to analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our investment portfolio. In conducting its analysis, our Manager will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. The recent dislocations in the residential mortgage market and other developments have disrupted the relationship between the way that prepayment trends have historically responded to interest rate changes and, consequently, may negatively impact our Manager’s ability to (i) assess the market value of our investment portfolio, (ii) implement our hedging strategies and (iii) implement techniques to reduce our prepayment rate volatility, which could materially adversely affect our financial position and results of operations.

Continued adverse developments in the broader residential mortgage market may adversely affect the value of our investments.

Since 2008, the residential mortgage market in the United States has experienced a variety of unprecedented difficulties and changed economic conditions, including defaults, credit losses and liquidity concerns. Many of these conditions are expected to continue in 2011 and beyond. Certain commercial banks, investment banks and insurance companies announced extensive losses from exposure to the residential mortgage market. These losses reduced financial industry capital, leading to reduced liquidity for some institutions. These factors have impacted investor perception of the risk associated with real estate related assets, including mortgage-related investments. As a result, values for these assets have experienced a certain amount of volatility. Further increased volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of the assets in which we intend to invest.

A prolonged economic recession and further declining real estate values could impair the value of the assets that we intend to acquire.

The risks associated with our business are more severe during economic recessions and are compounded by declining real estate values. Declining real estate values will likely reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers will also be less able to pay principal and interest on loans underlying the securities in which we invest if the value of residential real estate weakens further. Further, declining real estate values significantly increase the likelihood that we will incur losses on RMBS and CMBS in which we intend to invest in the event of default because the value of collateral on the mortgages underlying such securities may be insufficient to cover the outstanding principal amount of the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from the mortgage-backed securities and whole loans in our investment portfolio, which could have an adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders.

Most of our investments will be recorded at fair value, and quoted prices or observable inputs may not be available to determine such value, resulting in the use of significant unobservable inputs to determine value.

We expect that the values of some of our investments may not be readily determinable. We will measure the fair value of these investments quarterly, in accordance with guidance set forth in FASB Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures. The fair value at which our assets may be recorded may not be an indication of their realizable value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions that are beyond the control of our Manager, our Company or our Board of Directors. Further, fair value is only an estimate based on good faith judgment of the price at which an investment can be sold since market prices of investments can only be determined by negotiation between a willing buyer and seller. If we were to liquidate a particular asset, the realized value may be more than or less than the amount at which such asset is valued. Accordingly, the value of our common stock could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future. Additionally, such valuations may fluctuate over short periods of time.

In certain cases, our Manager’s determination of the fair value of our investments will include inputs provided by third-party dealers and pricing services. Valuations of certain investments in which we may invest are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of a security, valuations of the same security can vary substantially from one dealer or pricing service to another. Therefore, our results of operations for a given period could be adversely affected if our determinations regarding the fair market value of these investments are materially different than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Declines in value of the assets in which we intend to invest will adversely affect our financial position and results of operations, and make it more costly to finance these assets.

We intend to invest in mortgage-related securities and whole loans and may use these investments as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. Investments in mortgage-related securities either will generally be classified as available-for-sale with changes in fair value reported in other comprehensive income, a component of stockholders’ equity, or will be recorded at fair value under a fair value option election at the time of purchase with changes in fair value reported in earnings. Mortgage loans classified as held-for-sale will be recorded at the lower of cost or fair value with reductions in fair value reported in earnings, and loans recorded at fair value under a fair value option election at the time of purchase will be recorded at fair value with changes in fair value reported in earnings. As a result, a decline in fair values of our mortgage-related securities and loans could reduce both our earnings and stockholders’ equity. If market conditions result in a decline in the fair value of our assets, our financial position and results of operations could be adversely affected.

We do not have any contractually-binding financing arrangements in place and we may be unable to obtain financing on favorable terms, or at all.

We will depend on borrowings to fund a substantial portion of our investments. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. Currently, we have no contractually-binding financing agreements or commitments in place. The terms and conditions of each financing agreement with our lenders will be negotiated on a transaction-by-transaction basis and lenders’ obligations are subject to a number of conditions. Key terms and conditions of each transaction will include interest rates, maturity dates, asset pricing procedures and margin requirements. We may not be able to negotiate favorable terms and conditions on our financing agreements. If we fail to enter into financing arrangements on favorable terms or at all, we will be unable to implement our business strategy and the operation of our business will be significantly impaired.

Failure to procure adequate repurchase agreement financing or to renew or replace existing repurchase agreement financing as it matures (to which risk we are specifically exposed due to the short-term nature of the repurchase agreement financing we intend to employ) would adversely affect our results of operations.

We may use debt financing as a strategy to increase our return on equity. However, we may not be able to achieve our desired leverage ratio for a number of reasons, including the following:

•	our lenders do not make repurchase or other financing agreements available to us at acceptable rates;

•	lenders with whom we enter into repurchase or other financing agreements subsequently exit the market for such financing;

•	our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

•	we determine that the leverage would expose us to excessive risk.

We cannot assure you that any, or sufficient, financing will be available to us in the future on terms that are acceptable to us. Since 2008, there have been several mergers, acquisitions or bankruptcies of investment banks and commercial banks that have historically acted as financing counterparties. This has resulted in a fewer number of potential counterparties operating in the market. In addition, since 2008 many commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These losses reduced financial industry capital, leading to reduced liquidity for some institutions. Institutions from which we seek to obtain financing may have owned or financed mortgage-backed securities that have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. If these conditions persist, these institutions may be forced to curtail their lending activities, become insolvent or further tighten their lending standards or increase the amount of equity capital or haircut required to obtain financing, and in such event, could make it more difficult for us to obtain financing on favorable terms or at all. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the value of our common stock and our ability to make distributions, and you may lose part or all of your investment.

Furthermore, because we rely primarily on short-term borrowings, our ability to achieve our investment objective depends not only on our ability to borrow money in sufficient amounts and on favorable terms, but also on our ability to renew or replace on a continuous basis our maturing short-term borrowings. If we are not able to renew or replace maturing borrowings, we may have to sell some or all of our assets, possibly under adverse market conditions. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability.

Pursuant to the terms of borrowings under master repurchase agreements we plan to enter into, we are subject to margin calls that could result in defaults or force us to sell assets under adverse market conditions or through foreclosure.

We intend to enter into master repurchase agreements with a number of financial institutions. We intend to borrow under certain of these master repurchase agreements to finance the assets for our investment portfolio. Pursuant to the terms of borrowings under our master repurchase agreements, a decline in the value of the collateral may result in our lenders initiating margin calls. A margin call means that the lender requires us to pledge additional collateral to re-establish the ratio of the value of the collateral to the amount of the borrowing. The specific collateral value to borrowing ratio that would trigger a margin call is not set in the master repurchase agreements and will not be determined until we engage in a repurchase transaction under these agreements. We will not borrow under these master repurchase agreements until after the completion of this offering and the concurrent private placement. Our fixed-rate collateral generally may be more susceptible to margin calls as increases in interest rates tend to affect more negatively the market value of fixed-rate securities. In addition, some collateral may be more illiquid than other instruments in which we invest, which could cause them to be more susceptible to margin calls in a volatile market environment. Moreover, collateral that prepays more quickly increases the frequency and magnitude of potential margin calls as there is a significant time lag between when the prepayment is reported (which reduces the market value of the security) and when the principal payment is actually received. If we are unable to satisfy margin calls, our lenders may foreclose on our collateral. The threat of or occurrence of a margin call could force us to sell, either directly or through a foreclosure, our collateral under adverse market conditions. Because of the leverage we expect to have, we may incur substantial losses upon the threat or occurrence of a margin call.

If lenders pursuant to our repurchase transactions default on their obligations to resell the underlying collateral back to us at the end of the transaction term, or if the value of the collateral has declined by the end of the term or if we default on our obligations under the transaction, we will lose money on these transactions.

When we engage in a repurchase transaction, we initially transfer securities or loans to the financial institution under one of our master repurchase agreements in exchange for cash, and our counterparty is obligated to resell such assets to us at the end of the term of the transaction, which is typically from 30 to 90 days, but which may have terms from one day to 364 days. The cash we receive when we initially sell the collateral is less than the value of that collateral, which is referred to as the “haircut.” As a result, we are able to borrow against a smaller portion of the collateral that we initially sell in these transactions. Increased haircuts require us to post additional collateral. The haircut rates under our master repurchase agreements are not set until we engage in a specific repurchase transaction under these agreements. If our counterparty defaults on its obligation to resell collateral to us, we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the assets for their initial value but would receive assets worth less than that amount. Any losses we incur on our repurchase transactions could adversely affect our earnings, and, thus, our cash available for distribution to our stockholders.

If we default on one of our obligations under a repurchase transaction, the counterparty can terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we would likely need to establish a replacement repurchase facility with another financial institution in order to continue to leverage our investment portfolio and carry out our investment strategy. We may not be able to secure a suitable replacement facility on acceptable terms or at all.

Further, financial institutions providing the repurchase agreements may require us to maintain a certain amount of cash uninvested or to set aside non-leveraged assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Our rights under our repurchase agreements will be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under the repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our assets under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

An increase in our borrowing costs would adversely affect our financial condition and results of operations.

Increases in interest rates reduce the difference, or spread, that we may earn between the yield on the investments we make and the cost of the leverage we employ to finance such investments. An increase in short-term interest rates would increase the amount of interest owed on the short-term financing arrangements we enter into to finance the purchase of the assets, such as repurchase agreements. It is possible that the spread on investments could be reduced to a point at which the profitability from investments would be significantly reduced. This would adversely affect our returns on our assets, financial condition and results of operations and could require us to liquidate certain or all of our assets.

The lack of liquidity in our investments may adversely affect our business.

We may invest in securities, whole loans or other instruments that are not liquid or that could become illiquid. It may be difficult or impossible to obtain third party valuations on these investments and these instruments typically experience greater price volatility than instruments for which a ready market exists. In addition, validating pricing for these instruments may be more subjective than more liquid investments. The lack of liquidity for certain asset classes that we may invest in may make it difficult for us to sell such investments should the need or desire arise. In addition, if we are required to liquidate all or a portion of our investment portfolio quickly, we may realize significant losses. As a result, our ability to change our investment portfolio in response to changing market conditions may be limited, which could adversely affect our results of operations and financial condition.

Differences in timing of interest rate adjustments on adjustable-rate assets or the tenor of fixed rate assets we may acquire and our borrowings may adversely affect our profitability.

Certain of the assets we may acquire may have interest rates that vary over time based upon changes in an objective index, such as:

•	LIBOR, which is the interest rate that banks in London offer for deposits in London of U.S. dollars;

•	the Treasury rate, which is a monthly or weekly average yield of benchmark U.S. Treasury securities, as published by the Federal Reserve Board; or

•	the CD rate, which is the weekly average or secondary market interest rates on six-month negotiable certificates of deposit, as published by the Federal Reserve Board.

These indices generally reflect short-term interest rates but these assets may not reset in a manner that matches our borrowings. In addition, we may rely primarily on short-term borrowings to acquire securities or loans with long-term maturities. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect that our investments generally will bear interest at longer-term rates than we pay on our borrowings, a flattening of the yield curve would tend to decrease our net interest income and the market value of our investment portfolio. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event, our borrowing costs may exceed our interest income and we could incur operating losses and our ability to make distributions to our stockholders could be hindered.

Interest rate caps on mortgages backing our adjustable rate securities may adversely affect our profitability.

Adjustable-rate mortgages that we may purchase or that may back securities that we may purchase will typically be subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of a mortgage loan we may purchase or that may back securities that we may purchase. Our borrowings typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps on mortgages could limit the interest rates on our investments in ARMs. This problem is magnified for hybrid ARMs and ARMs that are not fully indexed. Further, some hybrid ARMs and ARMs may be subject to periodic payment caps on the mortgages that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on hybrid ARMs and ARMs than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss.

An increase in interest rates may cause a decrease in the volume of newly issued, or investor demand for, mortgages, which could adversely affect our ability to acquire assets that satisfy our investment objectives and to generate income and pay dividends, while a decrease in interest rates may cause an increase in the volume of newly issued, or investor demand for, mortgages, which could negatively affect the valuations for our investments and may adversely affect our liquidity.

Rising interest rates generally reduce the demand for credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of investments available to us, which could affect our ability to acquire assets that satisfy our investment objectives. If rising interest rates cause us to be unable to acquire a sufficient volume of securities or loans with yields that exceed our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends, may be materially and adversely affected.

Declining interest rates generally increase the demand for credit, including mortgage loans, due to the lower cost of borrowing. An increase in the volume of mortgage loans originated may negatively impact the valuation for our investment portfolio. A negative impact on valuations of our assets could have an adverse impact on our liquidity profile in the event that we are required to post margin under our repurchase agreements, which could materially and adversely impact our business.

Because we may invest in fixed-rate securities and loans, an increase in interest rates on our borrowings may adversely affect our book value or our net interest income.

Increases in interest rates may negatively affect the market value of our investments. Any fixed-rate securities or loans we invest in generally will be more negatively affected by these increases than adjustable-rate securities or loans. In accordance with GAAP, we are required to reduce the book value of our investments that are classified as trading or as fair value option assets by the amount of any decrease in the fair value of our mortgage-related investments. Reductions in the fair value of our investments could decrease the amounts we may borrow to purchase additional mortgage-related investments, which may restrict our ability to increase our net income. Furthermore, if our funding costs are rising while our interest income is fixed, our net interest income will contract and could become negative.

Changes in prepayment rates may adversely affect our profitability.

Our investment portfolio will consist of whole mortgage loans or securities backed by pools of mortgage loans. For securities backed by pools of mortgage loans, we receive payments, generally, from the payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans at rates that are faster or slower than expected, it results in prepayments that are faster or slower than expected on our assets. These faster or slower than expected payments may adversely affect our profitability.

We may purchase securities or loans that have a higher interest rate than the then prevailing market interest rate. In exchange for this higher interest rate, we may pay a premium to par value to acquire the security or loan. In accordance with GAAP, we amortize this premium over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid in whole or in part at a faster than expected rate, however, we must expense all or a part of the remaining unamortized portion of the premium that was paid at the time of the purchase, which will adversely affect our profitability.

We also may purchase securities or loans that have a lower interest rate than the then prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the security or loan. We accrete this discount over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of investment portfolio and result in a lower than expected yield on securities and loans purchased at a discount to par.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayments can also occur when borrowers sell the property and use the sale proceeds to prepay the mortgage as part of a physical relocation or when borrowers default on their mortgages and the mortgages are prepaid from the proceeds of a foreclosure sale of the property. Fannie Mae and Freddie Mac will generally, among other conditions, purchase mortgages that are 120 days or more delinquent from mortgage-backed securities trusts when the cost of guarantee payments to security holders, including advances of interest at the security coupon rate, exceeds the cost of holding the nonperforming loans in their portfolios. Consequently, prepayment rates also may be affected by conditions in the housing and financial markets, which may result in increased delinquencies on mortgage loans, the government-sponsored entities cost of capital, general economic conditions and the relative interest rates on fixed and adjustable rate loans, which could lead to an acceleration of the payment of the related principal. Additionally, changes in the government-sponsored entities’ decisions as to when to repurchase delinquent loans can materially impact prepayment rates.

In addition, the introduction of new government programs, such as the U.S. Treasury’s HAMP program, could increase the availability of mortgage credit to a large number of homeowners in the U.S., which we would expect would impact the prepayment rates for the entire mortgage securities market, but primarily for Fannie Mae and Freddie Mac agency securities. These new programs along with any new additional programs or changes to existing programs may cause substantial uncertainty around the magnitude of changes in prepayment speeds. To the extent that actual prepayment speeds differ from our expectations, it could adversely affect our operating results.

Changes in credit spreads may adversely affect our profitability.

We may invest in securities or loans that are exposed to credit risk. A significant component of the fair value of these instruments will be attributable to the difference between the value of a financial instrument of a similar maturity with no credit risk, such as a U.S. Treasury Note, and our investments, or the credit spread. Credit spreads are subject to market factors and have been volatile in recent years. In addition, hedging fair value changes associated with credit spreads can be inefficient. Since the fair value of our investments impacts both our statement of operations and stockholders’ equity, credit spread changes may adversely affect our profitability.

Our hedging strategies may not be successful in mitigating the risks associated with changes in interest rates.

Subject to complying with REIT tax requirements and non-qualifying income limits, we intend to employ techniques that limit, or “hedge,” the adverse effects of changes in interest rates on our short-term repurchase agreements and changes in credit spreads on our credit sensitive assets and our net book value. In general, our hedging strategy depends on our Manager’s view of our entire investment portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions. Our hedging activities are generally designed to limit certain exposures and not to eliminate them. In addition, they may be unsuccessful and we could misjudge the condition of our investment portfolio or the market. Our hedging activity will vary in scope based on the level and volatility of interest rates and principal repayments, credit market conditions, the type of assets held and other changing market conditions. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. These techniques may include entering into interest rate swap agreements, interest rate swaptions, TBAs, short sales, caps, collars, floors, forward contracts, options, futures, credit default swaps or other types of hedging transactions. We may conduct certain hedging transactions through a TRS, which may subject those transactions to federal, state and, if applicable, local income tax.

There are no perfect hedging strategies, and interest rate and credit hedging may fail to protect us from loss. Additionally, our business model calls for accepting certain amounts of credit, interest rate, prepayment, liquidity, and other exposures and thus some risks will generally not be hedged. Alternatively, our Manager may fail to properly assess a risk to our investment portfolio or may fail to recognize a risk entirely, leaving us exposed to losses without the benefit of any offsetting hedging activities. The derivative financial instruments we select may not have the effect of reducing our risk. The nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed hedging strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging activities could result in losses if the event against which we hedge does not occur. For example, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from hedging transactions other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a TRS to offset interest rate losses is limited by federal tax provisions governing REITs;

•	as explained in further detail in the risk factor immediately below, the party owing money in the hedging transaction may default on its obligation to pay;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•

the value of derivatives used for hedging may be adjusted from time to time in accordance with GAAP to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our stockholders’ equity.

Whether the derivatives we acquire achieve hedge accounting treatment under ASC Topic 815, Derivatives and Hedging, or not, hedging generally involves costs and risks. Our hedging strategies may adversely affect us because hedging activities involve costs that we will incur regardless of the effectiveness of the hedging activity. Those costs may be higher in periods of market volatility, both because the counterparties to our derivative agreements may demand a higher payment for taking risks, and because repeated adjustments of our hedges during periods of interest rate changes also may increase costs. We could incur significant hedging-related costs without any corresponding economic benefits, especially if our hedging strategies are not effective.

Our use of certain hedging techniques may expose us to certain risks.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses. The cost of using hedging instruments increases as the period covered by the instrument increases and, during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs. In addition, hedging instruments involve risk because they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the domicile of the counterparty, applicable international requirements.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap agreement, we may not receive payments due under that agreement, and, thus, we may lose any potential benefit associated with the interest rate swap. The same is true of a counterparty in a credit default swap transaction. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under these swap agreements if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

Pursuant to the terms of our master swap agreements, we are subject to margin calls that could result in defaults or force us to sell assets under adverse market conditions or through foreclosure.

Certain of our master swap agreements (governed by the International Swaps and Derivatives Association, Inc., or ISDA) require that we post initial collateral upon execution of swap agreements. In addition, our master swap agreements contain provisions under which we are required to collateralize fully our obligations under the derivative instrument, such that if at any point the fair value of the derivative represents a liability greater than the minimum transfer amount contained within our agreement, the counterparty may initiate a margin call for the difference. If we fail to satisfy the margin call, we will be required to settle our obligations under the agreements at their termination values.

Further, our master swap agreements may also contain cross default provisions under which a default under certain of our other indebtedness in excess of a certain threshold amount causes an event of default under the agreement. Following an event of default, we could be required to settle our obligations under the agreements at their termination values.

The threat of or occurrence of margin calls or the forced settlement of our obligations under our master swap agreements at their termination values could force us to sell, either directly or through a foreclosure, our investments under adverse market conditions. Because of the leverage we have, we may incur substantial losses upon the threat or occurrence of either of these events.

We may change our targeted investments, investment guidelines and other operational policies without stockholder consent, which may adversely affect the market price of our common stock and our ability to make distributions to stockholders.

We may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Our Board of Directors also determines our other operational policies and may amend or revise such policies, including our policies with respect to our REIT qualification, acquisitions, dispositions, operations, indebtedness and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders. A change in our targeted investments, investment guidelines and other operational policies may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the market price of our common stock and our ability to make distributions to our stockholders.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

Risks Related to Our Business Structure

Loss of our exemption from regulation pursuant to the Investment Company Act would adversely affect us.

We conduct our business so as not to become regulated as an investment company under the Investment Company Act in reliance on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires that: (i) at least 55% of our investment portfolio consist of “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and (ii) at least 80% of our investment portfolio consist of qualifying real estate interests plus “real estate-related assets.” In satisfying this 55% requirement, based on pronouncements of the SEC staff, we may treat whole pool agency securities as qualifying real estate interests. The SEC staff has not issued guidance with respect to whole pool non-agency securities. Accordingly, based on our own judgment and analysis of the SEC’s pronouncements with respect to agency whole pool certificates, we may also treat whole pool non-agency securities as qualifying real estate interests. We may also treat whole mortgage loans that we acquire directly as qualifying real estate interests provided that 100% of the loan is secured by real estate when we acquire it and we have the unilateral right to foreclose on the mortgage. We may also treat certain investments in the controlling classes of certain CMBS and RMBS as qualifying real estate interests.

The mortgage related investments that we acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. If the SEC determines that any of these securities are not qualifying interests in real estate or real estate-related assets, adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exceptions or changes its interpretation of the above exceptions, we could be required to restructure our activities or sell certain of our assets. We may be required at times to adopt less efficient methods of financing certain of our mortgage related investments and we may be precluded from acquiring certain types of higher yielding securities. The net effect of these factors would be to lower our net interest income. If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced. Our business will be materially and adversely affected if we fail to qualify for this exemption from regulation pursuant to the Investment Company Act.

We are highly dependent on information and communications systems. Any systems failures could significantly disrupt our business, which may, in turn, negatively affect our operations and the market price of our common stock and our ability to pay dividends to our stockholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our or our Manager’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Changes in laws or regulations governing our operations or our failure to comply with those laws or regulations may adversely affect our business.

We are subject to regulation by laws at the local, state and federal level, including securities and tax laws and financial accounting and reporting standards. These laws and regulations, as well as their interpretation, may be changed from time to time. Accordingly, any change in these laws or regulations or the failure to comply with these laws or regulations could have a material adverse impact on our business. Certain of these laws and regulations pertain specifically to REITs.

Risks Related to This Offering and Our Common Stock

There is no public market for our common stock and a market may never develop, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. The initial public offering price may not correspond to the price at which our common stock will trade in the public market subsequent to this offering and the price of our shares available in the public market may not reflect our actual financial performance.

We have applied to have our common stock listed for trading on The NASDAQ Global Market under the symbol “MTGE.” Trading on NASDAQ will not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our common stock will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell shares of our common stock; or

•	the prices that may be obtained for our common stock.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or specialty finance industry;

•	increases in market interest rates that lead purchasers of our shares of common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	issuance of additional equity securities;

•	actions by institutional stockholders;

•	additions or departures of key management personnel, or changes in our relationship with our Manager or American Capital;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued pursuant to our incentive plan), or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Future sales of shares of our common stock may depress the price of our shares.

We cannot predict the effect, if any, of future sales of our common stock or the availability of shares for future sales on the market price of our common stock. Any sales of a substantial number of our shares in the public market, or the perception that sales might occur, may cause the market price of our shares to decline.

Upon completion of this offering, American Capital and certain officers of our Manager and/or us will own an aggregate of     % of our outstanding common stock, or     % assuming the underwriters’ over-allotment is exercised in full. Our Board of Directors has granted American Capital an exemption from the 9.8% ownership limitation. We will enter into a registration rights agreement with American Capital and certain of our and/or our Manager’s officers with respect to the common stock owned by them upon completion of this offering. Pursuant to the registration rights agreement, we will grant to American Capital and such officers (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. These registration rights will begin to apply 180 days after the date of this prospectus. American Capital or such officer may sell these shares in a transaction that is not subject to registration under the Securities Act if an exemption from such registration is available. We cannot predict the effect that any sale of our common stock by American Capital or such officer will have on the market price of our common stock.

You should not rely on lock-up agreements in connection with this offering to limit the amount of common stock sold into the market.

We and each of American Capital, our Manager, our directors and our executive officers have severally agreed that, for a period of     days after the date of this prospectus, we and they will not, without the prior written consent of the representatives of the underwriters dispose of or hedge any shares of our common stock, subject to certain exceptions and extension in certain circumstances. There are no present agreements between the underwriters and any of American Capital, our Manager, our directors, our executive officers or us to release us or any of them from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representatives of the underwriters may waive these restrictions. These sales or a perception that these sales may occur could reduce the market price of our common stock.

We have not established a minimum dividend payment level and we cannot assure you of our ability to pay dividends in the future.

We intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed to our stockholders. We have not established a minimum dividend payment level and the amount of our dividend will fluctuate. Our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our Board of Directors and will depend on our earnings, our financial condition, the requirements for REIT qualification and such other factors as our Board of Directors may deem relevant from time to time. We may not be able to make distributions in the future or our Board of Directors may change our dividend policy in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay dividends in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital reduces the basis of a stockholder’s investment in our common stock to the extent of such basis and is treated as capital gain thereafter.

An increase in market interest rates may cause a material decrease in the market price of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions are likely to affect adversely the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby reducing cash flow and our ability to service our indebtedness and pay distributions.

Certain provisions in our charter and bylaws could discourage a change of control that our stockholders may favor, which could also adversely affect the market price of our common stock.

Provisions in our charter and bylaws may make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to our stockholders. For example, our charter, which will be in effect at the time this offering is completed, will authorize our Board of Directors to issue up to              shares of our preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of unissued series of our preferred stock, each without any vote or action by our stockholders. We could issue a series of preferred stock to impede the completion of a merger, tender offer or other takeover attempt. See “Description of Capital Stock.” These and other provisions in our charter and bylaws may impede takeover attempts, or other transactions, that may be in the best interests of our stockholders and, in particular, our common stockholders. In addition, the market price of our common stock could be adversely affected to the extent that provisions of our charter and bylaws discourage potential takeover attempts, or other transactions, that our stockholders may favor.

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service (“IRS”) as to our REIT qualification, prior to the effectiveness of the registration statement of which this prospectus forms a part, we will receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the annual REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Distributions payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2012. Distributions of ordinary income payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or distributions payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a non-deductible 4% excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from mortgage loans, mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire discounted debt investments that are subsequently modified by agreement with the borrower. If such arrangements constitute “significant modifications” of such debt under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification.

As a result, we may find it difficult or impossible to meet distribution requirements in certain circumstances. In particular, where we experience differences in timing between the recognition of taxable income and the actual receipt of cash, the requirement to distribute a substantial portion of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with REIT requirements, or (iv) make taxable distributions of our capital stock or debt securities. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividend with respect to taxable years ending on or before December 31, 2011 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2010-12 applies only to taxable dividends payable in cash or stock with respect to taxable years ending on or before December 31, 2011, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Even if we qualify and remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we qualify and remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. See “Federal Income Tax Considerations—Taxation of American Capital Mortgage Investment Corp.” In addition, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through our TRS or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate level tax liability. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. In addition, in certain cases, the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to qualify or maintain our qualification as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make and, in certain cases, to maintain ownership of, certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of MBS. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “Federal Income Tax Considerations—Taxation of American Capital Mortgage Investment Corp.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our investment portfolio otherwise attractive investments. For example, in certain cases, the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be liquidated in order for us to qualify or maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into certain financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for federal income tax purposes. Unless we elect to accrue market discount currently, accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the debt instruments that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If such debt instruments or MBS turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

In addition, we may acquire debt instruments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding instrument are “significant modifications” under the applicable Treasury regulations, the modified instrument will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified instrument exceeds our adjusted tax basis in the unmodified instrument, even if the value of the instrument or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for federal tax purposes.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to debt instruments at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominantly held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

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part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock;

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part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under the Internal Revenue Code may be treated as unrelated business taxable income; and

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to the extent that we are (or a part of us, or a disregarded subsidiary of ours, is) a “taxable mortgage pool,” or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations.”

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their distribution income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

To the extent we invest in construction loans, we may fail to qualify as a REIT if the IRS successfully challenges our estimates of the fair market value of land improvements that will secure those loans.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not successfully challenge our estimate of the loan value of the real property and our treatment of the construction loans for purposes of the REIT income and assets tests, which may cause us to fail to qualify as a REIT.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor and the IRS successfully challenges such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, then we could fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification or create additional tax liability for us.

To qualify as a REIT, we must comply with requirements regarding the composition of our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a properly designated hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets generally does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “Federal Income Tax Considerations—Taxation of American Capital Mortgage Investment Corp.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through our TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Complying with REIT requirements may limit our ability to invest in TBAs.

We may, in the future, purchase agency mortgage investments through TBAs and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test or the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test, and we would not treat these items as qualifying assets or income (as the case may be) unless we receive a reasoned, written opinion (within the meaning of applicable Treasury regulations) of our counsel that such items should be treated as qualifying assets or income. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBAs could be limited. Moreover, even if we were to receive the opinion of counsel described above, it is possible that the IRS could assert that such assets or income are not qualifying assets or income, which could cause us to fail the 75% asset test or the 75% gross income test.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for federal income tax purposes.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as prohibited transactions for federal income tax purposes.

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (including mortgage loans, but other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a prohibited transaction for federal income tax purposes.

We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. As a result, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us. In addition, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules dealing with REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could affect or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

Risks Related to Our Organization and Structure

Our charter restricts the ownership and transfer of our outstanding stock which may have the effect of delaying, deferring or preventing a transaction or change of control of our company.

In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our stock may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than the first year for which we elect to be taxed as a REIT. Subject to certain exceptions, our charter prohibits any stockholder from owning actually or constructively more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, and 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our stock. The constructive ownership rules under the Code are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or the outstanding shares of all classes or series of our stock by an individual or entity could cause that individual or entity to own constructively in excess of the relevant ownership limits. Our charter also prohibits any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT. Any attempt to own or transfer shares of our common stock in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void.

Certain provisions of Maryland law may limit the ability of a third party to acquire control of our company.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Subject to certain limitations, provisions of the MGCL prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or an affiliate or associate of us who beneficially owned 10% or more of the voting power of our then outstanding stock during the two-year period immediately prior to the date in question) or an affiliate of the interested stockholder for five years after the most recent date on which the stockholder became an interested stockholder. After the five-year period, business combinations between us and an interested stockholder or an affiliate of the interested stockholder must generally either provide a minimum price to our stockholders (as defined in the MGCL) in the form of cash or other consideration in the same form as previously paid by the interested stockholder or be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares of voting stock and at least two-thirds of the votes entitled to be cast by stockholders other than the interested stockholder and its affiliates and associates. These provisions of the MGCL relating to business combinations do not apply, however, to business combinations that are approved or exempted by our Board of Directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has by resolution exempted business combinations between us and American Capital and its affiliates, and between us and any other person, provided that in the latter case the business combination is first approved by our Board of Directors (including a majority of our directors who are not affiliates or associates of such person). However, our Board of Directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Additionally, Title 3, Subtitle 8 of the MGCL permits our Board of Directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect to be subject to certain provisions relating to corporate governance that may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium to the market price of our common stock or otherwise be in our stockholders’ best interests. Upon the consummation of this offering, we will already be subject to some of these provisions, either by provisions of our charter and bylaws unrelated to Subtitle 8 or by reason of an election in our charter to be subject to certain provisions of Subtitle 8.

For more information, please see “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws.”

Our Board of Directors has the power to cause us to issue additional shares of our stock without stockholder approval.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our Board of Directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. See “Description of Stock—Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock.”

Special Note Regarding Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, dividends, capital structure, or other financial terms, as well as statements regarding subjects that are forward-looking by their nature, such as:

•	use of proceeds from this offering and the concurrent private placement;

•	our business and financing strategy;

•	our projected operating results;

•	our ability to deploy effectively and timely the net proceeds of this offering and the concurrent private placement;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	estimates relating to our future distributions;

•	our expected leverage;

•	our hedging activities;

•	interest rates; and

•	the impact of technology on our operations and business.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations may change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make a decision concerning an investment in our common stock, along with the following factors, among others, that may cause actual results to vary from our forward-looking statements:

•	the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors;”

•	our reliance on our Manager;

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	our lack of operating history;

•	changes in our business or investment strategy;

•	changes in the value of our target assets;

•	changes in the prepayment speeds of our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	changes in interest rate spreads or the yield curve;

•	availability, terms and deployment of debt and equity capital;

•	availability of qualified personnel;

•	the degree and nature of our competition;

•	effects on hedging activities on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	changes in governmental regulations, tax rates and similar matters;

•	changes in GAAP;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs);

•	availability of investment opportunities in mortgage-related and real estate related investments and securities;

•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•	our ability to maintain our exemption from registration under the Investment Company Act;

•	general volatility in capital markets;

•	the adequacy of our cash reserves and working capital;

•	the timing of cash flows, if any, from our investment portfolio; and

•

other risks associated with investing in mortgage-related investments, including changes in our industry, interest rates, the debt securities markets, the general economy or the finance and real estate markets specifically.

When we use words such as “will,” “plan,” “may,” “shall,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Any forward looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may effect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Proceeds

We are offering              shares of our common stock at the initial public offering price of $          per share. Concurrently, we are selling to American Capital and certain officers of our Manager and us an aggregate of $              million of our common stock at the initial public offering price in a private placement. We estimate that the net proceeds that we receive from this offering and the concurrent private placement will be approximately $              million, after deducting the underwriting discount and estimated offering expenses of approximately $              million (or, if the underwriters exercise their over-allotment option in full, approximately $              million, after deducting underwriting discounts and estimated offering expenses of approximately $              million).

We expect to deploy the net proceeds from this offering and the concurrent private placement on a leveraged basis within 90 days of the closing of this offering, primarily in agency mortgage investments. We expect that more than 80% of our initial leveraged investment portfolio will be comprised of fixed rate pass-through certificates, with the remainder being a combination of (i) additional fixed-rate pass-through certificates, (ii) ARM or hybrid ARM pass-through certificates, and (iii) CMOs, including interest-only strips. We expect to maintain our initial leveraged investment portfolio for three to six months, subject to market conditions. Depending on the economic environment and our outlook for the mortgage market thereafter, we ultimately intend to deploy the net proceeds of this offering and the concurrent private placement to construct an investment portfolio that may differ from the initial leveraged investment portfolio described above. We expect to adjust our investment portfolio as investment opportunities in our other targeted asset classes arise.

Depending on the availability of the targeted investments in our initial investment portfolio, we may also temporarily invest the net proceeds in readily marketable, short-term, interest-bearing investments, including money market accounts that are consistent with our intention to qualify as a REIT. These temporary investments are expected to provide a lower net return than we hope to achieve from our target assets.

Distribution Policy

We intend to make regular quarterly distributions of our net income to our stockholders out of assets legally available therefor. To qualify as a REIT, we must annually distribute to our stockholders in a timely manner an amount at least equal to:

•

90% of our REIT taxable income, determined before the deduction of dividends paid and excluding any net capital gains (which does not necessarily equal net income as calculated in accordance with GAAP); plus

•	90% of the excess of our taxable income from foreclosure property (as defined in Section 856 of the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code; less

•

any excess non-cash income (as determined under the Internal Revenue Code). See “Federal Income Tax Considerations—Taxation of American Capital Mortgage Investment Corp.—Annual Distribution Requirements.”

If we qualify and continue to qualify as a REIT, we will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Federal Income Tax Considerations—Taxation of American Capital Mortgage Investment Corp.—Annual Distribution Requirements.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

Distributions will be authorized by our Board of Directors and will be declared based upon a number of factors, including actual results of operations, restrictions under Maryland law, the timing of the deployment of the net proceeds of this offering, our financial condition, our taxable income, liquidity considerations, our expected return on equity, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, our operating expenses and other factors our Board of Directors deem relevant. Our ability to make distributions to our stockholders will depend upon the performance of our investment portfolio, and, in turn, upon our Manager’s management of our business. Distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient net interest income to pay distributions to our stockholders. In addition, our Board of Directors may change our distribution policy in the future. You should consider carefully the risks discussed below and under the section entitled “Risk Factors” before investing in our common stock.

Distributions to stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of such distributions may be designated by us as long-term capital gain to the extent that such portion is attributable to our sale of capital assets held for more than one year. If we pay distributions in excess of our current and accumulated earnings and profits, such distributions will be a treated as a tax-free return of capital to the extent of each stockholder’s tax basis in our common stock and as capital gain thereafter. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of our distributions, see the section entitled “Federal Income Tax Considerations—Taxation of American Capital Mortgage Investment Corp.” and “—Taxation of Stockholders” for additional disclosures.

Our charter will allow us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Internal Revenue Code, we may consider various funding sources to cover any such shortfall, including borrowing under our repurchase agreements, selling certain of our assets, using a portion of the net proceeds we receive in this offering or future offerings or making taxable distributions of our capital stock or debt securities. Our distribution policy enables us to review the alternative funding sources available to us from time to time.

Capitalization

The following table sets forth our cash and capitalization as of March 28, 2011 on an actual basis and as adjusted to give effect to:

•

the sale of              shares of our common stock in this offering at an assumed initial public offering price of $          per share, generating net proceeds of $          million, after deducting the underwriting discount and estimated offering expenses payable by us;

•	the sale of shares of common stock to American Capital and certain officers of our Manager and us at the initial public offering price of $ per share for an aggregate purchase price of $ million; and

•	the issuance of an aggregate of shares of our restricted common stock to our independent directors following completion of this offering.

You should read this table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited balance sheet as of March 28, 2011 and related notes thereto included elsewhere in this prospectus.

	As of March 28, 2011
	Actual	As Adjusted[1] (unaudited)
Assets:
Cash	$1,000	$

Stockholders’ Equity:
Common stock, par value $0.01 per share; 1,000 shares authorized and 100 shares issued and outstanding on an actual basis, and shares authorized and shares issued and outstanding on an adjusted basis[2]	$1	$
Additional paid-in capital	999

Total Stockholders’ Equity	$1,000	$

Total Capitalization	$1,000	$

1.	Assumes no exercise of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, the net proceeds we would receive from selling common stock in this offering and the concurrent private placement would be
$ million, after deducting underwriting discounts and estimated offering expenses of approximately $ million.
2.	Includes shares of restricted common stock that vest over a three year period to be issued to our independent directors following completion of this offering.

Selected Financial Information

The following table presents selected financial information as of March 28, 2011 that has been derived from our historical audited balance sheet as of March 28, 2011 and the related notes included elsewhere in this prospectus. We have no operating history and no investment portfolio.

The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited balance sheet dated as of March 28, 2011 and the related notes thereto included elsewhere in this prospectus.

As of March 28, 2011
Assets:
Cash	$1,000

Total assets	$1,000

Liabilities and Stockholders’ Equity:

Liabilities	$—

Common stock, par value $0.01 per share; 1,000 shares authorized and 100 shares issued and outstanding	1
Additional paid-in capital	999

Stockholders’ equity	$1,000

Total liabilities and stockholders’ equity	$1,000

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Special Note Regarding Forward Looking Statements ,” and “Business” and our audited balance sheet as of March 28, 2011 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. We intend to finance our assets, subject to market conditions, through a combination of financing arrangements, including but not limited to, repurchase agreements, warehouse facilities, securitizations, and term financing facilities. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, through a combination of dividends and capital appreciation. We intend to achieve this objective by constructing and managing a diversified mortgage investment portfolio designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to focus on security selection and the relative value of various sectors within the mortgage market.

We will be externally managed and advised by our Manager, pursuant to the terms of a management agreement. Our Manager is an indirect subsidiary of a wholly-owned portfolio company of American Capital, a publicly traded private equity firm and global asset manager with $37 billion in assets under management as of March 31, 2011. We have no employees and our Manager will be responsible for making all of our investment decisions and administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors.

We will commence operations upon completion of this offering. We intend to qualify as a REIT for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2011. We generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

Outlook

Our business will be affected by general U.S. residential real estate fundamentals and the overall U.S. economic environment. In particular, our strategy is influenced by the specific characteristics of these markets, including origination trends in both conforming and non-conforming loans, prepayment rates, interest rate levels and the credit environment for mortgage investments. We expect the results of our operations to be affected by various factors, many of which are beyond our control. Our results of operations will primarily depend on, among other things, the level of our net interest income, the market value of our investment portfolio, the ability of our investment portfolio to withstand credit related impairments, our ability to lever our investments and the supply of and demand for mortgages and mortgage-related securities. Our net interest income, which includes the amortization of purchase premiums and accretion of discounts, will vary primarily as a result of changes in interest rates, borrowing costs, defaults and impairments, and prepayment speeds, which is a measurement of how quickly borrowers pay down the unpaid principal balance on their mortgage loans. Additionally, the evolution of new rules and disclosure requirements impacting non-agency securitizations mandated by the Dodd-Frank Wall Street and Consumer Protection Act, or the Dodd-Frank Act, will be very relevant to the resurrection of securitizations of non-agency mortgage investments.

Current Market Conditions; Changing Market Structure

Market Conditions. The current economic and market outlook are shaped in a significant manner by the unprecedented level of fiscal and monetary stimulus that the U.S. Government and Federal Reserve Board provided in the aftermath of the 2008 credit crisis. The current rate environment is characterized by a very steep yield curve with the spread between two-year Treasury Notes and 30-year Treasury Bonds nearly 4%. The Federal Reserve Board has maintained a near-zero bound for the Federal Funds Target Rate, and has reiterated its commitment to fulfilling the mandate of the second round of quantitative easing, or QE2, implemented at the end of 2010. QE2 was intended to promote higher growth and lower unemployment and to maintain price stability in the U.S. economy through the purchase of $600 billion in U.S. Treasury securities through June 2011.

While recent economic data suggests an improvement in U.S. economic growth, we believe the significant mortgage debt burden, run-off of fiscal stimulus and required budget discipline at both the federal and state level will serve as a heavy anchor to real gross domestic product, or GDP, and employment growth in 2011. Although headline inflation data is being pushed higher due to rising commodity costs, we do not believe these input costs will lead to higher core rates due to a plentiful supply of labor preventing wage pressure and an unprecedented level of housing supply containing rental rates. For these reasons, and considering its dual mandate to manage both inflation and unemployment, we believe that the Federal Reserve Board will exercise patience before unwinding any form of quantitative easing or other monetary stimulus now in effect. We expect this type of muted recovery to keep the yield curve relatively steep and, barring any system shocks to the capital markets, for healthy demand for agency mortgage investments to continue.

However, the U.S. Treasury Department announced on March 21, 2011 that it intends to sell its portfolio of mortgage-backed securities, which it values at $142 billion over the course of the next twelve months. The Federal Reserve Board also holds $1.25 trillion of agency mortgage-backed securities, and it is possible that the Federal Reserve could follow the lead of the Treasury Department and begin to sell all or a portion of the mortgage-backed securities that it owns.

Asset managers and insurance companies continue to seek incremental spreads relative to Treasury Bonds in a low yield environment and financial institutions continue to prefer high quality, liquid fixed income assets to generate strong but conservative net interest margins to repair their balance sheets. Yield spreads on agency mortgage-related investments are attractive relative to historical spread levels. Prepayments are being made at rates less than the historical average, which should provide an on-going opportunity to capture such spread. Non-agency mortgage investments continue to be priced to high default and loss severity rates and low prepayment scenarios and offer similarly attractive loss-adjusted yields in the fixed income market.

As the capital markets continue to recover, commercial banks have re-entered the secured lending market, which has quickened the pace of asset recovery and the reversion to mean credit spreads. Financing of agency and non-agency securities is currently widely available through, among other vehicles, repurchase agreements. Haircuts, or the discount attributed to the value of securities sold under repurchase agreements, average around 5% for agency securities and average between 10% and 50% for non-agency securities, depending on the specific security used as collateral for such repurchase agreements.

Changing Market Structure. The changing regulatory landscape and declining roles of the GSE portfolios should present attractive investment opportunities for us in both agency and non-agency mortgage assets. The U.S. Treasury White Paper titled “Reforming America’s Housing Finance Market,” or the White Paper, issued on February 11, 2011 presents investment alternatives for the mortgage market in the wake of the GSEs being placed into conservatorship, and we believe that changes contemplated in the White Paper present a unique opportunity for private capital to enter into the mortgage market in the coming years.

We also believe that the residential mortgage market in the U.S. may be restructured as a consequence of the Dodd-Frank Act’s regulatory overhaul and broad-based adoption of Basel III regulatory capital requirements for mortgage-related assets. We believe risk retention rules and requirements for regulated institutions to hold more capital to withstand future recessions or significant declines in home prices may significantly change mortgage origination and distribution and provide opportunities for intermediaries and investors. We also believe that we may benefit from the expected curtailment of government support for housing that could begin as early as this year. Specifically, the reduction in loans eligible for GSE guarantees based upon loan size and a gradual rise in guarantee fees could drive high credit quality mortgages away from the agency sector. We believe these actions will accelerate the demand for private capital into the housing finance sector, and we expect that we will be well positioned to earn attractive risk-adjusted investments in new residential mortgage assets. As a diversified and flexible investment vehicle that can invest in agency and non-agency mortgage investments, we expect to be optimally positioned to extract value from the mortgage market irrespective of future of government involvement in the mortgage market.

Severe dislocations and liquidity disruptions in the credit markets within the past two years have impacted both the cost and availability of commercial real estate debt. The CMBS market was stagnant and left a void in the market for long-term, affordable, fixed rate debt. Lenders generally increased credit spreads, lowered the amount of available proceeds and otherwise tightened underwriting standards, and limited lending to existing relationships with borrowers that invest in high quality assets in an effort to manage capital allocations and credit risk. New CMBS issuances and increased access to the capital markets for publicly-traded REITs indicate that commercial real estate lending will be revived along with the CMBS market’s revival.

Factors Impacting Our Results of Operations

Credit Risks. We intend to invest across the spectrum of mortgage investments, from agency mortgage investments, for which the principal and interest payments are guaranteed by a U.S. Government agency or GSE, to non-prime mortgage loans, to unrated equity tranches of CMBS. As such, we expect our investments will be subject to risks arising from delinquencies and foreclosures, thereby exposing our investment portfolio to potential losses. We will also be exposed to changing credit spreads which could result in declines in the fair value of our investments. We believe our Manager’s in-depth investment expertise across multiple sectors of the mortgage market, prudent asset selection and our hedging strategy will enable us to minimize our credit losses and keep our market value losses and financing costs within reasonable bands.

Prepayment Speeds. Prepayment speeds, as reflected by the constant prepayment rate, or CPR, vary according to interest rates, the type of mortgage loan, conditions in financial markets and housing markets, availability of mortgages, borrowers’ credit profile, competition and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans, and as a result, prepayment speeds on residential mortgages and RMBS tend to decrease. When interest rates fall, however, prepayment speeds tend to increase. This inverse correlation between interest rates and prepayments gives rise to what market participants call “negative convexity”, where mortgage securities can be expected to increase in price less when rates fall then they can be expected to fall if rates rise. Additionally, when real estate price appreciation is positive, prepayment rates may increase and when real estate prices depreciate in value, prepayment rates may decline. We refer to this correlation as negative convexity. Premiums and discounts associated with the purchase of our investments will be amortized or accreted into interest income over the lives of the investments, using either contractual payments or estimated prepayments under the interest method. Consequently, for mortgage investments purchased at a premium, as prepayment speeds (either actual or future projections) increase, the amount of income we will earn on these investments will be less than expected because the purchase premium we will pay for the investments amortizes faster than expected. Conversely, decreases in prepayment speeds (either actual or future projections) result in income greater than expected and can extend the period over which we amortize the purchase premium. For mortgage investments purchased at a discount, as prepayment speeds increase, the amount of income we will earn will be greater than expected because of the acceleration of the accretion of the discount into interest income. Conversely, decreases in prepayment speeds result in income less than expected and can extend the period over which we accrete the purchase discount into interest income.

Interest Rate Environment. As indicated above, as interest rates rise, prepayment speeds generally decrease, increasing our interest income. Rising interest rates, however, increase our financing costs which may result in a net negative impact on our net interest income. Even if we acquire ARMs or securities collateralized by ARMs, such interest rate increases could still result in decreases in our net investment income, as there could be a timing mismatch between the interest rate reset dates on our investment portfolio and the financing costs of these investments. Additionally, periodic or lifetime caps as well as mismatches between the different indices underlying ARM securities and our funding costs could also negatively impact net investment returns.

Rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the supply of target assets, which could affect our ability to acquire assets that satisfy our investment objectives. Rising interest rates may also cause securities that were issued prior to an interest rate increase to decrease in market value.

Size of Investment Portfolio. The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our investment portfolio, will also be a key driver of our gross interest income. Generally, as the size of our investment portfolio grows, the amount of interest income that we receive will increase. The larger investment portfolio, however, will drive increased expenses as we will incur additional interest expense to finance the purchase of our investment portfolio. Our net interest income therefore depends on the spread of interest income earned over interest expense incurred.

Extension Risk. Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when we acquire a fixed rate mortgage or hybrid ARM security, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because a portion of the borrowing costs are fixed for some percentage of the fixed-rate portion of the related security.

However, prepayment rates are likely to decrease in a rising interest rate environment, which will extend the life of the assets relative to the swap agreement or other hedging instrument. This could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the term of the hedging instrument while the income earned on the security would remain fixed. This situation may also cause the market value of our fixed-rate or hybrid adjustable rate mortgage securities to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Value Risk. We intend to invest in instruments whose fair value is sensitive to changes in credit risk, interest rates and prepayment estimates. Because both mortgage-related securities and loans for which we have elected to record at fair value at time of purchase and mortgage-related securities classified as available-for-sale are recorded at fair value, with the changes in fair value reported in either earnings or other comprehensive income, a component of stockholders’ equity, our results of operations will fluctuate along with these changes in market values.

Critical Accounting Policies

The following is a summary of our accounting policies that are most affected by judgments, estimates and assumptions, which relate to investment accounting, repurchase agreements, revenue recognition, derivative accounting, securities valuation, and income taxes. Each of these items involves estimates that will require management to make judgments that are subjective in nature. We will rely on our Manager’s and American Capital’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under different conditions, we could report materially different amounts using these critical accounting policies.

Mortgage-related Securities. We will account for mortgage-related securities purchases and sales that do not settle regular way on a settlement date basis. These contracts will be treated as derivatives during the period between trade date and settlement date. We will account for all other mortgage-related securities on a trade date basis.

At the time of purchase, we will designate a security as held-to-maturity, available-for-sale or trading depending on our ability and intent to hold such security to maturity. Securities classified as held-to-maturity are reported at amortized cost. Securities classified as available-for-sale are reported at fair value with changes in fair value reported in other comprehensive income, a component of stockholders’ equity. Securities classified as trading will be reported at fair value with changes in fair value reported in the statement of operations in the period on which they occur. At the time of purchase, we may also elect an option to record any security at fair value with changes in fair value reported in the statement of operations in the period in which they occur. We may, from time to time, sell any of our securities as part of our Manager’s overall management of our investment portfolio. Accordingly, for securities that we have not elected the option to record at fair value with changes in fair value reported in earnings, we expect to designate as available-for-sale. Upon the sale of a security, we will determine the cost of the security and the amount of realized gains or losses based on the specific identification method.

For securities that are classified as held-to-maturity or available-for-sale, we will evaluate the securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired involves judgment and assumptions based on subjective and objective factors. When a security is impaired, an other-than-temporary impairment is considered to have occurred if (i) we intend to sell the security or (ii) it is more likely than not we will be required to sell the security before recovery of its amortized cost basis. The amount of the other-than-temporary impairment related to a credit loss or impairments on securities that we have the intent to sell or for which it is more likely than not that we will be required to sell before the recovery are recognized in earnings and reflected as a reduction in the cost basis of the security. The amount of the other-than-temporary impairment of securities related to other factors is recorded consistent with changes in the fair value of all other available-for-sale securities in other comprehensive income, a component of stockholders’ equity.

Mortgage Loans. Loans will be classified as held-for-investment based upon management’s intent and ability to hold the loans for the foreseeable future. Loans held-for-investment will be recorded at amortized cost. Loans classified as held-for-sale will be recorded at the lower of amortized cost or fair value. If the fair value is lower than the amortized cost of a loan classified as held-for-sale, we will record a valuation allowance to write the loan down to fair value with a corresponding charge to earnings. At the time of purchase, we may also elect an option to record any loan at fair value with changes in fair value reported in earnings in the period in which they occur.

Loans classified as held-for-investment will be evaluated for impairment on a quarterly basis. Loans held-for-investment will be considered impaired when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan or, for loans acquired at a discount to face value, when it is probable that we will not be able to collect all amounts estimated to be collected at the time of acquisition. Impairment will be measured by comparing the recorded amount of the loan to the present value of the expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of an impairment, we will record an allowance to reduce the carrying value of the loan and a corresponding charge to earnings. Significant judgments are required in determining impairment, including estimating future cash flows, making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Repurchase Agreements. We may finance the purchase of securities or mortgage loans through repurchase transactions executed under master repurchase agreements. We will account for repurchase transactions as collateralized financing transactions. We expect our repurchase agreements to be recognized at cost plus accrued interest. We expect our repurchase agreements to have short-term maturities and that their cost would approximate fair value. However, for repurchase agreements that have a longer-term maturity, we may at inception elect to record the liability at fair value with changes in fair value recorded in earnings in the period in which they occur.

Interest Income Recognition. Interest income on securities and loans will be recognized over the life of the investment using the effective interest method. Premiums or discounts will be recognized into interest income over the life of the investment based on either contractual payments or estimated prepayments. For non-agency securities and loans that are not of high credit quality, at the time of purchase, we will determine the effective interest rate based on the estimated cash flows and our cost basis. Subsequent to the purchase and on a quarterly basis, these estimated cash flows will be updated and a revised yield will be calculated prospectively based on the current amortized cost of the investment. In estimating cash flows, we incorporate assumptions, including, but not limited to, prepayment rates and default and recovery rates. Income recognition will be suspended for loans when, in the opinion of management, the collection of principal and interest is not probable. Income recognition for these loans will be resumed when collection of principal and interest is reasonably assured.

Derivative Instruments. We will maintain a risk management strategy under which we use derivative financial instruments to manage the adverse impact of interest rates and credit changes on the value of our investment portfolio as well as our cash flows. In particular, we attempt to manage the risk of the cost of our short-term variable rate liabilities increasing at a faster rate than the earnings of our long-term assets during a period of rising interest rates. The principal derivatives instruments that we intend to use are interest rate swaps, interest rate swaptions, interest rate caps and floor contracts, futures and forward contracts and credit default swaps.

We will account for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). We will recognize all derivative instruments as either assets or liabilities in the balance sheet and to measure those instruments at fair value. The change in fair value will be recorded to either other comprehensive income, a component of stockholders’ equity, or earnings depending on whether the derivative instrument qualifies as a hedge for accounting purposes and if we elect to apply hedge accounting for the instrument.

Valuation of Financial Instruments. We will estimate the fair value of our investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosure, which establishes a framework for measuring fair value using a three-level valuation hierarchy. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of hierarchy are defined as follows:

•	Level 1–Quoted prices (unadjusted) for identical unrestricted assets and liabilities in active markets that are accessible at the measurement date.

•

Level 2–Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3–Instruments with primarily unobservable market data that cannot be corroborated.

When available, we will use quoted market prices to determine the fair value of our financial instruments. If quoted market prices are not available, we will estimate the fair value based on either a market approach using third-party pricing services and dealer quotes or an income approach based on estimated cash flows discounted using a market participant’s yield, or by a combination of both a market approach and an income approach, if appropriate.

The third-party pricing services use pricing models that incorporate such factors as coupons, primary and secondary mortgage rates, prepayment speeds, spread to the Treasury and interest rate swap curves, convexity, duration, periodic and life caps, expected losses, expected default severity and credit enhancements. The dealer quotes incorporate common market pricing methods, including a spread measurement to the Treasury or interest rate swap curve as well as underlying characteristics of the particular financial instrument including coupon, periodic and life caps, rate reset period, issuer, expected losses, expected default severity, additional credit support and expected life of the financial instrument. To the extent the inputs used in the pricing models of pricing services or broker quotes are observable, the values would be categorized as Level 2 in the valuation hierarchy; otherwise they would be categorized as Level 3 in the valuation hierarchy.

In estimating cash flows, we will incorporate assumptions a market participant would use including, but not limited to, prepayment rates, and default and recovery rates. We expect the inputs into estimating the discounted cash flow would be unobservable and categorized as Level 3 in the valuation hierarchy.

Income Taxes. We intend to elect to be taxed as a REIT under the provisions of the Internal Revenue Code. In order to qualify as a REIT, we must annually distribute, in a timely manner to our stockholders, at least 90% of our taxable ordinary income. A REIT is not subject to tax on its earnings to the extent that it distributes its annual taxable income to its stockholders and as long as certain asset, income and stock ownership tests are met. We intend to operate in a manner that will allow us to be taxed as a REIT. As permitted by the Internal Revenue Code, a REIT can designate dividends paid in the subsequent year as dividends of the current year if those dividends are both declared by the extended due date of the REIT’s federal income tax return and paid to stockholders by the last day of the subsequent year.

As a REIT, if we fail to distribute in any calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year, and (iii) any undistributed taxable income from the prior year, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed and (ii) the amounts of income we retained and on which we have paid corporate income tax.

Our domestic TRS, American Capital Mortgage Investment Corp. TRS, LLC, is subject to federal, state and, if applicable, local income tax.

We evaluate uncertain income tax positions, if any, in accordance with ASC Topic 740, Income Taxes. We classify interest and penalties, if any, related to unrecognized tax benefits as a component of provision for income taxes.

Results of Operations

As of the date of this prospectus, we have not commenced operations. We will not build an investment portfolio until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund investments and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering and the concurrent private placement, net cash provided by operating activities (including interest and other payments received on and proceeds from the sale of assets in our investment portfolio, and payments received under and proceeds from the sale of derivative instruments that we may purchase), cash from repurchase agreement borrowings and other financing arrangements and from future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities.

We initially intend to finance our acquisition of investments primarily through the use of repurchase agreements and other forms of financing. Under the repurchase agreements, we may be required to pledge additional collateral to the repurchase agreement counterparties (i.e., lenders) in the event the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral (a margin call), which may take the form of additional investments or cash. Similarly, if the estimated fair value the collateral increases due to changes in the market interest rates of market factors, lenders may release collateral back to us. Specifically, margin calls would result from a decline in the value of the collateral securing our repurchase agreements, prepayments on the mortgages underlying this collateral and to changes in the estimated fair value of such collateral due to principal reduction from scheduled amortization and resulting from changes in market interest rates and other market factors.

We also intend to pursue other asset-specific funding strategies for instruments that we may acquire that are not readily financed in the repurchase market. We expect that our borrowings generally will have maturities that range from as short as one month to, in certain instances, as long as the final maturity of certain assets.

We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing. If we are unable to obtain or renew our sources of financing or unable to obtain them on favorable terms, it may have an adverse effect on our business, financial condition and results of operations.

To qualify as a REIT, we must distribute annually at least 90% of our taxable income. This distribution requirement limits our ability to retain earnings and thereby replenish or increase capital for operations.

We will be required to reimburse our Manager for all costs and expenses incurred in connection with our initial public offering, including formation expenses, of which approximately $500,000 have been incurred to date.

Contractual Obligations

As of June 10, 2011, we had no contractual obligations.

Off-Balance Sheet Arrangements

As of June 10, 2011, we had no off-balance sheet arrangements.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly dividends to our stockholders. Before we pay any dividend, whether for federal income tax purposes or otherwise, which would only be paid out of available cash, we must first meet both our operating requirements and scheduled debt service on our repurchase agreements or other debt payable.

Quantitative and Qualitative Disclosures About Market Risk

The primary market risks that we expect to be exposed to are credit risk, interest rate risk, prepayment risk, spread risk, liquidity risk and extension risk. While we will not seek to avoid risk completely, we believe that risk can be quantified from historical experience and we intend to actively manage that risk, to earn sufficient compensation to justify taking such risks and to maintain capital levels consistent with the risks that we undertake. Because we currently have no operations, quantitative measures of risk are not included.

Credit Risk

We will be subject to credit risk to varying degrees on our investments. Credit risk pertains to the risk resulting from lending capital to borrowers, either directly through a mortgage loan, or indirectly through an investment that is collateralized by a pool of mortgage loans, who ultimately may not make payments as contractually required. Credit risk can be assessed before credit is granted or renewed and periodically reviewed throughout the loan or security term. We believe that loan credit quality is primarily determined by borrowers’ credit profiles, loan characteristics, collateral value and macroeconomic drivers.

We expect our Manager to use a comprehensive credit review process to measure and ultimately manage credit risk. Our Manager’s analysis of loans includes borrower profiles and loan characteristics, as well as valuation and appraisal data. Our Manager may utilize a third party due diligence firm to perform an independent underwriting review to ensure compliance with the originators’ guidelines and to ensure the accuracy of the loan information that was presented to our Manager. Depending on the terms of the trade, different levels of due diligence may be performed. Our Manager may select loans for review predicated on risk-based criteria such as loan-to-value, borrower’s credit profile and loan size. Our Manager may also outsource underwriting services to review higher risk loans, either due to borrower credit profiles or collateral valuation issues. In addition to statistical sampling techniques, our Manager may create adverse credit and valuation samples, which we may individually review or outsource to a third party for due diligence. Our Manager may reject loans that fail to conform to our standards. Once we own a loan, our Manager’s surveillance process will include ongoing analysis through our data warehouse and servicer files.

We may utilize credit default swaps or other financial derivatives to help manage some credit exposure or for other purposes. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments. Our profitability and the value of our investment portfolio (including derivatives used for hedging purposes) may be adversely affected during any period as a result of changes in the credit environment, risk premiums, liquidity, interest rates, or other factors.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with our interest-bearing liabilities. Changes in the level of interest rates also can affect the value of the mortgage-related investments that will constitute our investment portfolio and our ability to realize gains from the sale of these assets. We may utilize a variety of financial instruments, including interest rate swap agreements, swaptions, caps, collars, floors, forward contracts, or futures contracts, in order to limit the effects of interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments. Our profitability and the value of our investment portfolio (including derivatives used for hedging purposes) may be adversely affected during any period as a result of changing interest rates.

Prepayment Risk

Premiums and discounts associated with the purchase of our investments will be amortized or accreted into interest income over the lives of the investments, using either contractual payments or estimated prepayments under the interest method. Furthermore, GSE buyouts of loans in imminent risk of default, loans that have been modified, or loans that have defaulted will generally be reflected as prepayments on our mortgage investments and also increase the uncertainty around any estimates. Our policy for estimating prepayment speeds for calculating the effective yield is to evaluate published prepayment data for similar securities, market consensus and current market conditions for mortgage investments. If the actual prepayment experienced differs from our estimate of prepayments or if our estimates of future prepayments change, we will be required to make an adjustment to the amortization or accretion of premiums and discounts that would have an impact on future income. In addition, changing estimates of prepayments may affect the fair value of our investments. We may use a variety of financial instruments such as swaptions, caps and floors to limit the impact of prepayment variability on our operations.

Spread Risk

Certain of our investments may be reflected at their estimated fair value with unrealized gains and losses included either in earnings or in accumulated other comprehensive equity, a component of stockholders’ equity. When the spread between the yield on our investments and U.S. Treasury securities or swap rates widens, this could cause the value of our investments to decline, creating what we refer to as spread risk. The spread risk associated with our investments and the resulting fluctuations in fair value can occur independent of interest rates and may relate to other factors impacting the mortgage and fixed income markets such as liquidity or changes in required rates of return on different assets. We will consider spread risk in the selection of our assets.

Liquidity Risk

The primary liquidity risk for us arises from financing long-term assets with shorter-term borrowings primarily in the form of repurchase agreements. To the extent we pledge assets to secure repurchase agreements, such assets will generally be high-quality investments and cash. However, should the value of our collateral suddenly decrease, margin calls relating to our repurchase agreements could increase significantly, causing an adverse change in our liquidity position. As such, we may not always be able to renew (or roll) our repurchase agreements. In addition, our counterparties have the option to increase our haircuts (margin requirements) on the assets we pledge against repurchase agreements, thereby reducing the amount that can be borrowed against an asset even if they agree to renew or roll the repurchase agreement. Significantly higher haircuts can reduce our ability to leverage our investment portfolio or even force us to sell assets quickly, and potentially, at steep losses, especially if correlated with asset price declines or faster prepayment rates on our assets. As such, we intend to diversify our assets to address any liquidity risk.

Extension Risk

Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgage loans. In general, when we acquire a fixed rate mortgage or hybrid ARM security, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period somewhat closer to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for a larger portion of the duration of the fixed-rate portion of the related asset.

However, prepayment rates are likely to decrease in a rising interest rate environment, which will extend the life of the assets relative to the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the security would remain fixed. This situation may also cause the market value of our fixed-rate or hybrid adjustable rate mortgage securities to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Business

Our Company

We are a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments, which we refer to as our target assets.

Our investment objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation. We intend to achieve this objective by selectively constructing and actively managing a diversified mortgage investment portfolio comprised of asset classes that, when properly financed and hedged, are designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to focus on security selection and the relative value of various sectors within the mortgage market. We believe that the residential mortgage market will undergo dramatic changes in the coming years as the role of GSEs such as Fannie Mae and Freddie Mac is diminished, which we expect will create investment opportunities for us.

We will commence operations upon completion of this offering. We intend to qualify as a real estate investment trust, or REIT for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2011. We generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the Investment Company Act.

Our Manager

We will be externally managed and advised by American Capital MTGE Management, LLC, or our Manager, pursuant to the terms of a management agreement. Our Manager is an indirect subsidiary of American Capital, LLC, which is a wholly-owned portfolio company of American Capital, Ltd. (NASDAQ: ACAS), or American Capital. American Capital is a publicly-traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital had $37 billion in assets under management and eight offices in the U.S., Europe and Asia as of March 31, 2011.

The sister company of our Manager is the external manager of American Capital Agency Corp. (NASDAQ: AGNC), a publicly traded REIT that invests exclusively in agency mortgage investments (other than limited investments entered into for hedging purposes). American Capital Agency Corp. had $29.2 billion of assets under management as of March 31, 2011. In connection with the initial public offering of American Capital Agency Corp., American Capital committed not to sponsor an investment vehicle that invests predominantly in agency securities that represent undivided beneficial interests in a group or pool of one or more mortgages, or whole-pool agency securities, for so long as the current manager of American Capital Agency Corp. or another affiliate of American Capital serves as the manager of American Capital Agency Corp. Thus, our investment portfolio is expected to consist of assets that are not predominantly whole-pool agency securities for so long as we are managed by an affiliate of American Capital.

Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. All of our officers and the members of our mortgage investment team and other support personnel, are employees of either the parent company of our Manager or American Capital. Because neither we nor our Manager have any employees, our Manager will also enter into an administrative services agreement with American Capital and the parent company of our Manager, pursuant to which our Manager will have access to their employees, infrastructure, business relationships, management expertise, information technologies, capital raising capabilities, legal and compliance functions, accounting, treasury and investor relations capabilities, to enable our Manager to fulfill all of its responsibilities under the management agreement. We are not a party to the administrative services agreement. Therefore, we do not have any recourse against American Capital or the parent company of our Manager if they do not fulfill their obligations under the administrative services agreement or elect to assign the agreement to an affiliate. In addition, under the management agreement between us and our Manager, neither our Manager nor any of its affiliates will be liable for any of their acts or omissions under the agreement except for those constituting bad faith, gross negligence or reckless disregard of their duties.

Gary Kain is the President of our Manager and also serves as our President and Co-Chief Investment Officer, with primary oversight for all of our investments. He is also the President and Chief Investment Officer of American Capital Agency Corp. and the President of its manager. Mr. Kain joined American Capital in January 2009 as a Senior Vice President and Managing Director and has served in various other roles with American Capital and its affiliates. Prior to joining American Capital, Mr. Kain served as Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. Since joining Freddie Mac in 1988, Mr. Kain served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for its $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac.

Jeff Winkler is a Senior Vice President of our Manager and also serves as our Senior Vice President and Co-Chief Investment Officer. He will be primarily responsible for managing our non-agency mortgage investment portfolio. Mr. Winkler joined our Manager in May 2011. Prior to that, Mr. Winkler served as a Managing Director and co-head of the Securitized Products Fund at both PointState Capital and Duquesne Capital Management from February 2009 to May 2011, where he co-managed a private investment fund that principally invested in non-agency RMBS and agency derivatives. Prior to joining Duquesne, Mr. Winkler was a senior trader in the non-agency business at Deutsche Bank from November 2008 to February 2009. He also worked at Lehman Brothers for six years prior to that in securitized products trading, where he held roles in their agency, non-agency, and mortgage origination business.

Track Record of the Investment Team of our Manager

The table below sets forth certain historical return information for American Capital Agency Corp., which is managed by an affiliate of our Manager and invests exclusively in agency mortgage investments (other than limited investments entered into for hedging purposes), from its initial public offering on May 20, 2008 through March 31, 2011:

	Partial Year ended December 31, 2008[5]	Year ended December 31,		Three Months ended March 31, 2011
		2009	2010
Total equity capital raised[1]	$286.1	$221.6	$1,054.8	$1,752.8
Beginning net asset value per share[2]	$19.07	$17.20	$22.48	$24.24
Ending net asset value per share[3]	$17.20	$22.48	$24.24	$25.96
Total dividends declared per share	$2.51	$5.15	$5.60	$1.40
Total economic return[4]	3.4%	60.6%	32.7%	12.9%
Total stock price return[6,7]	21.4%	53.3%	32.1%	6.3%

1.	Total equity capital raised, net of underwriting discount and other offering expenses.
2.	Net asset value as of the final date of the prior period or, in the case of 2008, the initial public offering price of $20.00 per share less the underwriting discounts and estimated offering expenses.
3.	Net asset value as of the last date of the period.
4.	Total economic return represents the sum of the change in net asset value during the period and dividends declared during the period, divided by the net asset value at the beginning of the period.
5.	Represents partial-year information as American Capital Agency Corp. completed its initial public offering on May 20, 2008.
6.	Source: SNL Financial.
7.	Total stock price return represents the percentage change over the selected period on a $1 investment in American Capital Agency Corp.’s common stock price from: (1) for the partial year ended December 31, 2008, American Capital Agency Corp.’s initial public offering price of $20.00, and (2) for the years ended December 31, 2009 and 2010 and the three months ended March 31, 2011, the last trading date of the prior fiscal year, in each case with all dividends being reinvested on the ex-dividend date.

Our results may differ from American Capital Agency Corp.’s results and will depend on a variety of factors, some of which are beyond our control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in default rates and prepayment speeds, and other changes in market conditions and economic trends. In addition, we intend to invest in non-agency mortgage investments in addition to agency mortgage investments, whereas American Capital Agency Corp. invests, almost exclusively, in agency mortgage investments. Therefore, you should not assume that American Capital Agency Corp.’s performance will be indicative of our performance.

American Capital Agency Corp. invests exclusively in agency mortgage investments (other than limited investments entered into for hedging purposes), and relies on its agency mortgage investments as collateral for its financings. In 2008 and 2009, the residential mortgage market in the United States encountered a variety of adverse conditions, including an increasing number of defaults, credit losses and liquidity concerns. Investors’ perception of the risk associated with real estate-related assets, including agency mortgage investments, increased; as a result, assets prices fluctuated in value, in some cases significantly. In addition, the U.S. government undertook a policy of aggressive monetary easing, reducing the short term funding rate to almost zero percent. As a result of the increasing risks, many banks took steps to reduce their level of funding to counterparties, and as a consequence, the availability of funding declined. Toward the end of 2008, American Capital Agency Corp. chose to delever its balance sheet through the sale of assets. While such actions did not generate net losses for American Capital Agency Corp., it did experience unrealized losses on its swap portfolio over this same time period as interest rates declined. As such, these liquidity issues in the market led to significantly wider spreads on American Capital Agency Corp.’s assets as compared to its liabilities and hedges more generally, and some assets declined in price despite the decline in rates. These impacts led to a material drop in book value during the later part of 2008.

Our Investment Strategy

Our objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation. We intend to achieve this objective by relying on our Manager’s expertise to construct and manage a diversified mortgage investment portfolio by identifying assets classes that, when properly financed and hedged, are designed to produce attractive returns across a variety of market conditions and economic cycles, considering the risks associated with owning such investments. We believe that the residential mortgage market will undergo dramatic change in the coming years as the role of GSEs is diminished, which we expect to create attractive investment opportunities for us. We intend to buy and sell securities in all sectors of the mortgage market. Therefore, the composition of our investment portfolio will vary as our Manager believes changes to market conditions, risks and valuations warrant. Consequently, we may experience investment gains or losses when we sell instruments that our Manager no longer believes provide attractive risk-adjusted returns relative to other sectors of the mortgage market.

Through rigorous research, stringent investment underwriting analysis and disciplined security selection, we expect our Manager to invest in and manage a portfolio of mortgage investments with attractive risk-adjusted yields. In general, we expect our Manager to evaluate investment opportunities by reviewing: cash flow characteristics of underlying mortgages and properties; borrower credit quality; regional economic factors, including the potential for growth or contraction, future demand for residential and commercial properties and the potential for home price appreciation or deprecation; and potential drivers of defaults and loss characteristics of underlying collateral.

We intend to profit not only from current earnings generated by our investment portfolio, but also from the identification of investment opportunities whose relative value, arising from current or expected market trends and dislocations, has diverged from other investment opportunities. Specifically, we will evaluate the risk/return characteristics of individual investment opportunities against other mortgage investment opportunities as well as opportunities in other investment sectors. Our selection of assets will focus on investments that are expected to generate attractive returns relative to other investments with similar levels of risk and are expected to benefit from expected trends within the mortgage market.

The factors our Manager will consider in selecting non-agency mortgage investments will include, but are not limited to, items such as interest rates, property prices, other economic indicators and loan level and borrower characteristics. These factors will drive our Manager’s projections of prepayments, loan modifications, defaults and loss severities. In addition, these loan cash flow projections, which may be adjusted to reflect servicer specific behavior, in combination with the deal structure, will allow our Manager to project security returns under a variety of scenarios and to select securities that provide attractive returns given the specific level of risk.

We expect to employ the expertise and experience of our Manager to finance selected assets within our investment portfolio, when appropriate and prudent, and to hedge our investment portfolio to manage prepayment, credit and interest rate risks as applicable.

Our active management strategy involves buying and selling securities in all sectors of the mortgage market. Therefore, the composition of our investment portfolio will vary as our Manager believes changes to market conditions, risks and valuations warrant. Consequently, we may experience investment gains or losses when we sell instruments that our Manager no longer believes provide attractive risk-adjusted returns relative to other sectors of the mortgage market.

We expect our target asset allocation to evolve over time as opportunities emerge and, as currently believed will occur, the government, through the FHA and GSE’s, reduces its involvement in the U.S. housing finance market. Currently, the GSE’s (along with the FHA) guarantee approximately 90% of all new mortgage production within the United States and, consequently, the early allocation of our capital will be significantly directed toward agency mortgage investments. Depending on the pace of regulatory reform, the wind down and run-off of the GSE portfolios, the GSEs’ level of participation in new securitizations and other factors affecting the housing market, our anticipated allocation of capital to agency mortgage investments will range from 75% to 25% and to non-agency mortgage investments and other mortgage-related investments from 25% to 75% (with other mortgage-related investments accounting for 0% to 25% of the latter range).

Our Targeted Assets

We intend to invest in, finance and manage mortgage-related investments, which we define as agency mortgage investments, non-agency mortgage investments and other mortgage-related investments, including the principal assets set forth in each of the following asset classes:

Agency Mortgage Investments

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Residential mortgage pass-through certificates. Residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the security, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. In general, mortgage pass-through certificates distribute cash flows from underlying collateral on a pro rata basis among certificate holders. The payment of principal and interest on these securities is guaranteed by Ginnie Mae or a GSE.

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CMOs. CMOs are securities that are structured from residential mortgage pass-through certificates. In general, CMOs receive monthly payments of principal and interest from underlying mortgage pass-through certificates. CMOs can divide these cash flows into different classes of securities. For example, CMOs may direct all interest payments to one class of security (an interest only security, or IO) and all principal payments, including pre-paid principal, to another class of security. CMOs may also redirect cash flows between classes, effectively giving priority to some classes while subordinating other classes. These structural characteristics allow CMOs to redistribute the risk/return characteristics of mortgage pass-through certificates on which they are based to suit investor demand. Agency CMOs are based on residential mortgage pass-through certificates where the “pool” of mortgage loans secured by the mortgage pass-through certificate on which the CMOs are based consist of loans for which the principal and interest payments are guaranteed by Ginnie Mae or a GSE.

Non-Agency Mortgage Investments

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Non-agency RMBS. Non-agency RMBS are securities backed by residential mortgages. The payment of principal and interest is not guaranteed. Instead, non-agency RMBS may benefit from credit enhancement derived from structural elements, such as subordination, overcollateralization or insurance. As such, non-agency RMBS can carry a significantly higher level of credit exposure relative to the credit exposure of agency RMBS securities. We may purchase highly-rated instruments that benefit from credit enhancement or non investment grade instruments that absorb credit risk. We expect to focus primarily on non-agency RMBS where the underlying mortgages are secured by residential properties within the United States.

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Prime mortgage loans. Prime mortgage loans are residential mortgage loans that conform to the underwriting guidelines of a U.S. Government agency or a GSE but that do not carry any credit guarantee from either a U.S. Government agency or a GSE. Jumbo prime mortgage loans are prime mortgage loans that conform to such underwriting guidelines except as to loan size.

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Non-prime mortgage loans. Non-prime mortgage loans are residential mortgage loans that do not meet all of the underwriting guidelines of the GSEs. Consequently, these loans may carry higher credit risk than prime mortgage loans. Non-prime mortgage loans may allow borrowers to qualify for a mortgage loan with reduced or alternative forms of documentation. This category includes loans commonly referred to as Alt-A or as subprime.

Other Mortgage-Related Investments

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Commercial mortgage-backed securities, or CMBS. Commercial mortgage-backed securities are securities that are structured utilizing collateral pools comprised of commercial mortgage loans. CMBS can be structured as pass-through securities, where the cash flows generated by the collateral pool are passed on pro rata to investors after netting for servicer or other fees, or where cash flows are distributed to numerous classes of securities following a predetermined waterfall, which may give priority to selected classes while subordinating other classes. We may invest across the capital structure of these securities, from debt investments with investment grade ratings from one or more nationally recognized rating agencies to unrated equity tranches. We intend to focus on CMBS where underlying collateral is secured by commercial properties located within the United States.

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Commercial mortgage loans. Commercial mortgage loans are mortgage loans secured by commercial real property with either fixed or floating interest rates and various other terms. These investments may include first or second lien loans or subordinated interests in such loans. In addition, such mortgage loans may also have short terms and serve as bridge financing for the acquisition, construction, or redevelopment of a property. We intend to focus on mortgage loans secured by commercial properties located within the United States.

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Mortgage-related derivatives. As part of our investment and risk management strategy, we may enter into derivative transactions as a method of enhancing our risk/return profile and/or hedging existing or emerging risks within our investment portfolio. These transactions may include, but are not limited to, buying or selling forward positions and credit default swaps. Our Manager intends to implement this strategy based upon overall market conditions, the level of volatility in the mortgage market, size of our investment portfolio and our intention to qualify as a REIT.

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Other mortgage-related investments. Other mortgage-related investments include mortgage servicing rights, excess interest-only instruments and other investments that may arise as the mortgage market evolves.

Investment Methods

We intend to invest directly in non-agency residential mortgage loans (prime mortgage loans and non-prime mortgage loans) through direct purchases of loans from mortgage originators and through purchases of loans on the secondary market. We may also enter into purchase agreements with a number of loan originators and intermediaries, including mortgage bankers, commercial banks, savings and loan associates, home builders, credit unions and other mortgage conduits. We intend to invest primarily in mortgage loans secured by properties within the United States.

We intend to purchase MBS either in their initial offerings or on the secondary market through broker/dealers or similar entities. We may also enter into arrangements with originators and intermediaries to source collateral for mortgage-backed securities.

We may utilize TBAs in order to invest in agency securities or to hedge our investments. Our ability to purchase agency securities through TBAs may be limited by the 75% asset and income tests applicable to REITs.

Immediately following our initial public offering, we expect our Manager to focus our investment activities on purchasing agency mortgage investments in order to deploy efficiently the capital raised in this offering because the investment origination and due diligence time required to make non-agency residential mortgage investments and other mortgage-related investments can be longer than the time to make agency mortgage investments. In addition, the vast majority of current mortgage market activity is in the agency sector of the market.

Our Manager is responsible for making portfolio allocation decisions and will be guided by our intent to provide attractive risk-adjusted returns while providing quarterly distributions to stockholders, qualify as a REIT, and remain exempt from the requirements of the Investment Company Act. Our Manager’s decisions will depend on prevailing market conditions and may change over time in response to their view of opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our assets that will be invested in any of our target asset classes at any given time. We may change our strategy and policies without a vote of our stockholders. We believe that the diversification of our investment portfolio, our Manager’s expertise investing in our target assets and the flexibility of our strategy, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Investment Committee

The Investment Committee established by our Manager consists of Malon Wilkus, John Erickson, Samuel Flax, Gary Kain, Jeff Winkler and Thomas McHale, each of whom is an officer of our Manager. For biographies of the members of the Investment Committee, please see the section entitled “Our Manager, American Capital and the Management Agreement—Officers of Our Manager.” The role of the Investment Committee is to monitor the performance of our Manager with respect to our investment guidelines and investment strategy, to monitor our investment portfolio and to monitor our compliance requirements related to our intention to qualify as a REIT and to not become regulated as an investment company under the Investment Company Act. The Investment Committee intends to meet on a regular basis as frequently as it believes is required to maintain prudent oversight of our investment activities. The Investment Committee expects to set and monitor operating policies and guidelines and to receive notification in the event that we may operate outside of our operating policies or investment guidelines. The Investment Committee may change these investment guidelines at any time with the approval of our Board of Directors, but without any approval from our stockholders.

Our Financing Strategy

We intend to leverage prudently our investment portfolio so as to increase potential returns to our stockholders. We intend to finance our assets, subject to market conditions, through a combination financing arrangements, including, but not limited to, repurchase agreements, warehouse facilities, securitizations, term financing facilities and dollar roll transactions. Our leverage may vary periodically depending on market conditions, our portfolio composition and our Manager’s assessment of risks and returns. We intend to finance different asset classes through the most efficient means available for a particular asset class at any given time. Therefore, our overall leverage will be highly dependent on investment portfolio composition. Our Manager’s selection of funding alternatives will be restricted in that it may not enter into funding transactions that would cause us to fail to qualify as a REIT for federal income tax purposes.

We do not expect to operate with any explicit leverage restrictions; rather, our Manager intends to establish certain operating guidelines within which it will seek to operate, including guidelines for leverage. Such guidelines and compliance therewith will be reviewed by the Investment Committee and our Board of Directors. Based on the current financing market for mortgage-backed securities, which is predominantly short-term repurchase financing, we would expect to operate our agency mortgage investment portfolio within a leverage range of 6x to 12x and our non-agency mortgage investment portfolio within a leverage range of 1x to 6x. Within each of these asset classes, the level and availability of financing will be influenced by the specific security or loan being financed. Our other mortgage-related investments include certain derivative products, which in many instances may be implicitly leveraged by their structure and, as such, the appropriate financing for such investments will be evaluated on a case-by-case basis. As the financing market evolves, we would expect our leverage ranges to change, and they may well increase. Such changes will be discussed with the Investment Committee and our Board of Directors but do not require stockholder approval.

Our Hedging Strategy

We may use a variety of strategies to hedge a portion of our exposure to interest rate, prepayment and credit risk to the extent that our Manager believes is prudent, taking into account our investment strategy, the cost of the hedging transactions and our intention to qualify as a REIT. As a result, we may not hedge certain interest rate, prepayment or credit risks if our Manager believes that bearing such risks enhances our return relative to our risk/return profile.

Interest Rate Risk. We intend to hedge some of our exposure to potential interest rate mismatches between the interest we earn on our longer term investments and the borrowing costs on our shorter term borrowings. Because a majority of our leverage will be in the form of repurchase agreements, our financing costs will be fluctuate based on short-term interest rate indices, such as the London Interbank Offered Rate, or LIBOR. Because some of our investments will be in assets that have fixed rates of interest and mature in up to 30 years, the interest we will earn on those assets will generally not move in tandem with the interest rates that we pay on our repurchase agreements, which generally have a maturity of less than one year. We may experience reduced income or losses based on these rate movements. In order to mitigate such risk, we may utilize certain hedging techniques to lock effectively in the spread between the interest we earn on our assets and the interest we pay on our financing costs. These hedging techniques may include interest rate swap agreements, interest rate swaptions, interest rate caps or floor contracts, futures or forward contracts and other derivative securities.

Prepayment Risk. Because residential borrowers are able to prepay their mortgage loans at par at any time, we face the risk that we will experience a return of principal on our investments earlier than anticipated, and we may have to invest that principal at potentially lower yields. Because prepayments on residential mortgages generally accelerate when interest rates decrease and slow when interest rates increase, mortgage securities typically have “negative convexity.” In other words, certain mortgage securities in which we invest may increase in price more slowly than most bonds, or even fall in value, as interest rates decline. Conversely, certain mortgage securities in which we invest may decrease in value more quickly than similar duration bonds as interest rates increase. In order to manage our prepayment and interest rate risks, we monitor, among other things, our “duration gap” and our convexity exposure. Duration is the relative expected percentage change in market value of our assets that would be caused by a parallel change in short and long-term interest rates. Convexity exposure relates to the way the duration of a mortgage security changes when the interest rate and prepayment environment changes.

Credit Risk. We intend to accept mortgage credit exposure at levels our Manager deems prudent as an integral part of our diversified investment strategy. Therefore, we may retain all or a portion of the credit risk on our residential and commercial mortgages as well as on the loans underlying our RMBS and CMBS. We will seek to manage this risk through prudent asset selection, pre-acquisition due diligence, post-acquisition performance monitoring, sale of assets where we identify negative credit trends, the use of various types of credit enhancements and by using non-recourse financing, which limits our exposure to credit losses to the specific pool of mortgages subject to the non-recourse financing. Our overall management of credit exposure may also include credit default swaps or other financial derivatives that our Manager believes are appropriate. Additionally, we intend to vary the percentage mix of our non-agency mortgage investments and agency mortgage investments in an effort to actively adjust our credit exposure and to improve the risk/return profile of our investment portfolio.

Our Policies with Respect to Certain Other Activities

If our Board of Directors determines that additional funding is required and/or beneficial to our strategy, we may raise funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that we decide to raise additional equity capital, our Board of Directors has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.

In addition, we intend to finance the acquisition of investments with traditional forms of financing, such as repurchase and financing agreements. Our Board of Directors will receive an investment report and review our investment portfolio and related compliance with the investment guidelines on at least a quarterly basis.

We intend to engage in the purchase and sale of investments. We will not underwrite the securities of other issuers.

Our Board of Directors may change any of these policies without prior notice or a vote of our stockholders.

Changes in Our Investment Guidelines

The Investment Committee may propose and our Board of Directors may approve new investment guidelines, which could reallocate our investment portfolio. Such changes may be made at any time and without stockholder consent.

Exemption from Regulation Under the Investment Company Act

We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act, in reliance on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interest in real estate” or “qualifying real estate interests” and at least 80% of our assets in qualifying real estate interests and “real estate-related assets.” In satisfying this 55% requirement, based on pronouncements of the SEC staff, we may treat agency securities issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate interests. The SEC staff has not issued guidance with respect to whole pool non-agency securities. Accordingly, based on our own judgment and analysis of the SEC’s pronouncements with respect to agency whole pool certificates, we may also treat non-agency securities issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate interests. We may also treat whole mortgage loans that we acquire directly as qualifying real estate interests provided that 100% of the loan is secured by real estate when we acquire it and we have the unilateral right to foreclose on the mortgage. We will also treat certain investments in the controlling classes of CMBS and RMBS pools as qualifying real estate interests.

We intend to invest in CMBS. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages on commercial properties. The pool of mortgages generally is administered by a trustee, a master servicer and a special servicer. Although each plays an important role in administering the pool of mortgages, the trustee and the master servicer generally exercise ministerial functions, whereas the duties of the special servicer include, among other things, monitoring the mortgage loans in the CMBS pool, evaluating defaulted mortgage loans with a view toward developing a plan to maximize the recovery on such loans, foreclosing upon or working out defaulted mortgage loans and recommending and implementing a plan that details whether and how to sell, and negotiating the sale of, distressed mortgage loans and properties acquired through foreclosure or otherwise working out such loans. The most subordinate class of a CMBS issuance is in the first loss position and is referred to as the “controlling class,” because the holder of a majority of that class has the right to hire and remove the special servicer and to provide instructions to the special servicer with respect to the foreclosure/workout of defaulted mortgage loans. In addition, if the special servicer for any reason does not follow the instructions of the holder of a majority of the controlling class with respect to the foreclosure or workout of a defaulted mortgage loan, the majority holder of such class has the unilateral right to acquire the mortgage out of the pool and foreclose upon the mortgage itself.

On the date of issuance, the controlling class of a CMBS issuance generally is the “NR” or “not rated” class. After issuance, however, should the outstanding principal balance of the NR class erode by more than 75% of its initial face amount, the rights originally exercised by the NR class, as the controlling class, are automatically transferred to the holder of a majority of the next more senior class. In the event of further erosion in the value of the collateral, this process repeats with each class all the way up the capital structure as the value of the pool erodes. This self-executing mechanism is intended to ensure that the class of CMBS that is then most “at risk” for losses has the control and discretion necessary to protect its interest, including the rights of foreclosure on the underlying mortgages.

In order to ensure that we will be able to exercise the rights of the controlling class, we generally acquire 100% of the NR, B and BB classes of a CMBS issuance. In fact, the NR, B and BB classes often are sold as a “block transaction” because of the extensive due diligence that must be conducted in order for the purchaser of these classes of CMBS to evaluate the risks and to model the profitability of an investment in such classes of CMBS. We view investments we may make in the subordinate classes of a CMBS issuance as a single real estate investment, even though for rating agency reasons, the subordinate classes of a CMBS issuance may be divided into multiple classes. In addition, even though the subordinate CMBS may be divided into multiple classes, all of the subordinate classes are typically paid the same coupon based on the weighted average coupon of the underlying mortgage loans. Thus, the only material difference in the non-investment grade classes is the level of subordination.

The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based solely on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset where we acquire 100% of the controlling class of a CMBS issuance, because it has the ability to cause foreclosure of the mortgages underlying the CMBS issuance. In addition, when we acquire 100% of the controlling class of a CMBS issuance and 100% of sequentially contiguous non-investment grade classes of the same CMBS issuance, we believe we have the same legal and economic experience as if we had purchased the pool of mortgages underlying the CMBS and partially capitalized such purchase by issuing the investment grade classes of CMBS. Consequently, in addition to the controlling class, we consider each non-investment grade class that we acquire that is senior to the controlling class to be a qualifying real estate asset, provided that (i) we acquire 100% of such class and 100% of the respective controlling class, (ii) each such class is sequentially contiguous with the controlling class and (iii) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. For example, if we acquire 100% of the NR class of a CMBS issuance and 100% of the B and BB classes of the CMBS issuance, we will treat each such class as a qualifying real estate asset. If we transfer part or all of any such class, we will no longer treat that class or any class senior to that class as a qualifying real estate asset.

Some CMBS pools in which we invest include loans secured by mortgages with respect to which the special servicer, and consequently we, do not have the unilateral right to foreclose. We refer to these loans as “real estate-related notes.” With respect to real estate-related notes, the special servicer exercises many of the rights and duties described above, including monitoring the real estate-related notes, evaluating defaulted real estate-related notes with a view toward developing a plan to maximize the return on such notes, discussing such plans with other loan participants and, if collectively agreed, monitoring and exercising such foreclosure rights on behalf of the CMBS pool.

The SEC’s staff has expressed no view as to whether the controlling class and sequentially contiguous classes of a CMBS pool that contains some real estate-related notes are qualifying real estate assets or real estate-related assets. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool as described above and the CMBS pool contains some real estate-related notes, we believe our investment is the functional equivalent of direct ownership of the mortgages and the real estate-related notes underlying the CMBS issuance, because we believe we have the same legal and economic experience as if we had purchased the mortgages and the real estate-related notes and partially capitalized such purchase by issuing the investment grade classes of CMBS.

In the absence of SEC guidance with respect to CMBS pools that contain some real estate-related notes, we treat a portion of our investment in such pools as qualifying real estate assets only when the real estate-related notes comprise a de minimis portion of the entire pool. Accordingly, when we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate-related notes is 15% or less of the outstanding principal balance of the entire pool, we treat the mortgages over which we have the unilateral right to foreclose in the CMBS pool as qualifying real estate assets and the real estate-related notes in the pool as real estate-related assets. To reflect this treatment, we pro rate our investment in such a CMBS pool and treat as a qualifying real estate asset only that portion of our investment in the CMBS pool equal to the value of our investment multiplied by a fraction, the numerator of which is the outstanding principal balance of the mortgages in the CMBS pool over which we have the unilateral right to foreclose and the denominator of which is the outstanding principal balance of all of the mortgages in the CMBS pool, including the real estate-related notes. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate-related notes is more than 15% of the outstanding principal balance of the entire pool, we treat our entire investment in such a pool as a real estate-related asset.

We may also invest in RMBS. RMBS are securities backed by pools of loans secured by first or, less often, junior mortgages on residential properties. We will treat investments in RMBS as qualifying real estate assets only if we own 100% of the controlling class which gives us the unilateral right to foreclose on defaulted loans in the pool or to acquire such loans out of the pool and foreclose on them. In addition, we will treat RMBS as qualifying real estate assets only if we believe we have the same legal and economic experience as if we had purchased the pool of mortgages underlying the RMBS and partially capitalized such purchase by issuing the investment grade classes of RMBS. Consequently, in addition to the controlling class, we consider each non-investment grade class that we acquire that is senior to the controlling class to be a qualifying real estate asset; provided, that (i) we acquire 100% of such class and 100% of the respective controlling class, (ii) each such class is sequentially contiguous with the controlling class and (iii) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. As noted, the SEC has not provided guidance with respect to investments in controlling classes of CMBS or RMBS and may in the future take a view different than or contrary to our analysis. To the extent that the SEC staff publishes guidance with respect to investments in controlling classes of CMBS or RMBS different than or contrary to our analysis, we may be required to adjust our strategy accordingly.

The mortgage-related investments that we acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. We also may be required at times to adopt less efficient methods of financing certain of our mortgage-related investments and we may be precluded from acquiring certain types of mortgage-related investments. This exemption also prohibits us from issuing redeemable securities. If we fail to qualify for an exemption from registration as an investment company under the Investment Company Act or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described in this prospectus.

Competition

Our success will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring mortgage-related investments, we will compete with mortgage REITs, mortgage finance and specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. In addition, there are numerous mortgage REITs with similar asset acquisition objectives and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase. Additionally, our investment strategy will be dependent on the amount of financing available to us in the repurchase agreement market. Our investment strategy will be adversely impacted if we are not able to secure financing or not on favorable terms.

Employees

We do not have any employees. We will be managed by our Manager pursuant to the management agreement between our Manager and us. Our Manager is not expected to have any employees and will rely upon certain employees of its parent company and American Capital to conduct our day-to-day operations pursuant to an administrative services agreement. Under the administrative services agreement, our Manager will also have access to the infrastructure, business relationships, management expertise and capital raising capabilities of both its parent company and American Capital, to enable our Manager to perform its obligations and responsibilities under the management agreement.

Legal Proceedings

We and our Manager are not currently subject to any legal proceedings.

Our Manager, American Capital and the Management Agreement

Our Manager

We will be externally managed and advised by American Capital MTGE Management, LLC, or our Manager, pursuant to the terms of a management agreement. Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. The parent company of our Manager is an indirect majority-owned subsidiary of a wholly-owned portfolio company of American Capital. All of our officers are employees of the parent company of our Manager or members of American Capital’s senior management. We do not expect to have any employees. Our Manager will enter into an administrative services agreement with its parent company and American Capital pursuant to which it will have access to the employees of the parent company and American Capital necessary for our Manager to perform its obligations under the management agreement. We will not pay any of these individuals any cash or equity-based compensation. Rather, we will pay our Manager a management fee pursuant to the management agreement. Under the administrative services agreement, our Manager will also be able to utilize the infrastructure, business relationships, management expertise and capital raising capabilities of its parent company and American Capital to take advantage of opportunities in the mortgage market on our behalf.

Officers of Our Manager

The table below sets for certain information with respect to the officers of our Manager.

Name	Age	Position Held with Our Manager
Malon Wilkus	59	Chief Executive Officer
Gary Kain	46	President
John R. Erickson	51	Executive Vice President and Treasurer
Samuel A. Flax	54	Executive Vice President and Secretary
Jeff Winkler	37	Senior Vice President
Peter J. Federico	44	Senior Vice President and Chief Risk Officer
Thomas A. McHale	38	Vice President

Biographical information for each of the officers of our Manager is set forth below.

Malon Wilkus is our Chairman and Chief Executive Officer and the Chief Executive Officer of American Capital MTGE Management, LLC, our Manager. Mr. Wilkus is also the Chairman and Chief Executive Officer of American Capital Agency Corp. (NASDAQ: AGNC) and the Chief Executive Officer of its manager, American Capital AGNC Management, LLC. In addition, Mr. Wilkus is the founder of American Capital, the indirect owner of our Manager, and has served as its Chief Executive Officer and Chairman of the Board of Directors since 1986, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He also served as President of American Capital from 2001 to 2008 and from 1986 to 1999. Mr. Wilkus has also been the Chairman of European Capital Limited, a European private equity and mezzanine fund, since its formation in 2005. Additionally, Mr. Wilkus is the President of American Capital, LLC, which is the fund management portfolio company of American Capital and also the indirect majority owner of our Manager. He has also served on the board of directors of over a dozen middle-market companies in various industries.

Gary Kain is our President and Co-Chief Investment Officer and the President of our Manager, with primary oversight for all of our investments. He is also the President and Chief Investment Officer of American Capital Agency Corp. (NASDAQ: AGNC), a publicly traded REIT that invests exclusively in agency mortgage investments (other than for limited investments entered into for hedging purposes). He was previously a Senior Vice President and Managing Director of American Capital until July 2009, after which time his employment was transferred to American Capital Mortgage Management, LLC (f/k/a American Capital Agency Management, LLC), the parent company of our Manager. Mr. Kain is also the President of American Capital Mortgage Management, LLC and American Capital AGNC Management, LLC, the sister company of our Manager and the manager of American Capital Agency Corp. Prior to joining American Capital, Mr. Kain served as Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac.

John R. Erickson is our Executive Vice President and Chief Financial Officer and a nominee to our Board of Directors, and Executive Vice President and Treasurer of our Manager and of its parent company, American Capital Mortgage Management, LLC. Mr. Erickson is also the Executive Vice President and Chief Financial Officer of American Capital Agency Corp. and the Executive Vice President and Treasurer of its manager, American Capital AGNC Management, LLC. In addition, he is a Vice President and Treasurer of American Capital, LLC, the fund management portfolio company of American Capital. Mr. Erickson has also served as an Executive Vice President of American Capital since 2001 and as its Chief Financial Officer since 1998. From 1991 to 1998, Mr. Erickson was the Chief Financial Officer of Storage USA, Inc., a REIT formerly traded on the New York Stock Exchange (NYSE: SUS).

Samuel A. Flax is our Executive Vice President and Secretary and Executive Vice President and Secretary of our Manager and of its parent company, American Capital Mortgage Management, LLC. Mr. Flax is also Executive Vice President and Secretary of American Capital Agency Corp. and of its manager, American Capital AGNC Management, LLC. In addition, he is a Vice President and Secretary of American Capital, LLC, the fund management portfolio company of American Capital. Mr. Flax has also served as the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Capital since January 2005. Mr. Flax was a partner in the corporate and securities practice group of the Washington, D.C. law firm of Arnold & Porter LLP from 1990 to January 2005. Mr. Flax also served as Of Counsel to Arnold & Porter LLP from January 2005 to December 2005. At Arnold & Porter LLP, he represented American Capital in raising debt and equity capital, advised the company on corporate, securities and other legal matters and represented the company in many of its investment transactions.

Jeff Winkler is our Senior Vice President and Co-Chief Investment Officer and a Senior Vice President of our Manager. He will be primarily responsible for managing our non-agency mortgage investment portfolio. Mr. Winkler joined our Manager in May 2011. Prior to that, Mr. Winkler served as a Managing Director and co-head of the Securitized Products Fund at both PointState Capital and Duquesne Capital Management from February 2009 to May 2011, where he co-managed a private investment fund that principally invested in non-agency RMBS and agency derivatives. Prior to joining Duquesne, Mr. Winkler was a senior trader in the non-agency business at Deutsche Bank from November 2008 to February 2009. He also worked at Lehman Brothers for six years prior to that in securitized products trading, where he held roles in their agency, non-agency, and mortgage origination business.

Peter Federico is our Senior Vice President and Chief Risk Officer and the Senior Vice President and Chief Risk Officer of our Manager. He is also the Senior Vice President and Chief Risk Officer of the parent company of our Manager, American Capital Mortgage Management, LLC. He is primarily responsible for overseeing risk management activities for us and other funds managed by American Capital Mortgage Management, LLC’s subsidiaries. Mr. Federico joined our Manager in May 2011. Prior to that, Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, since joining the company in 1988.

Thomas A. McHale is a Vice President of our Manager and of its parent company, American Capital Mortgage Management, LLC. Mr. McHale is also the Vice President of American Capital AGNC Management,

LLC, the manager of American Capital Agency Corp. and of American Capital, LLC, the fund management portfolio company of American Capital. In addition, Mr. McHale has served as the Senior Vice President, Finance of American Capital since May 2006. He served as Vice President, Finance and Investor Relations and Assistant Secretary of American Capital from 2002 to May 2006. Mr. McHale joined American Capital in December 1998.

American Capital, Ltd.

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $37 billion in assets under management and eight offices in the U.S., Europe and Asia as of March 31, 2011.

Simultaneously with the completion of this offering, American Capital will purchase $        million of our common stock at the initial public offering price (or            shares) in a private placement, resulting in its ownership of approximately    % of our outstanding common stock upon completion of this offering (or    % if the underwriters exercise the over-allotment option described below in full). American Capital has agreed that, for a period of          days after the date of this prospectus, it will not, without the prior written consent of the representatives of the underwriters, dispose of or hedge the shares of our common stock that it will purchase in the concurrent private placement, subject to certain exceptions and extension in certain circumstances.

Our Management Agreement

We are party to a management agreement with our Manager, pursuant to which our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. The material terms of the management agreement are described below.

Management Services

The management agreement requires our Manager to oversee our business affairs in conformity with the operating policies and the investment guidelines proposed by the Investment Committee and approved by our Board of Directors. Our Manager at all times will be subject to the supervision and direction of our Board of Directors, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our Board of Directors. Our Manager is responsible for (i) the selection, purchase and sale of our investment portfolio, (ii) our financing and hedging activities and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and will perform such services and activities relating to our assets and operations as may be appropriate, including, without limitation:

•	maintaining the Investment Committee, which may propose changes to our investment guidelines to be approved by our Board of Directors;

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serving as our consultant with respect to the periodic review of investments, borrowings and operations and other policies and recommendations with respect thereto for approval by our Board of Directors;

•	serving as our consultant with respect to the selection, purchase, monitoring and disposition of our investments;

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serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us or our subsidiaries including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

•	purchasing and financing investments on our behalf;

•	providing us with portfolio management;

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engaging and supervising, on behalf of us and at our expense, independent contractors that provide real estate, investment banking, securities brokerage, insurance, legal, accounting, transfer agent, registrar and such other services as may be required relating to our operations or investments (or potential investments);

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

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performing and supervising the performance of administrative functions necessary in our management as may be agreed upon by our Manager and our Board of Directors, including, without limitation, the services in respect of our equity incentive plan for our independent directors, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

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communicating on behalf of us with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

•	counseling us in connection with policy decisions to be made by our Board of Directors;

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evaluating and recommending to us hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our qualification as a REIT, and with the investment guidelines;

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counseling us regarding the requirements to qualify as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury regulations thereunder;

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counseling us regarding the maintenance of our exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;

•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us or our subsidiaries by our Manager;

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monitoring the operating performance of our investments and providing periodic reports with respect thereto to our Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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investing and re-investing any of our monies and securities (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders) and advising us as to our capital structure and capital-raising activities;

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causing us to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing appropriate compliance procedures with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs and (ii) conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;

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assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act;

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taking all necessary actions to enable us and our subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Internal Revenue Code and Treasury regulations applicable to REITs;

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our Board of Directors from time to time;

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performing such other services as may be required from time to time for the management and other activities relating to our assets as our Board of Directors reasonably requests or our Manager deems appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the terms of the management agreement, our Manager will provide us with a management team, including our chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel to provide the management services to be provided by our Manager to us as described in the management agreement.

Our Manager has not assumed any responsibility other than to render the services called for under the management agreement in good faith and is not responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, will not be liable to us, our Board of Directors or our stockholders for any acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under the management agreement. We have agreed to indemnify our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager, its affiliates and the directors, officers, employees, members and stockholders of our Manager and its affiliates, performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties. Our Manager has agreed to indemnify us and our directors, officers and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement. Our Manager will maintain reasonable and customary “errors and omissions” and other customary insurance coverage upon the completion of this offering, but otherwise is not expected to have any assets with which to reimburse us for such losses.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the investment guidelines, (ii) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities are listed or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our Board of Directors, our Manager will notify our Board of Directors if it is our Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or our charter or bylaws.

Term and Termination Rights

The management agreement has an initial term expiring on             , 2014. The management agreement will be automatically renewed for one-year terms thereafter unless terminated by either us or our Manager. The management agreement does not limit the number of renewal terms. Either we or our Manager may elect not to renew the management agreement upon the expiration of the initial term of the management agreement or upon the expiration of any automatic renewal terms, both upon 180 days prior written notice to our Manager or us. Any decision by us to not renew the management agreement must be approved by the majority of our independent directors. If we choose not to renew the management agreement, we will pay our Manager a termination fee, upon expiration, equal to             times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. We may only elect not to renew the management agreement without cause with the consent of the majority of our independent directors. If we terminate the management agreement without cause, we may not, without the consent of our Manager, employ any employee of the Manager or any of its affiliates, including American Capital, or any person who has been employed by our Manager or any of its affiliates at any time within the two year period immediately preceding the date on which the person commences employment with us for two years after such termination of the management agreement. In addition, following any termination of the management agreement, we must pay our Manager all compensation accruing to the date of termination. Neither we nor our Manager may assign the management agreement in whole or in part to a third party without the written consent of the other party, except that our Manager may assign the agreement to any of its affiliates that is its successor by reason of a restructuring or other reorganization. In order for us to consent to our Manager’s assignment of the management agreement, we must obtain the approval of a majority of our independent directors. Our Manager may delegate the performance of any of its responsibilities to an affiliate so long as our Manager remains liable for such affiliate’s performance.

Furthermore, if we decide not to renew the management agreement without cause as a result of the determination by the majority of our independent directors that the management fee is unfair, our Manager may agree to perform its management services at fees the majority of our Board of Directors determine to be fair, and the management agreement will not terminate. Our Manager may give us notice that it wishes to renegotiate the fees, in which case we and our Manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of the 60 day negotiation period following our receipt of our Manager’s intent to renegotiate, the agreement will terminate, and we must pay the termination fees described above.

We may also terminate the management agreement with 60 days’ prior written notice for cause, without paying the termination fee, if any of the following events occur, which will be determined by a majority of our independent directors:

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our Manager’s fraud, misappropriation of funds or embezzlement against us or gross negligence (including such action or inaction by our Manager which materially impairs our ability to conduct our business);

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our Manager fails to provide adequate or appropriate personnel that are reasonably necessary for our Manager to identify investment opportunities for us and to manage and develop our investment portfolio if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

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a material breach of any provision of the management agreement (including the failure of our Manager to use reasonable efforts to comply with the investment guidelines) if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

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our Manager commences any proceeding relating to its bankruptcy, insolvency, reorganization or relief of debtors or there is commenced against our Manager any such proceeding which results in an order for relief or remains undismissed for a period of 90 days; or

•	the dissolution of our Manager.

Management Fee and Reimbursement of Expenses

We do not intend to employ personnel. As a result, we will rely on our Manager to administer our business activities and day-to-day operations. Our Manager is also expected to have no employees and to provide services to us through certain employees of its parent company or American Capital pursuant to an administrative services agreement. The management fee is designed to reimburse our Manager for providing such personnel to provide certain services to us as described above in “—Our Management Agreement—Management Services.” Our Manager will also be entitled to certain monthly expense reimbursements described below.

We will pay our Manager a management fee monthly in arrears in cash in an amount equal to 1/12 of 1.50% of our Equity (as defined below). We expect the management fee to be paid to our Manager in the first full fiscal year to be approximately $             million. Our Manager will use the proceeds from its management fee in part to pay American Capital and the parent company of our Manager for services provided by certain of their employees to us pursuant to the administrative services agreement.

Our Manager will calculate each monthly installment of the management fee within 15 days after the end of each calendar month, and we will pay the monthly management fee with respect to each calendar month within five business days following the delivery to us of our Manager’s statement setting forth the computation of the monthly management fee for such month.

“Equity” equals our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with GAAP.

Our Manager will not receive any incentive compensation pursuant to the terms of the management agreement.

We will pay, or reimburse our Manager, all our operating expenses. Pursuant to the terms of the management agreement, there are no limits on such expense reimbursements. We will not have any employees and will not pay our officers any cash or non-cash equity compensation. Pursuant to the terms of the management agreement, we are not responsible for the employment related expenses of our and our Manager’s officers and any American Capital employees that provide services to us under the management agreement. The costs and expenses required to be paid by us include, but are not limited to:

•	costs incurred in connection with this offering of our common stock, including formation expenses;

•	transaction costs incident to the acquisition, disposition and financing of our investments;

•	expenses incurred in contracting with third parties;

•	external legal, auditing, accounting, consulting, investor relations, brokerage and administrative fees and expenses, including in connection with this offering of our common stock;

•	the compensation and expenses of our independent directors and the cost of liability insurance to indemnify our directors and officers;

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the costs associated with our establishment and maintenance of any repurchase agreement facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs and similar expenses);

•	expenses associated with other securities offerings by us;

•	expenses relating to the payment of dividends;

•	costs incurred by personnel of our Manager for travel on our behalf;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies;

•	transfer agent and exchange listing fees;

•	the costs of printing and mailing proxies and reports to our stockholders;

•	all costs of organizing, modifying or dissolving our company or any subsidiary and costs in preparation of entering into or exiting any business activity;

•	our pro rata portion of costs associated with any computer software, hardware or information technology services that are used by us;

•	our pro rata portion of the costs and expenses incurred with respect to market information systems and publications, research publications and materials used by us;

•	settlement, clearing, and custodial fees and expenses relating to us;

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the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency (as such costs relate to us), all taxes and license fees and all insurance costs incurred on behalf of us;

•	the costs of administering our equity incentive plan; and

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our pro rata portion of rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Administrative Services Agreement

Because neither we nor our Manager have any employees or separate facilities, our Manager will provide services to us through certain employees of its parent company or American Capital pursuant to an administrative services agreement. Under such agreement, our Manager will also be provided with the services and other resources necessary for our Manager to perform its obligations and responsibilities under the management agreement. In addition, certain members of American Capital’s senior management team will serve as officers of our Manager and us. Further, under the administrative services agreement, the parent company of our Manager and American Capital will be required to provide our Manager with the services of their employees such that our Manager may provide us with a chief executive officer, chief financial officer and chief investment officer pursuant to the terms of the management agreement.

If either we or our Manager elect to terminate the management agreement pursuant to its terms (as described above), the administrative services agreement would likewise be terminated. The administrative services agreement will only be able to be terminated upon the expiration or termination of the management agreement. Pursuant to the administrative services agreement, the parent company of our Manager and American Capital will be able to assign their rights and obligations thereunder to any of their affiliates, including American Capital, LLC, the majority member of the parent of our Manager.

We will not be a party to the administrative services agreement. Therefore, we will not have any recourse against the parent company of our Manager or American Capital if they do not fulfill their obligations under the administrative services agreement or if they elect to assign the agreement to one of their affiliates.

“American Capital” License Agreement

Prior to the completion of the offering, we will enter into a license agreement with American Capital pursuant to which American Capital will grant us a non-exclusive, royalty free license to use the name “American Capital” and the Internet address                                     . Other than with respect to this license, we will have no legal right to use the “American Capital” name or such website. In the event the management agreement is terminated, we would be required to change our Internet address and name to eliminate the use of “American Capital.”

Conflicts of Interest in Our Relationship with Our Manager, Our Management Team and American Capital

Management Agreement. We, our officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were incorporated by American Capital, the indirect majority owner of the parent company of our Manager, and the terms of our management agreement, including fees payable, were not negotiated on an arm’s-length basis, and its terms may not be as favorable to us as if it was negotiated with an unaffiliated party. The compensation we will pay to our Manager consists of a management fee, which is not tied to our performance. The management fee is paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our investment portfolio. This could result in reduced returns to our investors.

Time Commitments of Our Management Team. Our Manager will be responsible for making all of our investment decisions. All of our and our Manager’s officers are employees of either the parent company of our Manager or American Capital, and none of them will devote his time to us exclusively. We expect that our officers and other appropriate personnel of the parent company of our Manager and American Capital will devote such portion of their time as is necessary to enable us to effectively operate our business.

Restrictions on Investments and Allocation of Investment Opportunities. In connection with the initial public offering of American Capital Agency Corp., American Capital committed not to sponsor an investment vehicle that invests predominantly in whole pool agency securities for so long as the current manager of American Capital Agency Corp. or another affiliate of American Capital serves as the manager of American Capital Agency Corp. Thus, our investment portfolio will consist of assets that are not predominantly whole pool agency securities for so long as we are managed by an affiliate of American Capital.

American Capital Agency Corp. has overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. American Capital Agency Corp. pays an annual management fee to its manager, a majority-owned subsidiary of a wholly-owned portfolio company of American Capital, of 1.25% of stockholders’ equity, subject to certain adjustments, calculated on a monthly basis. Also, American Capital may form other entities that have overlapping objectives with ours. As a result, our Manager and its affiliates may face conflicts in allocating investment opportunities between us and such other entities.

When a particular investment would be appropriate for us as well as for American Capital Agency Corp. or another entity that our Manager or an affiliate may manage, our Manager and its affiliates may, in good faith, allocate the investment to one entity and allocate a different investment to the other entity, which other investment our Manager and its affiliates determine, in their sole discretion, to be similar. Alternatively, our Manager and its affiliates may allocate an investment by apportioning it in good faith in a manner they determine to be fair and equitable. Such apportionment may not be strictly pro rata depending on the good faith determination of our Manager and its affiliates in light of all relevant factors, including differing investment objectives, account liquidity and leverage, investment diversification and regulatory compliance. For example, apportionment of whole pool assets would generally be counterproductive because of regulatory compliance considerations. Additionally, our Manager will refrain from apportionment of assets if the division of the asset into smaller lots would reduce the market value or liquidity of the asset. Similar good faith allocation and apportionment principles will apply, as necessary, in dispositions of investments held by us and one or more other accounts managed by our Manager and its affiliates.

The foregoing procedures could, in certain circumstances, adversely affect the price we pay or receive or the size of the position we purchase or sell (including prohibiting us from purchasing a position) or may limit the rights that we may exercise with respect to an investment. In addition, we may invest in the securities of issuers in which American Capital Agency Corp., or any other entity that our Manager or an affiliate may manage, invests, either concurrently with our investment or subsequent or prior to our investment. Our Manager and its affiliates may from time to time incur expenses in connection with investments to be made on behalf of us and other entities that they may manage. Our Manager and its affiliates will attempt to allocate such expenses between us and such entities on a basis our Manager and its affiliates consider to be equitable.

Other policies that our Manager will apply to the management of our company include controls for cross transactions (transactions between accounts managed by our Manager or its affiliates (including American Capital Agency Corp.)), principal transactions (transactions between our Manager or its affiliates and a managed account) and investments in other managed accounts. Such policies, including the investment allocation policy, may be amended by our Manager and its affiliates at any time without our consent.

These policies may not eliminate the conflicts of interest that our Manager, its affiliates and their employees who provide services to us will face in making independent investment decisions on our behalf as well as on behalf of American Capital, its affiliates or any other American Capital-sponsored investment vehicle.

Our Management Team. Each of our and our Manager’s officers is an employee of either the parent company of our Manager or American Capital and none of them are required to devote their time to us exclusively. Each of our and our Manager’s officers has significant responsibilities to American Capital and certain of its various portfolio companies, affiliated entities or managed funds, including American Capital Agency Corp. Mr. Kain and the other employees of the parent company of our Manager will provide services to us, American Capital Agency Corp. and may provide services to American Capital or other investment vehicles that have been or may be sponsored by American Capital in the future and may have similar investment strategies. As such, conflicts may arise as members of our Manager and American Capital may have conflicts between their duties to us and their duties to, and interest in, other funds or entities to which they provide services.

Management

Directors and Executive Officers

Shortly before the completion of this offering, our Board of Directors will consist of seven directors, a majority of which we expect to have been determined by our Board of Directors to be independent in accordance with the applicable marketplace rules of The NASDAQ Global Market. Mr. Wilkus is currently the only member of our Board of Directors. Robert Couch, Morris Davis, Randy Dobbs, John Erickson, Larry Harvey and Alvin Puryear will be elected as directors prior to the completion of this offering. We expect Drs. Davis and Puryear and Messrs. Couch, Dobbs and Harvey to qualify as independent directors under applicable marketplace rules. Their current terms will expire at our annual meeting of stockholders in 2012. Our bylaws provide that a majority of the Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one, or more than 15. All of our executive officers serve at the discretion of our Board of Directors. The table below sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Malon Wilkus	59	Chairman and Chief Executive Officer
Gary Kain	46	President and Co-Chief Investment Officer
John R. Erickson	51	Director Nominee, Executive Vice President and Chief Financial Officer
Samuel A. Flax	54	Executive Vice President and Secretary
Jeff Winkler	37	Senior Vice President and Co-Chief Investment Officer
Peter J. Federico	44	Senior Vice President and Chief Risk Officer
Robert M. Couch	54	Director Nominee*
Morris A. Davis	39	Director Nominee*
Randy E. Dobbs	60	Director Nominee*
Larry K. Harvey	46	Director Nominee*
Alvin N. Puryear	74	Director Nominee

*	Indicates that such director is considered an “independent director” under The NASDAQ Global Market’s marketplace rules, as determined by our Board of Directors.

Biographical information for each of Messrs. Wilkus, Kain, Winkler, Erickson, Flax and Federico is set forth in the section entitled “Our Manager, American Capital and the Management Agreement—Officers of Our Manager.” Biographical information for our directors who are not our executive officers is set forth below.

Robert M. Couch is a nominee to our Board of Directors. Mr. Couch is Counsel to Bradley Arant Boult Cummings, a law firm based in Birmingham, Alabama. Mr. Couch is also Chairman of ARK Real Estate Strategies, LLC. ARK helps banks and financial institutions evaluate, manage, and market foreclosed residential real estate. ARK is also the manager of the ARK Real Estate Opportunity Fund I, LLC, an investment fund focused on distressed residential real estate. Mr. Couch is a member of the Board of Directors of Prospect Holding Company, LLC, the parent company of Prospect Mortgage of Sherman Oaks, California. From June 2007 to November 2008, Mr. Couch served as General Counsel of the United States Department of Housing and Urban Development (“HUD”). From December 2006 until June 2007, Mr. Couch served as Acting General Counsel of HUD. Mr. Couch began his service at HUD as President of Ginnie Mae from June 2006 until June 2007. Prior to his government service, Mr. Couch served as President and Chief Executive Officer of New South Federal Savings Bank. He holds a Juris Doctor degree from Washington and Lee University.

Morris A. Davis is a nominee to our Board of Directors. Dr. Davis is an Associate Professor in the Department of Real Estate and Urban Land Economics at the University of Wisconsin-Madison, School of Business. He has worked in the department since September 2006. He is currently on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served in 2007 as a Research Associate at the Federal

Reserve Bank of Cleveland. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve

Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania. Dr. Davis also serves on the board of directors of American Capital Agency Corp. (NASDAQ: AGNC).

Randy E. Dobbs is a nominee to our Board of Directors. Mr. Dobbs has been a self-employed business consultant and business speaker since the end of 2010. Prior to that, he was a Senior Operating Executive at Welsh, Carson, Anderson & Stowe (“Welsh Carson”), a private equity firm. At Welsh Carson, Mr. Dobbs was responsible for portfolio company operational oversight, business acquisitions and equity opportunity development. From February 2005 to October 2008, he was the Chief Executive Officer of US Investigations Services, Inc. and its subsidiaries (“USIS”). USIS provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. From April 2003 to February 2005, Mr. Dobbs was President and Chief Executive Officer of Philips Medical Systems, North America, a manufacturer of systems for imaging, radiation oncology and patient monitoring, as well as information management and resuscitation products. Prior to April 2003, Mr. Dobbs spent 27 years with General Electric Company where he held various senior level positions, including President and Chief Executive Officer of GE Capital, IT Solutions. Mr. Dobbs also serves on the board of directors of Savvis, Inc. (NASDAQ: SVVS), American Capital Agency Corp. (NASDAQ: AGNC) and the board of directors of various private equity companies.

Larry K. Harvey is a nominee to our Board of Directors. Mr. Harvey has been Executive Vice President and Chief Financial Officer of Host Hotels & Resorts, Inc. (“Host”) since November 2007. He also served as Treasurer of Host from September 2007 to February 2010. Host is a lodging REIT (NYSE: HST). From February 2006 to November 2007, he served as Senior Vice President, Chief Accounting Officer of Host and from February 2003 to February 2006, he served as Host’s Senior Vice President and Corporate Controller. Prior to rejoining Host in February 2003, he served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation. Prior to that, Mr. Harvey was Host’s Vice President of Corporate Accounting, before the spin-off of Crestline in 1998. Mr. Harvey also serves on the board of directors of American Capital Agency Corp. (NASDAQ: AGNC).

Alvin N. Puryear is a nominee to our Board of Directors. Dr. Puryear is a management consultant who specializes in advising businesses with high-growth potential. Until 2007, he was the Lawrence N. Field Professor of Entrepreneurship and Professor of Management at Baruch College of the City University of New York. In 1968 and 1969 he was on the faculty of the Graduate School of Business at Rutgers University. Prior to 1968, Dr. Puryear held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Board of Directors of American Capital, Ltd. (NASDAQ: ACAS), the Bank of Tokyo-Mitsubishi UFG Trust Company and American Capital Agency Corp. (NASDAQ: AGNC). In the past five years, Dr. Puryear has also served as a director of North Fork Bancorporation and North Fork Bank.

Director Independence

Rules 5605 and 5615 of The NASDAQ Global Market require that a majority of our Board of Directors qualify as “independent” no later than the first anniversary of the completion of this offering. We expect that our Board of Directors will determine that Messrs. Couch, Davis, Dobbs and Harvey meet the definition of “independent director,” as defined in the marketplace rules of The NASDAQ Global Market.

Board Committees

We expect our Board of Directors to establish two committees that will consist solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our committees must be approved by a majority of the directors on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum, or by unanimous written consent, of the directors on that committee. We expect our Board of Directors to adopt charters for each of these committees reflecting the duties discussed below. Our Board of Directors may from time to time establish other committees.

Audit Committee

Our Board of Directors has established an audit committee, which is composed of            independent directors. Mr.            chairs our audit committee, and he will serve as our “audit committee financial expert,” as that term is defined by the SEC. The committee will assist the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The charter of the audit committee will be posted on our website on or prior to the completion of this offering.

Compensation and Corporate Governance Committee

Our Board of Directors has established a compensation and corporate governance committee, which is composed of              independent directors. Mr.                     chairs our compensation committee, whose principal functions are to:

•	evaluate the performance of and compensation paid by us, if any, to our executive officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement;

•	decide whether to renew or terminate the management agreement with our Manager;

•	administer our equity incentive plan for independent directors; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The compensation and corporate governance committee will also serve as the Board of Director’s standing nominating committee and as such will perform the following functions:

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identifying, recruiting and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving general operation of the Board of Directors and our corporate governance;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors; and

•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board of Directors.

The charter of the compensation and corporate governance committee will be posted on our website on or prior to the completion of this offering.

Code of Business Conduct and Ethics

We expect our Board of Directors to establish a code of business conduct and ethics that applies to our officers and directors and the officers and employees of our Manager, American Capital and its affiliates who provide services to us. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our audit committee, and will be promptly disclosed as required by law or stock exchange regulations.

Compensation Committee Interlocks and Insider Participation

We have not paid, and do not intend to pay, any of our executive officers any cash or equity-based compensation. Rather, we will pay our Manager a management fee pursuant to the management agreement, the terms of which are described in “Our Manager, American Capital and the Management Agreement—Our Management Agreement.” Any amendments to the management agreement that would change the terms of our Manager’s compensation would have to be approved by the compensation committee of our Board of Directors, which will consist solely of our independent directors. None of our executive officers is a member of the compensation committee of our Board of Directors. No member of the compensation committee of our Board of Directors is an executive officer or a member of the Board of Directors (or bodies performing similar functions) of American Capital or any of its affiliates, including our Manager and us.

Director Compensation

We have not paid any cash compensation or granted any equity-based awards to any of the members of our Board of Directors since our incorporation. We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

Any member of our Board of Directors who is also an employee or a member of the board of directors of American Capital or its affiliates will not receive any compensation from us for serving on our Board of Directors.

Each independent director will receive an annual retainer of $        in quarterly cash payments in advance and $        in cash per Board of Director or committee meeting attended. We also reimburse our independent directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee will be paid an annual retainer of $        in cash and the

chair of our compensation committee will be paid an annual retainer of $        in cash. Following the completion of this offering and the concurrent private placement, we will grant each of our independent directors      restricted shares of our common stock, which will vest ratably over a three-year period, subject to their continued service on our Board of Directors. We expect to adopt the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors for the purpose of making grants of equity-based compensation awards to our independent directors, including these restricted common stock awards. See “—Equity Incentive Plan” below for a description of this plan and the circumstances in which the vesting of these awards may be accelerated.

Executive Compensation

We have not paid, and we do not intend to pay, any cash or non-cash equity compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. Our management agreement provides that our Manager will provide us with a management team, including our chief executive officer, chief financial officer and chief investment officer or similar positions. American Capital and our Manager will determine the levels of base salary and cash incentive compensation that may be earned by our officers, each of whom is an employee of American Capital or the parent company of our Manager, based on the time required for the performance of the duties of our Manager under the management agreement and such other factors as American Capital and our Manager may determine to be appropriate. American Capital and our Manager will also determine whether and to what extent our officers will be provided with pension, long-term or deferred compensation and other employee benefits plans and programs. Compensation paid to our officers will be paid by American Capital or our Manager. The fees that we pay our Manager under the management agreement will, through the distributions of our Manager’s income to its members, including certain employees of our Manager, and, in turn, to American Capital, be one of the sources of funds that American Capital and our Manager will use to compensate our officers.

Equity Incentive Plan

We expect our Board of Directors to adopt, and our sole current stockholder to approve, the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors. This equity incentive plan provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our independent directors. The shares of restricted common stock to be granted to our independent directors following the completion of this offering and any annual grants of common stock to them will be granted pursuant to the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors.

Our equity incentive plan, once adopted, will be administered by our Board of Directors, which may delegate its authority to the compensation committee of our Board of Directors. The plan administrator will have the authority to make awards to eligible independent directors and to determine what form the awards will take and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under our equity incentive plan without first obtaining the consent of our stockholders.

An aggregate of              shares of our common stock has been reserved for issuance under the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors, subject to adjustment as provided below. If any shares subject to an award granted under our equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under our equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under our equity incentive plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under our equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option granted under our equity incentive plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The other terms of stock options granted by us under our equity incentive plan will be determined by the plan administrator.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under our equity incentive plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator and set forth in an individual award agreement, outstanding awards under the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors will become fully vested, exercisable and/or payable upon termination of the independent director’s service as a director, unless such termination of service is pursuant to a removal for cause, or if we undergo a change of control.

Our equity incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted. Our Board of Directors may terminate, amend, modify or suspend our equity incentive plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under our equity incentive plan at any time. No amendment or termination of our equity incentive plan, or any outstanding award, may adversely affect any of the rights of an award holder without the holder’s consent.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock, and all of our executive officers and directors, individually and as a group.

Beneficial Ownership of our Common Stock
	Immediately Prior to This Offering and the Concurrent Private Placement			Immediately After This Offering and the Concurrent Private Placement[2]
Name and Address of Beneficial Owner[3]	Number of Shares		Percent	Number of Shares	Percent
American Capital, Ltd.	100	[4]	100%		%
Malon Wilkus	—		—		%
Gary Kain	—		—		%
John R. Erickson	—		—		%
Samuel A. Flax	—		—		%
Jeff Winkler	—		—		%
Peter J. Federico	—		—		%
Robert M. Couch	—		—		%
Morris A. Davis	—		—		%
Randy E. Dobbs	—		—		%
Larry K. Harvey	—		—		%
Alvin N. Puryear	—		—		%
All Executive Officers and Directors as a Group (Eleven persons)	—		—		%

*	Less than 1%.
1.	In accordance with SEC rules, beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

2.	Assumes no exercise of the underwriters’ over-allotment option.
3.	The address of American Capital, Ltd. is 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. The address of each of the executive officers and directors listed above is c/o American Capital Mortgage Investment Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814.
4.	Consists of shares purchased by American Capital in connection with our initial capitalization.
5.	Consists of shares of restricted stock to be granted to the independent director pursuant to our equity incentive plan following the completion of this completion of this offering. Each of the independent directors is entitled to receive a grant of $ of restricted common stock based on the initial public offering price. Based on the anticipated public offering price of $ per share, this would result in the grant of shares of restricted common stock to each of our independent directors.

Certain Relationships and Related Party Transactions

Related Party Transactions

American Capital is currently our sole stockholder. Concurrently with the pricing of this offering, we intend to enter into a stock purchase agreement with American Capital and certain officers of our Manager and/or us pursuant to which they will agree to purchase an aggregate of $         million of our common stock at the initial public offering price (or             shares) in a private placement. Therefore, immediately after the completion of this offering and the concurrent private placement, American Capital will beneficially own approximately    % of our outstanding common stock (or    % if the underwriters exercise their over-allotment option in full). The stock purchase agreement contains customary representations, covenants and conditions.

Upon completion of this offering, we and our Manager will enter into a management agreement, pursuant to which our Manager will manage our day-to-day operations. We will pay our Manager a monthly management fee and will reimburse our Manager for certain expenses. Our Manager will earn a management fee regardless of the performance of our investments. See “Our Manager, American Capital and the Management Agreement—Our Management Agreement” for more information regarding the services our Manager will provide to us and the fees we will pay to our Manager. Our Manager does not have any employees or separate facilities and will rely upon certain employees of its parent company or American Capital to conduct our day to day operations pursuant to an administrative services agreement. Under such agreement, our Manager will be able to also utilize the infrastructure, business relationships, management expertise and capital raising capabilities of the parent company of our Manager and American Capital.

Upon completion of this offering, we, American Capital and certain of our and/or our Manager’s officers will enter into a registration rights agreement with regard to the common stock owned by American Capital and such officers upon completion of this offering and the concurrent private placement. Pursuant to the registration rights agreement, we will grant to American Capital and such officers (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. These registration rights will only begin to apply 180 days after the date of this prospectus. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

American Capital License Agreement

Prior to the completion of the offering, we will enter into a license agreement with American Capital, pursuant to which American Capital will grant us a non-exclusive, royalty free license to use the name “American Capital” and the Internet address,                                 . See “Our Manager, American Capital and the Management Agreement.”

We have not entered into any other transactions in which any other director or officer or stockholder of ours or our Manager has any material interest.

Related Person Transaction Policies

We expect our Board of Directors to adopt a policy providing that any investment transaction between American Capital or any of its affiliates and us or any of our subsidiaries requires the prior approval of a majority of our independent directors.

We also expect our Board of Directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the compensation committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, that committee will decide whether or not to approve such transaction and will generally approve only those transactions that are in, or are not inconsistent with, our best interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our compensation committee, which will evaluate all options available, including ratification, revision, termination or rescission of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

In addition, we expect our Code of Ethics, which will be reviewed and we expect to be approved by our Board of Directors and will be provided to all our directors, officers and the persons who provide services to us pursuant to the management agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our Secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our chief executive officer, chief financial officer, our principal accounting officer and certain other persons who may be designated by our Board of Directors or its audit committee, whom we collectively refer to as our financial executives, must consult with our Secretary with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our audit committee.

Description of Capital Stock

The following is a summary of the rights and preferences of our common stock and preferred stock and related provisions of our charter and bylaws as they will be in effect upon the closing of this offering. The following summary description of our stock does not purport to be complete and is qualified in its entirety by reference to the Maryland General Corporation Law (the “MGCL”) and our charter and our bylaws. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. The forms of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. Please see the section entitled “Where You Can Find More Information.”

General

Immediately before the completion of this offering, we will amend and restate our charter and our bylaws. Our charter will provide that we may issue up to              shares of common stock and              shares of preferred stock, both having par value $0.01 per share. Our charter authorizes our board of directors to amend our charter, with the approval of a majority of the entire board of directors and without stockholder approval, to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of stock of any class or series. As of March 31, 2011, 100 shares of our common stock were issued and outstanding. Upon completion of this offering,              shares of our common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. If the underwriters exercise their over-allotment option                              shares of our common stock will be outstanding immediately after this offering. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Common Stock

All of the shares of common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than amendments to the provisions of our charter related to the removal of a director or amendments to the vote required to amend such provisions, which must be approved by at least two-thirds of the votes entitled to be cast on the amendment) must be approved by a majority of all of the votes entitled to be cast on the matter.

Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets may be held by our wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify Unissued Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, dividends or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue.

We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer of Our Capital Stock

In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2011, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2011, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any taxable year.

Our charter, subject to certain exceptions, contains restrictions on the value and number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock. Pursuant to our charter, our Board of Directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common or capital stock, as the case may be, will be in violation of the decreased stock ownership limit.

Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us (or, in the case of an attempted or proposed transaction, give us at least 15 days prior written notice) of such event and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our Board of Directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board of Directors such representations and undertakings as our Board of Directors may deem reasonably necessary to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our Board of Directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our Board of Directors has granted American Capital an exemption from these restrictions, subject to the continued accuracy of American Capital’s representation to us, among others, that no person or entity that beneficially or constructively owns capital stock of American Capital beneficially or constructively owns more than 9.8% (in value or number, whichever is more restrictive) of any class or series of our capital stock as a result of any such person or entity’s beneficial or constructive ownership of the capital stock of American Capital, taken together with any shares of our capital stock owned by any such person or entity.

Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be null and void. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our outstanding shares of capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitation in our charter.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A. The principal business address of Computershare Trust Company, N.A. is P.O. Box 43010, Providence, Rhode Island 02940-3010.

Shares Eligible For Future Sale

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Prior to this offering, we had 100 shares of our common stock outstanding. Upon completion of this offering,             shares of our common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. If the underwriters exercise their over-allotment option in full              shares of our common stock will be issued and outstanding immediately after the completion of this offering.

Lock-Up Agreements

We and each of American Capital, our Manager, our directors and our executive officers have severally agreed that, for a period of          days after the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares of our common stock, subject to certain exceptions and extension in certain circumstances. There are no present agreements between the underwriters and us or any of American Capital, our Manager, our directors or our executive officers to release any of us or them from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representatives of the underwriters will waive these restrictions, if at all.

American Capital will agree that, for a period of      days after the date of this prospectus, it will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any of the shares of our common stock that it will purchase in the concurrent private placement, subject to certain exceptions.

Registration Rights

We will enter into a registration rights agreement with American Capital and certain officers of our Manager and/or us with regard to the common stock owned by American Capital and such officers upon completion of this offering. Pursuant to the registration rights agreement, we will grant to American Capital and such officers (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. These registration rights will only begin to apply 180 days after the date of this prospectus. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

Rule 144

In general, under Rule 144 promulgated under the Securities Act, as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have beneficially owned restricted securities within the meaning of Rule 144 for at least six months, are entitled to sell, upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering and the concurrent private placement; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws

The following is a summary of certain provisions of Maryland law and our charter and bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The forms of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our Board of Directors but may never be less than the minimum number required by the MGCL, and our bylaws provide that the number of our directors may not be more than 15. Upon the completion of this offering, subject to the terms of any class or series of preferred stock, vacancies on our Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of our stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacancies on our Board of Directors, precludes stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the Board of Directors.

Pursuant to the statute, our Board of Directors has by resolution exempted business combinations between us and American Capital and its affiliates, and between us and any other person, provided that in the latter case the business combination is first approved by our Board of Directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above, and, as a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our Board of Directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors other than the person who has made or proposes to make the control share acquisition, an officer of the corporation or an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless our charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision will could be amended or eliminated at any time in the future by our Board of Directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on our Board of Directors may be filled only by the remaining directors, and any director elected to fill a vacancy will serve for the remainder of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the Board of Directors, which may also only be for cause (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors, beginning in 2012. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of a director, and amendments to the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and provisions only requiring the approval of our board of directors, our charter generally may be amended only if the amendment is first advised by our board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made only (1) by or at the direction of our Board of Directors or (2) provided that the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

Indemnification and Limitation of Liability of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Federal Income Tax Considerations

The following is a summary of the material federal income tax consequences of an investment in common stock of American Capital Mortgage Investment Corp. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “American Capital Mortgage Investment Corp.,” “we,” “our” and “us” mean only American Capital Mortgage Investment Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate American Capital Mortgage Investment Corp. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	U.S. expatriates;

•	persons whose functional currency is not the U.S. dollar;

•	persons subject to the alternative minimum tax;

•	persons subject to the mark-to-market method of accounting for their securities; and

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment. If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “Taxation of American Capital Mortgage Investment Corp.—Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our stock as nominees on behalf of certain types of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of American Capital Mortgage Investment Corp.

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2011, upon the filing of our federal income tax return for such year. We believe that we have been organized, and expect to operate, in such a manner, as to qualify for taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with this offering and our formation and election to be taxed as a REIT. In connection with this offering of our common stock, prior to the effectiveness of the registration statement of which this prospectus forms a part, we will receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT, commencing with our initial taxable year ending December 31, 2011. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will qualify as a REIT for any particular year. Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.”

While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution to our stockholders.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012, and as high as 39.6% thereafter. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” below.

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders” below.

Even if we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a REMIC), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiary that is a subchapter C corporation, including any TRSs, are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7) that meets other tests described below, including with respect to the nature of its income and assets; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2011). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions. We may also use a TRS to earn income in respect of mortgage servicing rights.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that any transaction with our TRSs will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including, generally, agency mortgage investments, RMBS, CMBS, and certain other types of MBS), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions” below.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In addition, in certain cases (unless a safe harbor applies pursuant to recent IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to our TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from the sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We intend to invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. We also intend to invest in CMOs representing interests in agency pass-through certificates, RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE, and CMBS. We expect that our investments in CMOs, non-agency RMBS and CMBS will be treated as interests in REMICs for federal income tax purposes. In the case of CMOs, RMBS and CMBS treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency mortgage investments, RMBS, CMBS, and other mortgage loans will be qualifying income for purposes of the REIT gross income tests. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may, in the future, purchase agency mortgage investments through TBAs and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test and we would not treat these items as such unless we receive a reasoned, written opinion (within the meaning of applicable Treasury regulations) of our counsel that such income and gains should be treated as such. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBAs could be limited. Moreover, even if we were to receive the opinion of counsel described above, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We may hold certain participation interests, including B-notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not successfully challenge our estimate of the loan value of the real property and our treatment of the construction loans for purposes of the REIT income and assets tests, which may cause us to fail to qualify as a REIT.

Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions” below.

Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

The Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of MBS and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the value prong of the 10% asset test, as explained below).

Certain securities will not cause a violation of the value prong of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the value prong of the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE, that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. We also intend to invest in CMOs representing interests in agency pass-through certificates, RMBS that are not issued or guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, and CMBS.

We expect that our investments in CMOs, non-agency RMBS and CMBS will be treated as interests in REMICs for federal income tax purposes. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.

In addition, in certain cases (unless a safe harbor applies pursuant to recent IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.

In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% asset test. See “—Income Tests” above. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the value prong of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We intend to enter into sale and repurchase agreements under which we would nominally sell certain of our investments to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we would be treated for REIT asset and income test purposes as the owner of the collateral that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own such collateral during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may, in the future, purchase agency mortgage investments through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we would not treat TBAs as such unless we receive a reasoned, written opinion (within the meaning of applicable Treasury regulations) of our counsel that TBAs should be treated as such. Consequently, our ability to purchase TBAs could be limited. Moreover, even if we were to receive the opinion of counsel described above, it is possible that the IRS could assert that TBAs are not qualifying assets. In the event that TBAs were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such assets when added to any other non-qualifying assets exceeded 25% of our gross assets.

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, including any failure to satisfy the 75% asset test as a result of any future investments in TBAs, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” below.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for federal income tax purposes. Unless we elect to accrue market discount currently, accrued market discount is generally recognized as taxable income when and to the extent that any payment of principal is made on the debt instrument. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the debt instruments or MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instruments or MBS, and to treat it as taxable income in accordance with applicable federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the debt instruments or MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instruments or MBS are not made.

In addition, we may acquire discounted debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification of a non-publicly traded loan, we would hold the modified loan with a cost basis equal to its principal amount for federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.

In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Income Tests.”

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, including short positions in TBA contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified and described as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, and satisfies other identification requirements, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any asset that produces such income), which is clearly identified as such before the close of the day in which it was entered into will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to constitute “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•

results in the application of federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders” below. Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt, record-name stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements” above. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

To the extent that common stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2012). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of American Capital Mortgage Investment Corp.—Effect of Subsidiary Entities—Ownership of Partnership Interests” above.

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed above in “—Taxation of American Capital Mortgage Investment Corp.—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of American Capital Mortgage Investment Corp.—Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of American Capital Mortgage Investment Corp.—Annual Distribution Requirements” above. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of American Capital Mortgage Investment Corp.—Annual Distribution Requirements” above. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of American Capital Mortgage Investment Corp.—Taxable Mortgage Pools and Excess Inclusion Income” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain. A pro rata redemption of our stock may be treated as a dividend for tax purposes notwithstanding the fact that the number of shares held by a holder may be reduced as a result of such a redemption. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” above.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Foreign Stockholders

The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States,

•

a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for federal income tax purposes regardless of its source, or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our common stock. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of American Capital Mortgage Investment Corp.—Taxable Mortgage Pools and Excess Inclusion Income” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Stockholders—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends” above), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange following this offering.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the

United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Because MBS and mortgage loans generally do not constitute USRPIs, it is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI. It should be noted that a pro rata redemption of our stock may be treated as a distribution for tax purposes notwithstanding the fact that the number of shares held by a holder may be reduced as a result of such a redemption. See “Taxation of Stockholders—Taxation of Foreign Stockholders—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends” above.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Other Withholding Rules. After December 31, 2012, withholding at a rate of 30% will be required on dividends in respect of, and gross proceeds from the sale of, shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s

“substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our stock.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours, is) a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of American Capital Mortgage Investment Corp.—Taxable Mortgage Pools and Excess Inclusion Income” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Underwriting

Citigroup Global Markets Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement to be dated as of the date of this prospectus, each underwriter named below will agree to purchase, and we will agree to sell to that underwriter, the number of shares of our common stock set forth opposite the underwriter’s name.

Underwriters	Number of Shares
Citigroup Global Markets Inc.

Total

The underwriting agreement will provide that the obligations of the underwriters to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel and to other customary conditions. The underwriters will be obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to dealers at the public offering price less a concession not to exceed $        per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $        per share on sales to other dealers. If all of the shares are not sold at the initial public offering price, the representatives may change the public offering price and the other selling terms. The representatives have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent (5%) of the total number of shares of our common stock offered by them.

We intend to grant the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to                      additional shares of common stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purposes of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment.

No Sales of Similar Securities

We will agree that, for a period of             days after the date of this prospectus, we will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock, except for (1) an aggregate of             shares that will be issued to American Capital and certain officers of our Manager and us in a private placement simultaneously with the completion of this offering, (2) any shares, or options to purchase shares that may granted pursuant to our existing equity incentive plan, (3) any shares issued pursuant to any dividend reinvestment plan, or (4) any shares issued in any merger or acquisition transaction. However, in the event that either (1) during the last 17 days of this             -day “lock-up” period, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then, in either case, the expiration of the “lock-up” will be extended to the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Citigroup Global Markets Inc. waives, in writing, such an extension.

Our Manager and each of our executive officers and directors will agree that, for a period of              days after the date of this prospectus, they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock, subject to certain exceptions.

American Capital will agree that, for a period of             days after the date of this prospectus, it will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any of the shares of our common stock that it will purchase in the concurrent private placement, subject to certain exceptions.

Citigroup Global Markets Inc. may, in its sole discretion, release any of the securities subject to these lock-up agreements at any time without notice. There are no present agreements between Citigroup Global Markets, Inc., American Capital, our Manager, any of our executive officers or directors or us to release any of them or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which these restrictions may be waived.

Offering Price Determination

Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for the shares will be determined by negotiations among us and the representatives. Among the factors considered in determining the initial public offering price will be our management, our estimated net income, our estimated cash available for distribution to our common stockholders, our growth prospects, current market valuations, financial performance and dividend yields of publicly-traded companies considered by us and the underwriters to be comparable to us, and the current state of the market for mortgage-backed securities and the economy as a whole. We cannot assure you, however, that the prices at which the shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock will develop and continue after this offering.

Listing

We have applied to list our common stock for trading on The NASDAQ Global Market under the symbol “MTGE.”

Underwriting Discount

The following table summarizes the underwriting discount that we will pay the underwriters in connection with this offering. These amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock to cover over-allotments, if any.

Paid by Us
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

Stabilization, Short Positions and Penalty Bids

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of our common stock. They may also cause the price of our common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on The NASDAQ Global Market or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our expenses of this offering, excluding the underwriting discount, will be $        , of which approximately $500,000 of organization costs have been incurred to date.

Affiliates of Citigroup Global Markets Inc. serve as the administrative agent and a lender for American Capital’s secured debt and swap counterparties for American Capital’s securitized debt. They also are parties to a master repurchase agreement and an ISDA Master Agreement with American Capital Agency Corp. Citigroup Global Markets Inc. or its affiliates have also performed underwriting, investment banking and advisory services for American Capital, American Capital Agency Corp. and/or their respective affiliates in the ordinary course of their business and may do so for us as well as our Manager, American Capital, American Capital Agency Corp. and their respective affiliates in the future.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

We will agree to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Legal Matters

Certain legal matters in connection with this offering including the validity of the shares being offered by this prospectus and certain tax matters, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hunton & Williams LLP.

Experts

The balance sheet of American Capital Mortgage Investment Corp. as of March 28, 2011 appearing in this prospectus and registration statement of which it forms a part has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports and proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Index to Financial Statement of

American Capital Mortgage Investment Corp.

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder of American Capital Mortgage Investment Corp.

We have audited the accompanying balance sheet of American Capital Mortgage Investment Corp. as of March 28, 2011. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, examining on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Capital Mortgage Investment Corp. at March 28, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
McLean, Virginia
March 31, 2011

American Capital Mortgage Investment Corp.

Balance Sheet as of March 28, 2011

Assets:
Cash	$1,000

Total assets	$1,000

Liabilities:
Commitments and contingencies	—
Stockholders’ Equity:
Common stock, par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding	$1
Additional paid-in capital	999

Total liabilities and stockholders’ equity	$1,000

See accompanying notes to the Balance Sheet.

American Capital Mortgage Investment Corp.

Notes to Balance Sheet as of March 28, 2011

1. Organization

American Capital Mortgage Investment Corp. (the “Company”) was incorporated in the State of Maryland on March 15, 2011. Under the Articles of Incorporation, the Company is authorized to issue up to 1,000 shares of common stock, par value $0.01 per share. The Company has not commenced operations.

2. Formation of the Company/Initial Public Offering

The Company intends to conduct an initial public offering of common stock, which is anticipated to be completed in the second quarter of 2011. The net proceeds from the offering will be used to invest in residential mortgage-backed securities (“RMBS”), residential mortgage loans and other real-estate related asset classes, including but not limited to, commercial mortgage-backed securities (“CMBS”) and commercial mortgage loans. RMBS include residential mortgage pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, and RMBS not issued or guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company intends to finance our assets, subject to market conditions, through a combination of financing arrangements, including but not limited to, repurchase agreements, warehouse facilities, securitizations and term financing facilities. The Company will be subject to the risks involved with such securities. These include, among others, the risks normally associated with changes in the prepayment rates, interest rates levels, general economic climate, credit risk, health of the general credit and mortgage finance markets, creditworthiness of borrowers, and changes in tax laws, and the availability of financing. The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2011. In order to qualify and maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income.

As of March 28, 2011, the sole stockholder of the Company was American Capital, Ltd. (“American Capital”). American Capital’s initial capital contribution to the Company of $1,000 was made on March 25, 2011.

The Company will be externally managed and advised by American Capital MTGE Management, LLC (the “Manager”), an indirect subsidiary of American Capital, LLC, which is a wholly-owned portfolio company of American Capital.

3. Significant Accounting Policies

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Costs

Underwriting commissions and costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in-capital.

Organizational Costs

Organizational costs include corporate filing costs, audit fees related to the initial registration and initial balance sheet audit and various legal start-up costs. Organizational costs incurred prior to the commencement of this offering will be paid directly by American Capital, and the Company will reimburse American Capital for these costs contingent on the commencement of its initial public offering. Therefore, no such costs have been accrued for by the Company as of the balance sheet date.

Organizational costs fall into one of two categories. Certain organizational costs, including costs associated with preparing the initial registration statement and qualification of the offering in all applicable jurisdictions, typesetting and printing of the prospectus, federal and state registration fees are classified as offering costs and will be charged to additional paid-in-capital upon completion of the offering. All other organizational costs that are not deemed offering costs (as they do not fall into the categories specified above) will be expensed upon commencement of the Company’s initial public offering.

4. Off-Balance Sheet Arrangements

As of March 28, 2011, the Company did not have any off-balance sheet arrangements.

5. Subsequent Events

There have been no subsequent events that require recognition or disclosure through March 31, 2011, the date that the financial statement was available to be issued.

Shares

Common Stock

Prospectus

Citi

                    , 2011

Dealer Prospectus Delivery Requirement

Until                     , 2011 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by American Capital Mortgage Investment Corp. (the “Registrant”). All amounts except the SEC registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”), filing fee and the NASDAQ listing fee are estimates.

SEC registration fee		$58,050
FINRA filing fee		50,500
NASDAQ listing fee		25,000
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Legal fees and expenses		*
Blue sky fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.

Item 32. Sales to Special Parties

On March 25, 2011, the Registrant issued 100 shares of common stock to American Capital, Ltd. in exchange for $1,000 in cash.

Item 33. Recent Sales of Unregistered Securities

On March 25, 2011, the Registrant issued 100 shares of common stock to American Capital, Ltd. in exchange for $1,000 in cash. Such issuance was exempt from the requirements of the Securities Act of 1933 (the “Securities Act”), pursuant to Section 4(2) thereof.

Concurrently with the completion of the offering of the Registrant’s common stock pursuant to this registration statement, the Registrant will issue a number of shares of common stock to American Capital, Ltd. and certain of the Registrant’s executive officers in exchange for $         in cash. The aggregate number of shares to be issued to American Capital, Ltd. and such officers will be determined by the “Public Offering Price” set forth on the cover of the prospectus forming a part of this registration statement. Based on the currently anticipated initial public offering price of $         per share, this would result in the issuance of an aggregate of              shares of common stock to American Capital, Ltd. and such officers. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include a provision in its charter limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The registrant’s charter contains a provision that eliminates its directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The registrant’s charter authorizes it, and its bylaws require it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the registrant and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification. The registrant’s charter and bylaws also permit it to indemnify and advance expenses to any individual who served any predecessor of the registrant in any of the capacities described above and any employee or agent of the registrant or any predecessor of the registrant.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the registrant’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify a director or officer who has been adjudged liable in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds From Stock Being Registered

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index to the financial statement that is being filed as part of this Registration Statement.

(b) Exhibits. The following is a list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

3.1*	Form of Articles of Amendment and Restatement of American Capital Mortgage Investment Corp.

3.2*	Form of Amended and Restated Bylaws of American Capital Mortgage Investment Corp.

Exhibit Number	Description
4.1*	Form of Certificate for Common Stock.

5.1*	Opinion of Venable LLP relating to the legality of the securities being registered.

8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

10.1*	Form of Management Agreement by and between American Capital Mortgage Investment Corp. and American Capital MTGE Management, LLC.

10.2*	Form of Stock Purchase Agreement by and among American Capital Mortgage Investment Corp., American Capital, Ltd. and certain officers of American Capital Mortgage Investment Corp. and/or American Capital MTGE Management, LLC.

10.3*	Form of Registration Rights Agreement by and among American Capital Mortgage Investment Corp., American Capital, Ltd. and certain officers of American Capital Mortgage Investment Corp. and/or American Capital MTGE Management, LLC.

21.1†	Subsidiaries of American Capital Mortgage Investment Corp.

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Venable LLP (contained in Exhibit 5.1).

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).

23.4†	Consent of Robert M. Couch to be named as director nominee.

23.5†	Consent of Randy E. Dobbs to be named as director nominee.

23.6†	Consent of Morris A. Davis to be named as director nominee.

23.7†	Consent of John Erickson to be named as director nominee.

23.8†	Consent of Larry K. Harvey to be named as director nominee.

23.9†	Consent of Alvin N. Puryear to be named as director nominee.

24.1†	Power of attorney.

*	To be filed by amendment.
†	Previously filed.

Item 37. Undertakings.

(a) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on June 10, 2011.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

By:	/s/ Samuel A. Flax
	Name:	Samuel A. Flax
	Title:	Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Malon Wilkus	Chairman and Chief Executive Officer (Principal Executive Officer)	June 10, 2011

* John R. Erickson	Director Nominee, Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	June 10, 2011

* By:	/s/ Samuel A. Flax
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

3.1*	Form of Articles of Amendment and Restatement of American Capital Mortgage Investment Corp.

3.2*	Form of Amended and Restated Bylaws of American Capital Mortgage Investment Corp.

4.1*	Form of Certificate for Common Stock.

5.1*	Opinion of Venable LLP relating to the legality of the securities being registered.

8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

10.1*	Form of Management Agreement by and between American Capital Mortgage Investment Corp. and American Capital MTGE Management, LLC.

10.2*	Form of Stock Purchase Agreement by and among American Capital Mortgage Investment Corp., American Capital, Ltd. and certain officers of American Capital Mortgage Investment Corp. and/or American Capital MTGE Management, LLC.

10.3*	Form of Registration Rights Agreement by and among American Capital Mortgage Investment Corp., American Capital, Ltd. and certain officers of American Capital Mortgage Investment Corp. and/or American Capital MTGE Management, LLC.

21.1†	Subsidiaries of American Capital Mortgage Investment Corp.

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Venable LLP (contained in Exhibit 5.1).

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).

23.4†	Consent of Robert M. Couch to be named as director nominee.

23.5†	Consent of Randy E. Dobbs to be named as director nominee.

23.6†	Consent of Morris A. Davis to be named as director nominee.

23.7†	Consent of John Erickson to be named as director nominee.

23.8†	Consent of Larry K. Harvey to be named as director nominee.

23.9†	Consent of Alvin N. Puryear to be named as director nominee.

24.1†	Power of attorney.

*	To be filed by amendment.
†	Previously filed.